LEGAL_43599610.5 23940/284406 SECOND AMENDMENT TO CREDIT AGREEMENT This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made as of May 14, 2024, among Lithia Master LP Company, LP (the “Master Borrower”), each of the Subsidiaries and Affiliates of the Master Borrower listed on the signature page of this Amendment (together with the Master Borrower, each a “Borrower” and any two or more the “Borrowers”), Lithia Master GP Company, Inc. and each the other General Partners of the Borrowers, The Bank of Nova Scotia, Royal Bank of Canada, Bank of Montreal, The Toronto- Dominion Bank, VW Credit Canada, Inc. and BMW Group Financial Services, a division of BMW Canada Inc. (the “Lenders”), The Bank of Nova Scotia, in its capacity as Administrative Agent (the “Administrative Agent”) and The Bank of Nova Scotia, in its capacity as Sole Lead Arranger, Sole Bookrunner and Sole Syndication Agent. RECITALS: A. Reference is hereby made to the Credit Agreement made as of June 3, 2022 among, inter alios, the Master Borrower, certain Subsidiaries of the Master Borrower , the Lenders and the Administrative Agent (as amended by that First Amendment to Credit Agreement made as of March 18, 2024, the “Original Credit Agreement”, and the Original Credit Agreement, as amended by this Amendment and as may be further restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). B. The Master Borrower and the other Borrowers have requested that the Administrative Agent and the Lenders agree to (a) the amendments to Original Credit Agreement set forth herein, (b) establishing a new wholesale flooring facility as “Wholesale Flooring B Facility”, and (c) adding L817, Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “New Borrower”) as a “Borrower” under the new “Wholesale Flooring B Facility”, in each case, subject to the terms and conditions set forth in this Amendment. C. The Lenders that are signatories to this Amendment, constituting all the Lenders under the Credit Agreement, have agreed to the amendments to the Original Credit Agreement set forth herein. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein has the meaning assigned to such term in the Credit Agreement. The rules of construction and other interpretive provisions specified in Sections 1.2 to 1.13 of the Credit Agreement shall apply to this Amendment, including terms defined in the preamble and recitals hereto. Section 2. Amendment. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below: 2 LEGAL_43599610.5 23940/284406 (a) The Original Credit Agreement (excluding the signature pages attached thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed and marked copy of the Credit Agreement attached as Annex A hereto. For the avoidance of doubt, the Credit Agreement is not being restated, replaced or novated, it being agreed that the attachment hereto of the conformed and marked copy thereof is for convenience only. Section 3. New Borrower Joinder. New Borrower agrees that (a) it shall be a “Wholesale Flooring B Borrower”, “Borrower” (but only to the extent applicable to a Lithia Canada Dealer), “Lithia Canada Dealer”, “Lithia Canada Dealer Obligor” and “Obligor” (but only to the extent applicable to a Lithia Canada Dealer Obligor), (each as defined in the Credit Agreement); and (b) all references to “Wholesale Flooring B Borrower”, “Borrower”, “Lithia Canada Dealer”, “Lithia Canada Dealer Obligor” and “Obligor” in the Credit Agreement shall be deemed to, and are hereby amended to, include and refer to New Borrower (as well as the other Persons to which the applicable term refers) from and after the date hereof. New Borrower hereby consents and agrees to all of the terms of the Credit Agreement and the other Loan Documents to which it is a party, and by execution of this Agreement hereby agrees that from and after the date hereof it shall be a party to and shall be bound by and liable for, each and all of the terms, restrictions, obligations, covenants and conditions of the Credit Agreement and the other Loan Documents which are applicable to a “Wholesale Flooring B Borrower”, “Borrower” (but only to the extent applicable to a Lithia Canada Dealer) and “Obligor” (but only to the extent applicable to a Lithia Canada Dealer Obligor). Section 4. Representation and Warranties of New Borrower. New Borrower represents and warrants to Agent and the Lenders that the execution, delivery and performance by it of this Agreement, the Security Documents (Lithia Canada Dealer) and the other Loan Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary or proper corporate, shareholder or other action, (c) do not conflict with, result in a breach or violation of, or constitute a default under, its constating documents, any unanimous shareholders’ agreement applicable to it or any Applicable Law, (d) do not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by any Material Contract, in each case, to the extent that such conflict, breach, termination, default or termination would reasonably be expected to have a Material Adverse Effect, and (e) do not and will not result in the creation of any Lien, except as set out in the Security Documents (Lithia Canada Dealer), upon any of its assets or properties under any Material Contract. Section 5. Conditions to Effectiveness. This Amendment shall become effective on the first date (the “Second Amendment Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived by the Administrative Agent) in accordance with the terms herein: (a) Delivery of Documents. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, each of the following: (i) this Amendment, executed by the Administrative Agent, each of the Obligors and each of the Lender hereto, constituting all the Lenders;

3 LEGAL_43599610.5 23940/284406 (ii) the Security Documents (Lithia Canada Dealer) set out in Section 7.2 of the Credit Agreement (as amended hereby), respectively, duly executed and delivered by New Borrower; (iii) any estoppels, no-interest letters or acknowledgments in respect of third-party Liens against New Borrower (or any of its assets or property), as may be required by the Administrative Agent; (iv) a certificate of New Borrower executed by a Responsible Officer of New Borrower, certifying: (A) the names and the specimen signatures of the Persons authorized to sign the Loan Documents; (B) that the constating documents and the by-laws of New Borrower, which in each case shall be attached thereto, are complete and correct copies and that such constating documents, by-laws and limited partnership agreement (if applicable) have not been amended, modified or supplemented except as attached thereto and are in full force and effect, and (C) the directors’ resolutions of New Borrower and all other corporate and partnership authorizations (if applicable) necessary to authorize the execution and delivery of and the performance by New Borrower of its obligations under this Agreement, the Credit Agreement the Security Documents (Lithia Canada Dealer) and the other Loan Documents to which it is a party and all the transactions contemplated thereby; (v) a certificate of status, good standing, or equivalent in respect of New Borrower issued under the laws of the applicable jurisdictions in which New Borrower was incorporated or formed, as the case may be; (vi) legal opinions of counsel to New Borrower in all relevant jurisdictions, in each case, addressed to the Administrative Agent and each Lender with respect to, inter alia, as applicable, due authorization, execution, delivery by, and enforceability against, New Borrower of the Loan Documents executed and delivered by the New Borrower and, with respect to the Province of Ontario, the creation of a valid security interest and the perfection, by way of registration, of such security interests (with respect to the Lithia Canada Dealer GSA), subject to usual and customary assumptions and qualifications; and (vii) such other documents as the Administrative Agent and the Lenders may reasonably require in connection with the Credit Facilities. (b) Registration of Security Documents. All registrations, recordings and filings of or with respect to the Security Documents (Lithia Canada Dealer) which in the opinion of counsel to the Administrative Agent are necessary to render effective and perfected, or to give notice of, the security intended to be created thereby shall have been completed and continue to be in effect. 4 LEGAL_43599610.5 23940/284406 (c) Insurance. The Administrative Agent shall have received duly executed certificate(s) of insurance evidencing the insurance required under this Agreement showing first loss payable to the Administrative Agent and showing the Administrative Agent as an additional insured under all liability policies. (d) No Material Adverse Change. No Material Adverse Change with respect to any of the Obligors shall have occurred since September 30, 2023. (e) Searches. The Administrative Agent shall have received satisfactory Lien, Tax and judgment searches against New Borrower in such jurisdictions and offices as reasonably determined by the Administrative Agent. (f) No Litigation. There shall exist no judicial, administrative or other proceeding, investigation or litigation that has, or would reasonably be expected to have, a Material Adverse Effect with respect to the Lithia Canada Dealers. (g) Fees. All fees payable in accordance with this Agreement and the other Loan Documents, including reasonable legal fees and disbursements of counsel to the Arranger and Administrative Agent, due and payable, shall have been paid to the Administrative Agent (h) Approvals. The Administrative Agent shall have received confirmation satisfactory to the Administrative Agent that all Governmental Approvals necessary in connection with this Agreement, the Credit Agreement, the Credit Facilities and the continuing operations of New Borrower have been obtained. (i) Due Diligence. The Arranger, Administrative Agent and Lenders shall have completed their business and legal due diligence with results satisfactory to them, including satisfactory review of the legal and organizational structure of New Borrower. (j) Prior Indebtedness. The Administrative Agent and the Lenders shall have received and be satisfied that all prior Debt of New Borrower, Liens and security in connection therewith, except for Permitted Debt and Permitted Liens, have been paid in full and terminated. (k) Know Your Client. The Administrative Agent and each of the Lenders shall have received, all documentation and information in respect of New Borrower, including their ownership and structure, and their respective authorized signing officers, including addresses and verified personal identification, as the Administrative Agent and Lenders may reasonably require in respect of Credit Facilities, including in respect of compliance with applicable “know your customer” and anti money laundering rules and regulations, including, without limitation, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act. Section 6. Conditions Precedent to Initial Borrowing under Wholesale Flooring B Facility. The obligations of the Lenders to make available to the Lithia Canada Dealers the initial Borrowing under the Wholesale Flooring B Facility is subject to and conditional upon the following: (a) satisfaction of the Conditions to Effectiveness set out in Section 5 of this Amendment;

5 LEGAL_43599610.5 23940/284406 (b) delivery to the Administrative Agent of a Compliance Certificate dated as of the date of the initial Borrowing under the Wholesale Flooring B Facility, (c) confirmation that, but for the payment of the purchase price thereunder, all other conditions precedent to the closing of the Purchase Transaction (as defined below) have been satisfied, and that, upon payment of such purchase price, the Purchase Transaction will close, and (d) all Liens registered against the Seller (as defined below) and its assets under the Bank Act (Canada) and the PPSA have been discharged, or undertakings satisfactory to the Agent, acting reasonably, from such secured parties to provide such discharges. Section 7. Consent to Acquisition. The Agent and Lenders consent to the acquisition by the New Borrower (through Lithia Motors, Inc.) of certain assets of the Pine View Auto Sales, Inc. (the “Seller”) and the assumption of certain liabilities of the Seller (the “Purchase Transaction”) in accordance with the terms and conditions set forth in that certain asset purchase agreement entered into the 27th day of February, 2024 in by and between, inter alios, Seller and Lithia Motors, Inc. Section 8. Reaffirmation; Release. By signing this Amendment: (a) Each Obligor affirms that the representations and warranties in each of the existing Loan Documents are true and correct in all material respects as of the date hereof (except that such representations and warranties that speak as of a specified date or period of time shall be true and correct in all material respects only as of such date or period of time), and agree that (i) except as amended previously or in connection herewith, each Loan Document is valid and enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or limiting creditors’ rights generally or by equitable principles) and (ii) such Obligor has no claims, defenses, setoffs, counterclaims or claims for recoupment against Administrative Agent, the Lenders, the Indemnified Persons (as defined below) or the indebtedness and obligations represented by the Loan Documents. (b) Each Obligor hereby releases, acquits, and forever discharges the Administrative Agent, each Lender, their respective parent corporations, affiliates, subsidiaries, successors, assigns, officers, directors, employees, agents, attorneys and advisors (collectively, “Indemnified Persons”), and each of them, of and from any and all liability, claims, demands, damages, actions, causes of action, defenses, counterclaims, setoffs, or claims for recoupment of whatsoever nature, whether known or unknown, from the beginning of time to the date of this Amendment, whether in contract or tort or otherwise, arising directly or indirectly from, or in any way related to the Loan Agreement, this Amendment and the other Loan Documents, any other indebtedness or obligations of any Obligor to the Administrative Agent or any one or more of the Lenders or to the relationship between any Obligor and the Administrative Agent, any Lender, or the Indemnified Persons. (c) This Amendment is not a novation of the Credit Agreement or of any credit facility or guarantee provided thereunder or in respect thereof. Notwithstanding that the cover page of the Credit Agreement is dated “as of June 3rd, 2022” and Section 8.1 of the Credit Agreement attached hereto contains those conditions which were applicable to the initial Closing Date of June 3rd, 2022, 6 LEGAL_43599610.5 23940/284406 the changes to the Credit Agreement effected by this Amendment shall be effective as of the satisfaction to the conditions effectiveness set forth in Section 5 of this Amendment. The signature pages contained may be left off the Credit Agreement attached hereto. Section 9. References. On and after the effective date of this Amendment, all references in the Credit Agreement and the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Section 10. Representations and Warranties. By signing this Amendment, each applicable Obligor represents and warrants to the Administrative Agent and the Lenders as follows: (a) Authorization. (i) It has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”), (ii) its execution, delivery and performance of this Amendment and the other Loan Documents to be executed, delivered or performed by it have been duly authorized by all necessary entity action, do not require the approval of any governmental agency or other Person, do not contravene any law, regulation, rule, order, or restriction of any Governmental Authority binding on it or its articles of incorporation or other organizational documents, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected, and (ii) this Amendment has been duly executed and delivered by each Obligor and this Amendment and the Amended Agreement are the legally valid and binding obligations of each Obligor, enforceable against such Obligor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or limiting creditors’ rights generally or by equitable principles. (b) Absence of Default. No Default, Event of Default, Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer) has occurred and is continuing or will exist after giving effect to the transactions contemplated by this Amendment. (c) Confirmation of Representations and Warranties. Each of the representations and warranties made by any applicable Obligor in or pursuant to the Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (except that, in each case, any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” are true and correct in all respects). Section 11. Expenses. Borrowers shall pay all reasonable costs, fees and expenses (including without limitation, reasonable legal fees of the Administrative Agent’s counsel) incurred by Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other document required to be furnished herewith. Section 12. Recitals. The Recitals are hereby incorporated herein. Section 13. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed

7 LEGAL_43599610.5 23940/284406 counterpart of a signature page of this Amendment by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. Section 14. Electronic Execution of Amendment. The words “execution”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be. Section 15. Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof. [Signature Pages Follow] [Signature Page to Second Amendment to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written. “Administrative Agent” THE BANK OF NOVA SCOTIA, as Administrative Agent By: Name: Voula Karidis Title: Managing Director By: Name: Venita Ramjattan Title: Associate

[Signature Page to Second Amendment to Credit Agreement] “Lenders” THE BANK OF NOVA SCOTIA, as a Lender and an L/C Issuer By: Name: Title: By: Name: Title: BANK OF MONTREAL, as a Lender By: Name: Title: By: Name: Title: ROYAL BANK OF CANADA, as a Lender By: Name: Title: By: Name: Title: Jeff Cattrysse Director Dave Comeau Director

[Signature Page to Second Amendment to Credit Agreement] THE TORONTO-DOMINION BANK, as a Lender By: Name: Title: By: Name: Title: BMW GROUP FINANCIAL SERVICES, a division of BMW CANADA INC. By: Name: Title: By: Name: Title: VW CREDIT CANADA, INC. By: Name: Title: By: Name: Title: Mike Bernard Senior Manager Commercial Credit - TD Auto Finance Richard Klump AVP, Strategic Accounts - TD Auto Finance

[Signature Page to Second Amendment to Credit Agreement] THE TORONTO-DOMINION BANK, as a Lender By: Name: Title: By: Name: Title: BMW GROUP FINANCIAL SERVICES, a division of BMW CANADA INC. By: Name: Title: By: Name: Title: VW CREDIT CANADA, INC. By: Name: Title: By: Name: Title: John Shapardanov Senior Director, Sales & Marketing

LEGAL_43599610.5 23940/284406 ANNEX A Conformed Copy of Credit Agreement [See attached]

CREDIT AGREEMENT

Made as of June 3rd, 2022

Among

LITHIA MASTER LP COMPANY, LP
together with certain of its subsidiaries and affiliates as may become Borrowers from time to time
(the "**Borrowers**")

and

LITHIA MASTER GP COMPANY, INC.
together with the other General Partners of certain of the Borrowers from time to time, as Obligors

and

THE BANK OF NOVA SCOTIA, ROYAL BANK OF CANADA, BANK OF MONTREAL, THE TORONTO-DOMINION BANK, VW CREDIT CANADA, INC. and BMW GROUP FINANCIAL SERVICES, A DIVISION OF BMW CANADA INC.
and such other persons as become parties hereto as lenders
(the "**Lenders**")

and

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent
(the "**Administrative Agent**")

and

THE BANK OF NOVA SCOTIA
in its capacity as Sole Lead Arranger, Sole Bookrunner and Sole Syndication Agent

mcmillan

CREDIT AGREEMENT

LEGAL_43503785.7

TABLE OF CONTENTS

Page

ARTICLE 1 – INTERPRETATION .... ~~2~~1
Section 1.1 Certain Defined Terms .... ~~2~~1
Section 1.2 Terms Generally .... ~~43~~48
Section 1.3 Business Day .... ~~43~~49
Section 1.4 Conflict .... ~~43~~49
Section 1.5 Currency .... ~~44~~49
Section 1.6 Time .... ~~44~~49
Section 1.7 Accounting Principles and Terms .... ~~44~~49
Section 1.8 Canadian Interest Rates .... ~~44~~50
Section 1.9 Officer's Certificate .... ~~45~~51
Section 1.10 Several Obligations 51
Section ~~1.10~~1.11 Headings and Table of Contents .... ~~45~~51
Section ~~1.11~~1.12 Time of Day .... ~~45~~51
Section ~~1.12~~1.13 Governing Law .... ~~45~~51
Section ~~1.13~~1.14 Severability .... ~~46~~51
Section ~~1.14~~1.15 Schedules .... ~~46~~52
ARTICLE 2 - THE CREDIT FACILITIES .... ~~46~~52
Section 2.1 Revolving Facility .... ~~46~~52
Section 2.2 Wholesale Flooring Facility .... ~~50~~56
Section 2.3 Used Vehicle Flooring Facility .... ~~53~~60
Section 2.4 Wholesale Leasing Facility .... ~~55~~62
Section 2.5 Daily Rental Facility .... ~~56~~63
Section 2.6 Accordion Feature .... ~~56~~63
Section 2.7 Reallocation of Commitments .... ~~58~~65
Section 2.8 Obligations of the Lenders and the Administrative Agent .... ~~59~~66
ARTICLE 3 - BORROWING PROCEDURES .... ~~59~~67
Section 3.1 General .... ~~59~~67
Section 3.2 CORRA Loans .... ~~61~~69
Section 3.3 Letters of Credit .... ~~62~~70
Section 3.4 Conversion Option .... ~~68~~76
Section 3.5 Conversion and Rollover Not Repayment .... ~~69~~76
Section 3.6 Determination Final .... ~~69~~76
Section 3.7 Mandatory Conversion .... ~~69~~76

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Section 3.8 Deposit of Proceeds of Loans ~~69~~77
Section 3.9 Administrative Agent May Debit Accounts ~~69~~77
Section 3.10 Evidence of Obligations ~~69~~77
Section 3.11 Borrowers' Right to Rely on Administrative Agent ~~69~~77
ARTICLE 4 - INTEREST, FEES AND EXPENSES ~~70~~77
Section 4.1 Interest on Prime Loans ~~70~~77
Section 4.2 CORRA Loans ~~70~~78
Section 4.3 Pricing Grid ~~70~~78
Section 4.4 Standby Fees ~~71~~79
Section 4.5 Agent Fees ~~72~~79
Section 4.6 Supplemental Fee Letter ~~72~~80
Section 4.7 Interest on Overdue Amounts ~~72~~80
Section 4.8 Interest Act ~~72~~80
Section 4.9 Limit on Rate of Interest ~~72~~80
Section 4.10 Increased Costs ~~73~~81
Section 4.11 Taxes ~~74~~82
Section 4.12 Mitigation Obligations: Replacement of Lenders ~~77~~85
Section 4.13 Illegality ~~78~~86
Section 4.14 Compensation for Losses ~~79~~87
Section 4.15 Canadian Benchmark Replacement Setting ~~79~~87
Section 4.16 Inability to Determine Rates for CORRA Loans ~~81~~89
Section 4.17 Term CORRA Loan Availability Restrictions 90
ARTICLE 5 - REDUCTION AND REPAYMENT ~~82~~90
Section 5.1 Term and Maturity ~~82~~90
Section 5.2 Extension of Termination Date ~~82~~90
Section 5.3 Repayment Terms – Final Maturity Date ~~85~~93
Section 5.4 Mandatory Repayment ~~85~~93
Section 5.5 Mandatory Prepayment ~~85~~94
Section 5.6 Voluntary Prepayment ~~86~~94
Section 5.7 Bulk Prepayments under Wholesale Flooring A Facility ~~86~~95
Section 5.8 Cancellation; Commitment Reductions ~~87~~96
ARTICLE 6 - PAYMENTS ~~87~~96
Section 6.1 Payments Generally ~~87~~96
Section 6.2 No Setoff ~~87~~96
Section 6.3 Application of Payments After Exercise of Rights Under Section ~~11.2~~11.3 and Section 11.4 ~~88~~96

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ARTICLE 7 - SECURITY DOCUMENTS ~~88~~98
Section 7.1 Security Documents ~~88~~98
Section 7.2 Security Documents (Lithia Canada Dealer) 98
ARTICLE 8 - CONDITIONS PRECEDENT ~~89~~99
Section 8.1 Conditions Precedent to Borrowings ~~89~~99
Section 8.2 Conditions Precedent to All Borrowings ~~91~~101
Section 8.3 Waiver of a Condition Precedent ~~92~~102
ARTICLE 9 – REPRESENTATIONS AND WARRANTIES ~~92~~103
Section 9.1 Representations and Warranties ~~92~~103
Section 9.2 Representations and Warranties (Lithia Canada Dealers) 106
Section ~~9.2~~9.3 Deemed Repetition ~~96~~110
ARTICLE 10 – COVENANTS ~~96~~111
Section 10.1 Affirmative Covenants of the Borrowers ~~96~~111
Section 10.2 Negative Covenants of the Borrowers ~~100~~115
Section 10.3 Financial Covenants ~~102~~118
Section 10.4 Accounting, Financial Statements and Other Information ~~103~~119
ARTICLE 11 – DEFAULT, ENFORCEMENT & ACCELERATION ~~105~~121
Section 11.1 Events of Default ~~105~~121
Section 11.2 Events of Default (Lithia Canada Dealer) 124
Section ~~11.2~~11.3 Rights upon Default and Event of Default ~~108~~128
Section 11.4 Rights upon Default (Lithia Canada Dealer) and Event of Default (Lithia Canada Dealer) 128
Section ~~11.3~~11.5 Demand ~~109~~129
Section ~~11.4~~11.6 Waiver of Default ~~109~~130
ARTICLE 12 – REMEDIES ~~109~~130
Section 12.1 Remedies Cumulative ~~109~~130
Section 12.2 Remedies Not Limited ~~110~~131
Section 12.3 Sharing of Payments by Lenders ~~110~~131
Section 12.4 Right of Setoff ~~111~~132
Section 12.5 Administrative Agent or Lender May Perform Covenants ~~111~~133
Section 12.6 Decision to Enforce Security Documents ~~111~~133
Section 12.7 Decision to Enforce Security Documents (Lithia Canada Dealer) 133
ARTICLE 13 – THE ADMINISTRATIVE AGENT AND THE LENDERS ~~112~~133
Section 13.1 Appointment and Authority ~~112~~133
Section 13.2 Rights as a Lender ~~112~~134
Section 13.3 Exculpatory Provisions ~~112~~134

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Section 13.4 Reliance by Administrative Agent ~~113~~135
Section 13.5 Indemnification of Administrative Agent ~~114~~136
Section 13.6 Delegation of Duties ~~114~~136
Section 13.7 Replacement of Administrative Agent ~~114~~136
Section 13.8 Non-Reliance on Administrative Agent and Other Lenders ~~115~~137
Section 13.9 Collective Action of the Lenders ~~115~~137
Section 13.10 No Other Duties, etc. ~~116~~138
Section 13.11 Administrative Agent's Clawback ~~116~~138
Section 13.12 Erroneous Payments ~~117~~139
Section 13.13 Arrangements for Borrowings ~~120~~142
Section 13.14 Arrangements for Repayment of Borrowings ~~120~~142
Section 13.15 No Partnership ~~120~~142
Section 13.16 Administrative Agent May Deal With Collateral ~~120~~142
Section 13.17 Indemnity of Administrative Agent ~~121~~143
ARTICLE 14 - SUCCESSORS AND ASSIGNS ~~121~~143
Section 14.1 Successors and Assigns Generally ~~121~~143
Section 14.2 Assignments by Lenders ~~121~~143
Section 14.3 Register ~~122~~144
Section 14.4 Participations ~~123~~145
Section 14.5 Limitations Upon Participant Rights ~~123~~145
Section 14.6 Certain Pledges ~~123~~145
ARTICLE 15 – MISCELLANEOUS ~~123~~145
Section 15.1 Amendments, Waivers, etc. ~~123~~145
Section 15.2 Waivers Effective in Specific Instance ~~125~~147
Section 15.3 No Deemed Subordination ~~125~~147
Section 15.4 Notices: Effectiveness; Electronic Communication ~~125~~148
Section 15.5 Further Assurances ~~127~~149
Section 15.6 Judgment Currency ~~127~~149
Section 15.7 Exercise of Rights, etc. ~~127~~149
Section 15.8 Expenses: Indemnity: Damage Waiver ~~127~~149
Section 15.9 Submission to Jurisdiction ~~129~~151
Section 15.10 WAIVER OF JURY TRIAL ~~129~~151
Section 15.11 Counterparts ~~129~~152
Section 15.12 Treatment of Certain Information: Confidentiality ~~130~~152

Schedule 1.1(1) – Accordion Agreement

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Schedule 1.1(~~16~~17) – Applicable Percentage
Schedule 1.1(~~18~~19) – Assignment and Assumption
Schedule 1.1(~~26~~27) – Branch of Account
Schedule 1.1(~~52~~54) – Commitments
Schedule 1.1(~~55~~57) – Compliance Certificate
Schedule 1.1(~~74~~78) – Daily Rental Borrowing Base Certificate
Schedule 1.1(~~142~~149) – Joinder Agreement
Schedule 1.1(~~179~~194) – Officer's Certificate
Schedule 1.1(~~203~~219) – Revolving Borrowers
Schedule 1.1(~~205~~221) – Revolving Borrowing Base Certificate
Schedule 1.1(~~238~~255) – Used Vehicle Flooring Borrowing Base Certificate
Schedule 1.1(~~246~~264) – Wholesale Flooring A Borrowers and Wholesale Flooring B Borrowers
Schedule 1.1(~~256~~277) – Wholesale Leasing Borrowing Base Certificate
Schedule 3.1(1)(a) – Notice of Requested Borrowing
Schedule 3.3(3)(b) – Letter of Credit Extension Request
Schedule 3.3(11) – Existing L/Cs
Schedule 3.4 – Conversion Option Notice
Schedule 5.6 – Notice of Repayment
Schedule 5.8 – Notice of Cancellation of Credit Facility
Schedule 9.1(8) – Owned Property / Owned Property (Lithia Canada Dealer)
Schedule 9.1(9) – Real Property Leases / Real Property Leases (Lithia Canada Dealer)
Schedule 9.1(11) – Location of Assets, Places of Business
Schedule 9.1(17) – Canadian Benefit and Pension Plans
Schedule 9.1(18) – Labour Matters
Schedule 9.1(20) – Corporate Organization

CREDIT GREEMENT
LEGAL_43503785.7

CREDIT AGREEMENT LEGAL_43503785.7 CREDIT AGREEMENT This Agreement is made as of June 3rd 2022, among LITHIA MASTER LP COMPANY, LP together with certain of its subsidiaries and affiliates as may become Borrowers from time to time (the “Borrowers”) and LITHIA MASTER GP COMPANY, INC. together with the other General Partners of certain of the Borrowers from time to time, as Obligors and THE BANK OF NOVA SCOTIA, ROYAL BANK OF CANADA, BANK OF MONTREAL, THE TORONTO- DOMINION BANK, VW CREDIT CANADA, INC. and BMW GROUP FINANCIAL SERVICES, A DIVISION OF BMW CANADA INC. and such other persons as become parties hereto as lenders (the “Lenders”) and THE BANK OF NOVA SCOTIA in its capacity as Administrative Agent (the “Administrative Agent”) and THE BANK OF NOVA SCOTIA in its capacity as Sole Lead Arranger, Sole Bookrunner and Sole Syndication Agent RECITALS FOR VALUE RECEIVED, the parties agree as follows: A. The Borrowers have requested that the Lenders make the Credit Facilities available. B. Each Lender is prepared to make Borrowings available to the Borrowers, subject to the terms and conditions of this Agreement. ARTICLE 1 – INTERPRETATION Section 1.1 Certain Defined Terms The terms defined below shall have the indicated meanings unless the context expressly or by necessary implication requires otherwise: CREDIT AGREEMENT LEGAL_43503785.7 (1) “Accordion Agreement” means an agreement in the form of Schedule 1.1(1) (or in such other form to substantially similar effect as the Administrative Agent may accept) duly completed, executed and delivered by the Master LP Borrowers, an Accordion Lender, and the Administrative Agent pursuant to Section 2.6. (2) “Accordion Lender” means a Lender that has agreed to accept an increase to such Lender’s Applicable Percentage of the Revolving Limit, the Wholesale Flooring A Facility Limit, the Used Vehicle Flooring Facility Limit, the Wholesale Leasing Limit and/or the Daily Rental Limit, as applicable, pursuant to and in accordance with Section 2.6(b). (3) “Accordion Notice” has the meaning given to it in Section 2.6(a). (4) “Acquisition” means the following: (a) with respect to any Person that is a Designated Subsidiary, the acquisition (whether for cash, property, services, securities or otherwise) of any businesses within the retail automotive and/or recreational vehicle sectors, automotive, recreational vehicle leasing and finance sectors, any dealerships, any automotive body shops, any automotive and/or recreational vehicle service shops, and in each case any ancillary businesses related thereto, in each case, located within Canada or the United States of America or any agreements to make such acquisition. (b) with respect to any Person that is a Non-Designated Subsidiary, the acquisition (whether for cash, property, services, securities or otherwise) of any businesses within the retail automotive and/or recreational vehicle sectors, equipment (including heavy and agricultural equipment) sales and service sector, automotive, equipment and recreational vehicle leasing and finance sectors, any dealerships, any automotive body shops, any automotive and/or recreational vehicle service shops, any motor vehicle registry services, and in each case any ancillary businesses related thereto, in each case, located within Canada or the United States of America or any agreements to make such acquisition. (5) “Adjusted Daily Compounded CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation plus (b) the Daily Compounded CORRA Adjustment; provided that if Adjusted Daily Compounded CORRA as so determined shall ever be less than the Canadian Floor, then Adjusted Daily Compounded CORRA shall be deemed to be the Canadian Floor. (6) “Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Canadian Floor, then Adjusted Term CORRA shall be deemed to be the Canadian Floor. (7) “Administrative Agent” means The Bank of Nova Scotia when acting as administrative agent and any successor administrative agent appointed under Section 13.7. (8) “Administrative Agent’s Account for Payments” means for all payments for and by the Borrowers, the following account maintained by the Administrative Agent at its Toronto main branch, to which payments and transfers are to be effected as follows:

CREDIT AGREEMENT LEGAL_43503785.7 Item Canadian Dollars Clearing Agent / Payment To The Bank of Nova Scotia, International Banking Division Address 150 King Street West, 6th Floor Toronto, Ontario M5H 1J9 ABA No./ Swift NOSCCATT Beneficiary / For Account Of The Bank of Nova Scotia, Global Wholesale Operations – Loan Administration Address / Branch 150 King Street West, 6th Floor Toronto, Ontario M5H 1J9 Account No. 0023902-64 Reference Lithia Attention Manager or any other account of the Administrative Agent as the Administrative Agent may from time to time advise the Borrowers and the Lenders in writing. (9) “Administrative Agent’s Branch of Account” means the office of the Administrative Agent located at: The Bank of Nova Scotia Global Wholesale Operations – Loan Administration 150 King Street West, 6th Floor Toronto, Ontario M5H 1J9 Attn: Manager Email: corporatelending.agencyops@scotiabank.com or other office or branch of the Administrative Agent in Canada as the Administrative Agent may from time to time advise Master Borrower and the Lenders in writing. (10) “Administrative Questionnaire” means an administrative questionnaire supplied by the Administrative Agent. (11) “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. (12) “Agreed Currency” has the meaning given to it in Section 15.6. CREDIT AGREEMENT LEGAL_43503785.7 (13) “Agreement” means this agreement, including the Schedules hereto, as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time. (14) “Applicable Borrowers” means, with respect to any Borrowing, Credit Facility or any other obligation hereunder or any matter pertaining or relating to such Borrowing, Credit Facility or other obligation, the Borrowers that are permitted to borrower under such Borrowing or Credit Facility or are otherwise the primary obligors with respect to such other obligation, and “Applicable Borrower” means any one of such Borrowers (15) (14) “Applicable Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgment, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law. (16) (15) “Applicable Margin” shall have the meaning given to it in Section 4.3. (17) (16) “Applicable Percentage” means for any Lender the percentage of each Credit Facility set forth opposite each Lender’s name in Schedule 1.1(1617) . If any Credit Facility has terminated or expired, the Applicable Percentages shall be the percentage of the total outstanding Loans represented by such Lender’s Loans for such Facility. (18) (17) “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. (19) (18) “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Schedule 1.1(1819) or any other form approved by the Administrative Agent. (20) (19) “Associate” has the meaning given to it in the Canada Business Corporations Act. (21) (20) “Bankruptcy Event” means, with respect to any Person, such Person files a petition or application seeking relief under any Insolvency Law or becomes the subject of a bankruptcy or insolvency proceeding, or has had an interim receiver, receiver, receiver and manager, liquidator, sequestrator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within Canada or the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. (22) (21) “BNS” means The Bank of Nova Scotia.

CREDIT AGREEMENT LEGAL_43503785.7 (23) (22) “BNS Credit Agreement” means the commitment letter dated August 30, 2021 among, inter alios, BNS, Master Borrower and certain Subsidiaries of Master Borrower, as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time up to the Closing Date. (24) (23) “Borrowers” means Master Borrower and each, certain of its Subsidiaries and Affiliates signatory hereto, or as may become Borrowers by the execution and delivery to the Administrative Agent of a completed Joinder Agreement, or a singular Borrower where the context requires, and shall mean all. For greater certainty, the Lithia Canada Dealers shall constitute Borrowers jointly and severally. (25) (24) “Borrowers’ Account” means an account or accounts of the Borrowers (or any of them) maintained with the Administrative Agent in Canada. (26) (25) “Borrowing” means an extension of credit under this Agreement, by way of Loan or Letter of Credit. (27) (26) “Branch of Account” means, with respect to each Lender, the branch of the Lender at the address set out opposite the Lender’s name on Schedule 1.1(2627) or other branch as the Lender may advise Master Borrower and the Administrative Agent in writing. (28) (27) “Bulk Credit” has the meaning given to it in Section 5.7. (29) (28) “Bulk Pre-PaymentCredit Cap” has the meaning given to it in Section 5.7. (30) (29) “Bulk Prepayments” means a repayment program allowing a Wholesale Flooring A Borrower to make lump sum payments from time to time in repayment of outstanding Loans under the Wholesale Flooring A Facility (without allocating such repayment to specific Loans for New Motor Vehicles). (31) (30) “Business Day” means a day on which chartered banks are open for over-the- counter business in Toronto and excludes Saturday, Sunday and any other day which is a statutory holiday in Toronto, Ontario, Canada. (32) (31) “Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (x) if such Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark (or component thereof) that is or may be used for determining the length of a Contract Period herein or (y) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Canadian Benchmark pursuant to this Agreement. (33) (32) “Canadian Benchmark” means, initially, the Term CORRA Reference Rate or Daily Compounded CORRA, as the case may be; provided that if a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, Daily Compounded CORRA, or the then-current Canadian Benchmark, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.15(1). (34) (33) “Canadian Benchmark Replacement” means, with respect to any Canadian Benchmark Transition Event: CREDIT AGREEMENT LEGAL_43503785.7 (a) where a Canadian Benchmark Transition Event has occurred with respect to Term CORRA Reference Rate, Daily Compounded CORRA; and (b) where a Canadian Benchmark Transition Event has occurred with respect to a Canadian Benchmark other than the Term CORRA Reference Rate, the sum of: (i) the alternate Canadian Benchmark rate that has been selected by the Agent and Master Borrower giving due consideration to (A) any selection or recommendation of a replacement Canadian Benchmark rate or the mechanism for determining such a rate by the Relevant Canadian Governmental Body or (B) any evolving or then-prevailing market convention for determining a Canadian Benchmark rate as a replacement to the then-current Canadian Benchmark for Canadian Dollar-denominated syndicated credit facilities and (ii) the related Canadian Benchmark Replacement Adjustment. If the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Canadian Floor, the Canadian Benchmark Replacement will be deemed to be the Canadian Floor for the purposes of this Agreement and the other Loan Documents. (35) (34) “Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Canadian Benchmark with an Unadjusted Canadian Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Master Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement by the Relevant Canadian Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement for Canadian Dollar-denominated syndicated credit facilities at such time. (36) (35) “Canadian Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Canadian Benchmark: (a) in the case of clause (a) or (b) of Section 1.1(3637) the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or (b) in the case of clause (c) of Section 1.1(3637) the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.

CREDIT AGREEMENT LEGAL_43503785.7 For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof). (37) (36) “Canadian Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Canadian Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Canadian Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component), which states that the administrator of such Canadian Benchmark (or such component) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof). (38) (37) “Canadian Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Canadian Benchmark Replacement Date has occurred if, at such time, no Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.15 and (b) ending at the time that a Canadian Benchmark Replacement has replaced the then-current CREDIT AGREEMENT LEGAL_43503785.7 Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.15. (39) (38) “Canadian Benefit Plans” means all material employee benefit plans or arrangements maintained or contributed to by any Obligor that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of any Obligor participate or are eligible to participate but excluding all stock option or stock purchase plans. (40) (39) “Canadian Black Book” means that publication that provides, inter alia, values for New Motor Vehicles and Used Motor Vehicles in Canada. (41) (40) “Canadian Conforming Changes” means, with respect to the use or administration of a Canadian Benchmark or the use, administration, adoption or implementation of any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “Contract Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of requests for Borrowing or prepayment, Conversion or Rollover notices, the applicability and length of lookback periods, the applicability of Section 4.14 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). (42) (41) “Canadian Dollars” and the symbols “$” and “Cdn$” each means lawful money of Canada. (43) (42) “Canadian Floor” means a rate of interest equal to 0.00%. (44) (43) “Canadian Pension Plans” means any pension plan required to be registered under the ITA and contributed to by an Obligor for its employees, contractors or former contractors, including a pension plan within the meaning of the Pension Benefits Act (Ontario) but does not include the Canada Pension Plan maintained by the Government of Canada or the Quebec Pension Plan maintained by the Government of Quebec. (45) (44) “CAP Vehicle” means any New Motor Vehicle previously driven by manufacturer executives and representatives. (46) (45) “Capital Lease” means, with respect to a Person, any lease or other arrangement for the use of property or assets that would be required to be accounted for as a capital lease on a balance sheet of that Person in accordance with GAAP. The amount of any Capital Lease at any

CREDIT AGREEMENT LEGAL_43503785.7 date shall be the amount of the obligation in respect thereof required to be included on the balance sheet of the Person. (47) (46) “Cash Equivalent Investments” means (a) securities issued or fully guaranteed by the government of Canada, United States or any agency or instrumentality thereof, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000, (e) shares of money market mutual funds that are rated at least “AAAm” or “AAAG” by S&P or “P-1” or better by Moody’s, (f) Canadian Dollars or U.S. Dollars, and (g) other cash equivalent investments approved in writing by the Administrative Agent. (48) (47) “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any Applicable Law by any Governmental Authority. (49) (48) “Change of Control” means, at any time, (a) Master Borrower ceases to Control any of the other Master LP Borrowers; and (b) LITHIA MOTORS, INCLithia Motors, Inc. ceases to own, directly or indirectly, at least 50.1% of the voting shares of Master Borrower.; (c) Lithia Motors, Inc. ceases to own, directly or indirectly, at least 100% of the voting shares of Lithia Canada; and (d) Lithia Canada ceases to own, directly or indirectly, at least 100% of the voting shares of any Lithia Canada Dealer. (50) (49) “Claims” means all claims, demands, complaints, actions, suits, causes of action, assessments or reassessments, charges, judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, including loss of value, professional fees, including fees of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing. (51) (50) “Closing Date” means June 3rd, 2022. (52) (51) “Collateral” means the undertaking, property and assets covered by the Security Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by any Master LP Obligor that may at any time be or become subject to a Lien in favour of the Administrative Agent on behalf of the Lenders and L/C Issuer to secure any or all of the Obligations. (53) “Collateral (Lithia Canada Dealer)” means the undertaking, property and assets covered by the Security Documents (Lithia Canada Dealer) and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by any Lithia Canada Dealer Obligor that may at any time be or become subject to a Lien in favour of the Administrative Agent on behalf of the Lenders and L/C Issuer to secure any or all of the Obligations (Lithia Canada Dealer). (54) (52) “Commitment” means, in respect of each Lender from time to time, the aggregate amount of Loans that such Lender has agreed to make at that time as set out in CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(5254) to this Agreement (as such amounts may be increased, reduced or cancelled in accordance with the provisions of this Agreement). (55) (53) “Committed Credit Facility Limits” means, collectively, the Revolving Limit, the Used Vehicle Flooring Facility Limit, the Wholesale Leasing Limit, and the Daily Rental Limit. (56) (54) “Committed Facilities” means, collectively, the Revolving Facility, the Used Vehicle Flooring Facility, the Wholesale Leasing Facility, and the Daily Rental Facility. (57) (55) “Compliance Certificate” means a compliance certificate substantially in the form attached as Schedule 1.1(5557) signed by a Responsible Officer of Master Borrower. (58) (56) “Contaminant” means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of any of them that may (a) impair the quality of the environment for any use that can be made of it, (b) injure or damage property or plant or animal life, (c) harm or materially discomfort any Person, (d) adversely affect the health of any individual, (e) impair the safety of any individual, (f) render any property or plant or animal life unfit for use by man, or (g) cause loss of enjoyment of normal use of property, and includes any “contaminant” within the meaning assigned to such term in any Environmental Law. (59) (57) “Contingent Obligation” means any guarantee of Debt of any other Person or any agreement to maintain the net worth, working capital or other financial condition of any other Person in respect of such other Person’s Debt, whether direct, indirect or contingent, including, without limitation, any purchase or repurchase agreement, comfort letter, or keep-well, take-or- pay, through-put or other arrangement of whatever nature having the effect of assuring or holding harmless any Person against loss with respect to any Debt of such other Person; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person subject to such obligation. (60) (58) “Contracts in Transit” means all amounts due to a Borrower from any financial institution on retail finance contracts from vehicle sales, including amounts receivable from wholesale sales (excluding financial institutions or finance companies which are Affiliates of a Borrower). (61) (59) “Contract Period” means the period selected by the applicable Borrower in accordance with Section 3.1(1) commencing on the Drawdown Date, Rollover Date or Conversion Date, as applicable, and expiring on a Business Day, subject to the terms of Section 3.2(3) with respect to CORRA Loans. (62) (60) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings. (63) (61) “Conversion” means the conversion of an outstanding Borrowing, or a portion of an outstanding Borrowing, into an alternative type of Borrowing under Section 3.4.

CREDIT AGREEMENT LEGAL_43503785.7 (64) (62) “Conversion Date” means the Business Day that the Borrowers elects as the date on which a Conversion is to occur. (65) (63) “CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator). (66) (64) “CORRA Interest Date” means with respect to a CORRA Loan, the last day of the Contract Period of that CORRA Loan; provided that whenever a CORRA Interest Date would otherwise occur on a day other than a Business Day, it shall be extended to the next succeeding Business Day. (67) (65) “CORRA Loans” means Term CORRA Loans and Daily Compounded CORRA Loans. (68) (66) “Credit Facilities” means Revolving Facility, the Wholesale Flooring A Facility, the Wholesale Flooring B Facility, the Used Vehicle Flooring Facility, Wholesale Leasing Facility and Daily Rental Facility, and “Credit Facility” means any one of them. (69) (67) “Credit Facilities Hedge” means a Hedge Contract, which may be entered into between the Borrowers (or any of them) and any of the Lenders, provided to fix such Borrowers’ interest rate risk under the Credit Facilities (or any of them), in an aggregate notional amount not to exceed the principal amount of such Credit Facilities. (70) (68) “Credit Facility Limits” means the Revolving Limit, the Wholesale Flooring A Facility Limit, Wholesale Flooring B Facility Limit, the Used Vehicle Flooring Facility Limit, the Wholesale Leasing Limit and the Daily Rental Limit, and “Credit Facility Limit” means any one of them. (71) “Current Assets” means, with respect to any Person, as at any date of determination, the current assets of such Person, including cash, term deposits, accounts receivable including customer, Goods and Services Tax/Harmonized Sales Tax (GST/HST), current portion of deferred tax receivable, contracts in transit, manufacturer, lease, finance and insurance, inventory, cash surrender value of life insurance policies, prepaid expenses, as defined and determined in accordance with GAAP. (72) “Current Liabilities” means, with respect to any Person, as at the date of determination, the current liabilities of such Person, including direct operating and flooring loans owing, outstanding cheques, any other loans to other lenders including current portion of due to officer and Affiliates (excluding any with respect to Borrowers, any intercompany loans subject to a subordination agreement in favour of the Agent), specific payables, accounts payable and accrued charges, all income tax and GST/HST payable, current portion of long term debt, as defined and determined in accordance with GAAP. (73) (69) “Daily Compounded CORRA” means, for any day (a "“Daily Compounded CORRA Rate Day"”), a rate per annum equal to CORRA for the day (such day, the "“Daily Compounded CORRA Determination Day"”), that is five (5) Business Days prior to (a) if such Daily Compounded CORRA Rate Day is a Business Day, such Daily Compounded CORRA Rate Day, or (b) if such Daily Compounded CORRA Rate Day is not a Business Day, the Business Day immediately preceding such Daily Compounded CORRA Rate Day, in each case, as CORRA is published by the administrator; provided, however, that if as of 5:00 p.m. (Toronto time) on any Daily Compounded CORRA Determination Day, CORRA for the applicable tenor CREDIT AGREEMENT LEGAL_43503785.7 has not been published by the administrator and a Canadian Benchmark Replacement Date with respect to Daily Compounded CORRA has not occurred, then Daily Compounded CORRA will be CORRA as published by the administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Daily Compounded CORRA Determination Day; provided, that to the extent such rate as determined above shall, at any time, be less than the Canadian Floor, such rate shall be deemed to be the Canadian Floor for all purposes herein. (74) (70) “Daily Compounded CORRA Adjustment” means with respect to Daily Compounded CORRA, for a Contract Period of a duration of (a) one-month, a percentage equal to 0.29547% per annum, and (b) three-month, a percentage equal to 0.32138% per annum. (75) (71) “Daily Compounded CORRA Loan” means any Loan made hereunder that bears interest at a rate based on Adjusted Daily Compounded CORRA. (76) (72) “Daily Rental Borrowers” means, collectively, Motus Car Rental, LP. and each other Daily Rental Borrower that may be added from time to time pursuant to a Joinder Agreement, and their successors and permitted assigns, and “Daily Rental Borrower” means any one of them. (77) (73) “Daily Rental Borrowing Base” means 100% of the aggregate depreciated book value (in accordance with the below) of the applicable Borrower’s Eligible Daily Rental Leases outstanding at any time, as evidenced by the Daily Rental Lease Management Report. For the purposes of calculating such value, the minimum vehicle depreciation of the capital cost of all vehicles forming part of the Daily Rental Management Report, is based on the following schedule: Original Lease Term Rate per month Up to 12 months 1.75% 13 to 24 months 2.00% (78) (74) “Daily Rental Borrowing Base Certificate” means a borrowing base certificate substantially in the form attached as Schedule 1.1(7478) signed a Responsible Officer of Master Borrower. (79) (75) “Daily Rental Facility” has the meaning given to it in Section 2.5(1). (80) (76) “Daily Rental Lease Management Report” means a report, in form and substance satisfactory to the Administrative Agent, from Daily Rental Borrower summarizing such Borrower’s Eligible Daily Rental Leases and, in connection with any request Borrowing by such Borrower, identifying all Eligible Daily Rental Leases including, for each such rental, unit description, VIN (serial) number, term, depreciated book value, depreciation rate, and depreciation amount. (81) (77) “Daily Rental Limit” means the aggregate amount of the Commitments of the Lenders from time to time under the Daily Rental Facility which on the Closing Date is $25,000,000. (82) (78) “Daily Rental Loans” means Loans made under the Daily Rental Facility.

CREDIT AGREEMENT LEGAL_43503785.7 (83) (79) “Dealer Trade” means a vehicle financed under the Wholesale Flooring A Facility or the Wholesale Flooring B Facility that is purchased and sold between (a) Wholesale Flooring A Borrowers or between, (b) Wholesale Flooring B Borrowers, or (c) a Wholesale Flooring A Borrower or a Wholesale Flooring B Borrower and a third party arm’s length dealer. (84) (80) “Debt” means, without duplication, in respect of any Person: (a) all debts and liabilities of the Person for borrowed money; (b) all Contingent Obligations of the Person; (c) any obligation, contingent or other, which is required to be classified in accordance with GAAP upon the Person’s balance sheet as a liability; (d) any obligation secured by any Lien existing on property owned or acquired by the Person subject to the Lien whether or not the obligation secured thereby shall have been assumed; (e) any debt or liability of the Person representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under that agreement in the event of default may be limited to repossession or sale of property or assets covered thereby; (f) any liabilities, contingent, unmatured or other, under indemnities or other agreements of the Person given in respect of any bankers’ acceptance, letter of credit, or letter of guarantee; (g) the amount of any operating lease under which the Person has furnished a residual value guarantee and in respect of which the Person is liable as lessee; (h) the amount of any Capital Lease in respect of which the Person is liable as lessee; and (i) all Hedging Liabilities of the Person, but “Debt” does not include deferred taxes or obligations to trade creditors incurred in the ordinary course of business. (85) (81) “Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both. (86) “Default (Lithia Canada Dealer)” means any event or condition that constitutes an Event of Default (Lithia Canada Dealer) or that would constitute an Event of Default (Lithia Canada Dealer) except for satisfaction of any condition subsequent required to make the event or condition an Event of Default (Lithia Canada Dealer), including giving of any notice, passage of time, or both. CREDIT AGREEMENT LEGAL_43503785.7 (87) (82) “Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any of the Administrative Agent or other Lenders any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied; (b) has notified the Borrowers or any of the Administrative Agent or other Lenders in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Borrowing under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by any of the Administrative Agent or other Lenders, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Borrowing under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent or any Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has become the subject of a Bankruptcy Event. (88) (83) “Delayed Payment Privilege Program” means a program under which a Wholesale Flooring A Borrower or a Wholesale Flooring B Borrower is permitted to grant short term payment terms (not to exceed thirty (30) days) to eligible purchasers on delivered vehicles; for the purposes of this definition, eligible purchasers means governments, large national corporations, financially strong lessors and daily rental counterparties, or such other counterparties acceptable to the Administrative Agent, acting reasonably. (89) (84) “Demand” shall have the meaning given to it in Section 11.311.5(1). (90) (85) “Demonstrator-Service Rental Vehicle” means a passenger car or Light Duty Truck from the current model year or the immediately prior model year (based on a calendar year) used by a Borrower as a demonstrator vehicle, courtesy vehicle, service rental vehicle or public education unit at its place of business. (91) (86) “Designated Subsidiary” means each Subsidiary, direct or indirect, of aMaster Borrower that is designated by Master Borrower, in its sole discretion, as a Designated Subsidiary, provided that such Subsidiary must be formed or incorporated pursuant to (a) the laws of Canada or its provinces or territories to be a Borrower under any of the Credit Facilities, or (b) the United States of America to be a Borrower under any of the Credit Facilities (excluding the Wholesale Flooring A Facility and the Wholesale Flooring B Facility). (92) “Designated Subsidiary (Lithia Canada Dealer)” means each direct wholly owned Subsidiary of Lithia Canada that is designated by Lithia Canada, in its sole discretion, as a Designated Subsidiary (Lithia Canada Dealer), provided that such Subsidiary must be formed or incorporated pursuant to the laws of Canada or its provinces or territories to be a Borrower under the Wholesale Flooring B Facility. (93) (87) “Disposition” has the meaning given to it in Section 10.2(1).

CREDIT AGREEMENT LEGAL_43503785.7 (94) (88) “Distribution” means any payment, loan, contribution or other transfer of funds or property to the beneficial holder of any security issued by any Obligor (where security has the meaning assigned in the Securities Act (Ontario)), including preference shares or any Subordinated Debt issued to such holder, or to any Associate or Affiliate of that holder, either directly or indirectly, and includes management, consulting or servicing fees, bonuses, dividends, interest, principal repayment of any loans or the redemption, retraction or purchase of any of those securities or debt instruments. (95) (89) “Drawdown Date” means a Business Day on which a Borrowing is made or is deemed to be made. (96) (90) “EBITDAR” means, with respect to any fiscal period of Master Borrower, consolidated net income from continuing operations (excluding extraordinary gains or losses and unrealized gains or losses with respect to Hedge Contracts) of Master Borrower plus, to the extent deducted in determining net income, Interest Expense and income Taxes accrued during, and depreciation (other than depreciation related to leased vehicles and daily rental vehicles), depletion and amortization expenses deducted, rental or lease expense for, the period, all computed and consolidated in accordance with GAAP. Notwithstanding the foregoing, with respect to any Permitted Acquisition, EBITDAR shall include normalized EBITDAR of the Person being acquired or whose assets are being acquired, as if such Permitted Acquisition was made at the beginning of the 12-month period prior to such Permitted Acquisition solely with respect to the calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio and with respect to each business which has ceased to be owned or operated, directly or indirectly, by an Obligor (whether by way of disposition of Equity Interests or all or substantially all of the assets of a business as a going concern or discontinuance of operations) in the immediately preceding 12-month period, exclude, without duplication, EBITDAR of such business as if it had ceased to be owned or operated for the previous full four (4) Fiscal Quarters. (97) (91) “Eligible Assignee” means any Person (other than a natural person, any Obligor or any Affiliate of an Obligor or any Defaulting Lender), in respect of which any consent that is required by Section 14.2 has been obtained. (98) (92) “Eligible Daily Rental Leases” means all leases for motor vehicles which adhere to the following parameters: (a) are in respect of new and used passenger cars and Light Duty Trucks; (b) are for motor vehicles from the current and preceding one model year with an odometer reading of 24,000 kilometres or less, per model year; and (c) the lease terms do not exceed 24 months; and (d) the applicable Borrower shall have provided evidence satisfactory to the Administrative Agent of the insurance on the leased vehicle(s) as follows: (i) fire, theft and comprehensive (or combined additional coverage for trucks), in an amount not less than the actual cash/value; (ii) collision or upset in an amount not less than the actual cash value with a deductible amount not exceeding $1,000 for automobiles and light trucks; and CREDIT AGREEMENT LEGAL_43503785.7 (iii) public liability (property damage and bodily injury) in the minimum amount of $1,000,000. Notwithstanding the above, the form of the lease agreement to be used for Eligible Daily Rental Leases is subject to approval of the Administrative Agent. The Administrative Agent shall have the right, acting reasonably, in its sole discretion, to exclude any motor vehicle lease from the Daily Rental Borrowing Base. (99) (93) “Eligible Equipment” means at any time, the equipment, and machinery of the Revolving Facility Borrowers that, at such time: (a) are permanently located in Canada; (b) are subject to a first-ranking Lien held by the Administrative Agent, and are not subject to any other Lien (including any purchase money security interest); (c) are not, in the Administrative Agent’s opinion, obsolete, unsaleable or damaged; and (d) are not fixtures (other than trade fixtures of the Revolving Borrowers) or leasehold improvements. (100) (94) “Eligible Finance Contracts” means Finance Contracts which meet the following criteria: (a) are negotiated between the applicable Borrower and other Obligors or unrelated third parties with terms not exceeding 84 months; (b) have initial capitalized book value of the vehicle subject to the Finance Contract not to exceed the applicable Borrowers’ acquisition cost (net of HST) supported by purchase documentation; (c) are in respect of vehicles from the current and preceding eight (8) model years; (d) the sum of the age of the vehicle subject to the Finance Contract in model years and the term of the lease does not exceed the aggregate of 108 months; (e) the Finance Contract shall not be in arrears of payments for (i) over 30 days at the time of its initial inclusion in the Wholesale Leasing Borrowing Base and (ii) 90 days or over at any time thereafter; (f) the applicable Borrower shall have performed a credit investigation on each new purchaser and have maintained a copy of such report for review by the Agent at any time requested by them; and (g) the applicable Borrower shall have conducted the appropriate Lien searches and the Administrative Agent shall have received and be satisfied with evidence of personal property registrations in respect of the Finance Contract against each purchaser in all relevant jurisdictions.

CREDIT AGREEMENT LEGAL_43503785.7 (101) (95) “Eligible New Vehicle” means a New Motor Vehicle owned by a Revolving Borrower which satisfy the following requirements: (a) The vehicle is subject to a perfected Lien in favour of the Administrative Agent, and free of any title defects, Liens, leases, bailments, consignments or other interests of any Person other than Administrative Agent, except as agreed by the Administrative Agent in writing. (b) Unless the vehicle is in transit, it is located at locations that Master Borrower has disclosed to the Administrative Agent and which are acceptable to the Administrative Agent. If the vehicle is in transit from a seller, then upon receipt by a Revolving Borrower it will be located at one of such locations; (c) The vehicle is held for sale or lease in the ordinary course of a Revolving Borrower’s business. (d) The vehicle is undamaged and of good and merchantable quality. (e) The vehicle is otherwise acceptable to the Administrative Agent. (102) (96) “Eligible Parts and Accessories Inventory” means at any time parts and accessories inventory held by Revolving Borrowers that at such time satisfies the following eligibility criteria: (a) it is subject to a first-ranking Lien held by the Administrative Agent pursuant to the Security, and is not subject to any other Liens, and (b) it is permanently located in Canada. (103) (97) “Eligible Parts and Service Accounts Receivable” means accounts receivable of Revolving Borrowers which satisfy the following eligibility criteria (in this definition, individually called an “account”): (a) the account arises from a bona fide, fully-completed transaction consisting of the sale of Eligible Parts and Accessories Inventory by it to an account debtor domiciled in Canada or the performance of services by it for an account debtor domiciled in Canada; (b) the account is subject to a first-ranking Lien held by the Administrative Agent, and is not subject to any other Lien (including any purchase money security interest); (c) the account debtor is not another Obligor, a non-arm’s length party of an Obligor or an employee of an Obligor; (d) the account is not in dispute, and the account debtor has not asserted any defence, counterclaim or claim for credit, set-off, allowance or adjustment; (e) the account is not a contra account or factory accounts receivable; CREDIT AGREEMENT LEGAL_43503785.7 (f) it does not have an obligation to hold any portion of the account in trust or as agent for any other Person; (g) an invoice relating to the account has been issued by it and sent to the account debtor; (h) the account is not outstanding for more than 90 days from the invoice date; (i) the account debtor is not, to the knowledge of any Obligor or the Administrative Agent, Insolvent or subject to any proceeding under insolvency legislation; and (j) the Administrative Agent has not notified any of the Borrowers that, in the opinion of the Administrative Agent (acting reasonably), the account is subject to undue credit risk. (104) (98) “Eligible Real Property” means Real Property that satisfy the following conditions: (a) A Borrower shall hold fee simple title to the Real Property free and clear of all Liens and encumbrances of any nature or kind whatsoever except any easements, rights of way, zoning restrictions and other minor encumbrances and exceptions which are acceptable to the Administrative Agent, in its sole discretion or encumbrances which are accepted by the Administrative Agent, in its sole discretion, in writing, in advance, and which shall be the only Liens and encumbrances on the Real Property (other than a Lien in favour of the Administrative Agent), and such Borrower shall not have entered into any agreement prohibiting or limiting its ability to grant a Lien on such Real Property to the Administrative Agent and the Lenders. (b) The Administrative Agent shall receive the following, each in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall deliver to Lenders: (i) an acceptable Appraisal of the Real Property completed within the three (3) year period prior to the date of the Borrowing Base Certificate in which the Real Property is included; and (ii) a title report regarding the Real Property from either counsel to the applicable Borrower or a title insurance company acceptable to the Administrative Agent, acting reasonably, showing the status of title to the Real Property, and all registered Liens and other matters affecting the Real Property (each, a “Title Report”). (c) If any Real Property remains in the Revolving Borrowing Base for one year or more, the Administrative Agent shall have received the following, each in form and substance satisfactory to the Administrative Agent, on an annual basis (or, if required by the Administrative Agent, more frequently following the occurrence of an Event of Default) (i) an initial Phase I environmental site assessment report and such additional environmental audits, assessments, studies and reports as are recommended thereby including without limitation any Phase II report, record of site condition or other remediation report or any such report that the Administrative Agent requires, prepared by a geological engineer or other qualified Person acceptable to the Administrative Agent (“Environment Reports”) and thereafter such new updated Environment Reports as the Administrative Agent requires, (ii) such new or updated Appraisals, evaluations

CREDIT AGREEMENT LEGAL_43503785.7 or reports as the Administrative Agent requires to determine the value of the Real Property including without limitation and if applicable any Phase II reports, record of site condition or other remediation report, and (iii) such Title Reports as the Administrative Agent requires. (d) In addition to any other insurance required hereunder, all insurance covering the Real Property which is reasonably required by the Administrative Agent shall be in full force and effect and the Administrative Agent shall receive from time to time such evidence thereof as it requires. (e) The Real Property and improvements thereon shall be in good condition, and no part of the Real Property and improvements shall have been damaged by fire or other casualty or have been the subject of any expropriation, eminent domain or condemnation proceedings. (f) There are no circumstances affecting the Real Property, including without limitation any requirement of Applicable Law of the jurisdiction in which it is located which, in the opinion of the Administrative Agent or its consultants or counsel, may materially affect the value of the Real Property. (g) The Administrative Agent shall have received such additional documents and information and each Borrower shall have satisfied such additional requirements as the Administrative Agent reasonably requires, with respect to the Real Property. For purposes of the foregoing “Appraisal” means an appraisal of the Real Property which is (i) prepared by an appraiser satisfactory to the Administrative Agent, (ii) in compliance with all federal and provincial standards for appraisals (if any) and all regulatory requirements (if any), (iii) reviewed by the Administrative Agent, (iv) includes a reliance letter in favour of the Administrative Agent, and (v) in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion. (105) (99) “Eligible Used Motor Vehicle” means at any time, a Used Motor Vehicle maintained as inventory of the applicable Borrowers provided that it satisfies the following eligibility criteria: (a) it is subject to a perfected first priority Lien in favour of Administrative Agent, (b) it is being offered for sale to customers in the normal course of business, (c) it is not in such Borrower’s inventory for over 180 days, (d) it is permanently located in Canada or it is exported to the U.S. (“US Export Used Vehicle”) provided that (i) all US Export Used Vehicles are specifically identified (including vehicle identification numbers), (ii) do not exceed $5,000,000 in the aggregate, and (iii) the Administrative Agent has received confirmation that all filings have been made to provide Administrative Agent a perfected first priority Lien in the US Export Used Vehicles, and (e) it is not financed under the Wholesale Flooring A Facility or the Wholesale Flooring B Facility. CREDIT AGREEMENT LEGAL_43503785.7 (106) (100) “Eligible Wholesale Leases” means all leases for Leased Units which adhere to the following parameters: (a) are negotiated between the applicable Borrower and unrelated third parties with terms not exceeding 72 months; (b) have initial capitalized book value of any Leased Unit subject to the lease not to exceed the applicable Borrowers’ acquisition cost (net of HST) supported by purchase documentation; (c) are in respect of Leased Units from the current and preceding eight model years; (d) the sum of the age of the Leased Unit in model years and the term of the lease does not exceed the aggregate of 108 months (the “Rule of Nine”); (e) the lease shall not be in arrears of lease payments for (i) over 30 days at the time of its initial inclusion in the Wholesale Leasing Borrowing Base and (ii) 90 days or over at any time thereafter; (f) the applicable Borrower shall have performed a credit investigation on each new lessee of a lease and have maintained a copy of such report for review by the Administrative Agent at any time requested by them; (g) are not for Leased Units that are boats or motorcycles; (h) the applicable Borrower shall have provided evidence satisfactory to the Administrative Agent of the insurance on the leased vehicle(s) as follows: (i) fire, theft and comprehensive (or combined additional coverage for trucks), in an amount not less than the actual cash/value; (ii) collision or upset in an amount not less than the actual cash value with a deductible amount not exceeding $1,000 for automobiles and light trucks ($2,000 for vehicles costing over $40,000); and (iii) public liability (property damage and bodily injury) for $1,000,000; (i) the Administrative Agent shall have received and be satisfied evidence of contingent liability insurance for each lessor under each lease in the minimum amount of $1,000,000; and (j) the applicable Borrower shall have conducted the appropriate Lien searches and the Administrative Agent shall have received and be satisfied with evidence of personal property registrations in respect of the lease against each lessee in all relevant jurisdictions. Notwithstanding the above, the form of the lease agreement to be used for Eligible Wholesale Leases is subject to approval of the Administrative Agent. The Administrative Agent shall have the right, acting reasonably, in its sole discretion, to exclude any motor vehicle lease from the Wholesale Lease Borrowing Base.

CREDIT AGREEMENT LEGAL_43503785.7 (107) (101) “Environmental Activity” means any activity, event or circumstance in respect of a Contaminant or other Hazardous Material, including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater. (108) (102) “Environmental Claim” means any claim, proceeding, litigation or notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), except to the extent covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage, and which arises out of, is based on or resulting from (a) circumstances forming the basis of any material violation or alleged material violation of any Environmental Law or (b) any Environmental Activity at any location owned, leased, managed, controlled or operated by any Obligor, which, in the case of either (a) or (b), if sustained or determined adversely to any Obligor, would have a Material Adverse Effect. (109) (103) “Environmental Law” means any Applicable Law to the extent relating to the protection of the environment or to occupational health and safety (including the use, handling, transportation, production, disposal, discharge or storage of any Contaminant, Hazardous Materials or Waste). (110) (104) “Environmental Liability” means any liability arising as a result of an Environmental Claim. (111) (105) “Equity Interest” means, with respect to any Person, any and all present and future shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in the Person’s equity or capital, however designated and whether voting or non-voting, and warrants, options or other rights to acquire any of the foregoing and securities convertible into or exchangeable for any of the foregoing. (112) (106) “Equivalent Amount” in one currency on any day means the amount of that currency into which a specified amount of another currency can be converted at the Bank of Canada’s noon spot rate for that day (or at any other rate to which the parties agree) and if that day is not a Business Day, on the immediately preceding Business Day. (113) (107) “Event of Default” means any of the events or circumstances specified in Section 11.1. (114) “Event of Default (Lithia Canada Dealer)” means any of the events or circumstances specified in Section 11.2. (115) (108) “Excess Amount” shall have the meaning given to it in Section 5.4. (116) (109) “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder, (a) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, CREDIT AGREEMENT LEGAL_43503785.7 (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrowers under Section 4.12(2), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other assignee to the extent that the Borrowers has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is not imposed or assessed in respect of a loan or other extension of credit that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by Applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Loan Document to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 4.11(5), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 4.11(1). For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the ITA. (117) (110) “Exit Notice” means a written notice delivered by the Administrative Agent to the Applicable Borrowers pursuant to Section 11.311.5 declaring certain Obligations or Obligations (Lithia Canada Dealer) of the Applicable Borrowers outstanding under the Wholesale Flooring A Facility or the Wholesale Flooring B Facility, as the case may be, to be due and payable within 120 days. (118) (111) “Extension Request” means a written request from Master Borrower to the Administrative Agent requesting an extension of the Termination Date pursuant to Section 5.2. (119) (112) “FATCA” means Sections 1471 through 1474 of the U.S Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the U.S Internal Revenue Code. (120) (113) “Fee Letter” means the fee letter between the Administrative Agent and Master Borrower dated May 2nd, 2022 and accepted by Master Borrower on June 3rd, 2022, as amended, supplemented or replaced from time to time. (121) (114) “Final Maturity Date” means (a) in respect of the Wholesale Flooring A Facility or the Wholesale Flooring B Facility, the earlier of the date of (i) a Demand by all of the Lenders in accordance with Section 11.311.5 or (ii) the Termination Date, and (b) in respect of the Committed Facilities, the Termination Date. (122) (115) “Finance Contract” means a conditional sales contract for the purchase and sale of a vehicle pursuant to which all the rights to and risks of ownership of such vehicle have been transferred to the purchaser of such vehicle and the purchaser agrees to pay to a Borrower over a period of time, the loan amount advanced for such vehicle being the purchase price of such vehicle plus interest and/or other fees. For certainty, the applicable Borrower shall record interest income for Finance Contracts over the term of the contract as loan payments are received by the applicable Borrower from the purchaser.

CREDIT AGREEMENT LEGAL_43503785.7 (123) (116) “Financial Covenants” means (i) with respect to Master LP Borrowers, the financial covenants described in Section 10.3(1), and (ii) with respect to the Lithia Canada Dealers, the financial covenants described in Section 10.3(2). (124) (117) “Fiscal Quarter” means each fiscal quarter of the Borrowers, currently ending on March 31, June 30, September 30 and December 31. (125) (118) “Fiscal Year” means each fiscal year of the Borrowers, which currently ends on December 31. (126) (119) “Fixed Charge Coverage Ratio” means, on the last day of any Fiscal Quarter for Master Borrower calculated on a consolidated basis (excluding for greater certainty the Lithia Canada Dealers), the ratio of (a) EBITDAR for the Rolling Period ended on that date minus the aggregate of (i) an allowance for maintenance capital expenditures in an amount equal to $85,000 for each dealership location of the Master LP Borrowers (such amounts to be normalized for the first Four Quarter from the Closing Date only), (ii) all Income Tax Expense paid in cash during such Rolling Period and (iii) all dividends, capital withdrawals, intercompany loans made to Affiliates (not including other Borrowers), payments in respect of purchase, redemption or return of capital or reduction in shareholder loans made by Master Borrower during such Rolling Period, net of any capitalization requirements of a manufacturer for a Borrower that are no longer required by such manufacturer, to (b) Fixed Charges over the same Rolling Period. (127) (120) “Fixed Charges” means for any period, for Master Borrower calculated on a consolidated basis (excluding for greater certainty the Lithia Canada Dealers), the sum of (a) the cash Interest Expense for such period, (b) the scheduled principal payments of Debt during such period reduced by prepayments as permitted by the Loan Documents and (c) rental or lease expense (excluding leases and loans subject to a Securitization Program). Notwithstanding the foregoing, with respect to rental or lease expenses related to any Permitted Acquisition, Fixed Charges shall include the rental or lease expenses of the Person being acquired or whose assets are being acquired, as if such acquisition was made at the beginning of the 12-month period prior to such Permitted Acquisition, and with respect to each business which has ceased to be owned or operated, directly or indirectly, by an Obligor (whether by way of disposition of Equity Interests or all or substantially all of the assets of a business as a going concern or discontinuance of operations) in the immediately preceding 12-month period, exclude, without duplication, rental or lease expense of such business as if it had ceased to be owned or operated for the previous full four (4) Fiscal Quarters. (128) (121) “Foreign Lender” means any Lender that is not organized under the laws of the jurisdiction in which the Borrowers are resident for tax purposes and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrowers are resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. (129) (122) “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. CREDIT AGREEMENT LEGAL_43503785.7 (130) (123) “Funded Debt” means, at any time, for any Borrower (i) Debt of the type described in paragraphs (a) (including any amounts payable under letters of credit and letters of guarantee), (d), (e) and (h) in definition of Debt, and (ii) all Contingent Obligations in respect of Debt of the type described in paragraphs (a) (including any amounts payable under letters of credit and letters of guarantee), (d), (e) and (h) in definition of Debt; provided however, that Funded Debt shall not include deferred taxes or obligations to trade creditors incurred in the ordinary course of business. (131) (124) “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions or stature and authority within the US accounting profession) which are applicable to the circumstances as of the date of application. (132) (125) “General Partners” means the general partners of the Applicable Borrowers from time to time that are a party hereto as an Obligor and their successors and assigns, and “General Partner” means any one of them. (133) (126) “Government Approvals” means, with respect to any Person, all licences, permits, consents, authorizations and approvals from any and all Governmental Authorities required by Applicable Law for the conduct of that Person’s business as presently conducted. (134) (127) “Governmental Authority” means the government of Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency. (135) (128) “Hazardous Materials” means any pollutant or Contaminant, including any hazardous, dangerous, registerable or toxic chemical material or other substance within the meaning of such terms in any applicable Environmental Law. (136) (129) “Heavy Duty Truck” means a heavy-duty truck having a minimum gross vehicle weight exceeding 26,000 lbs. (137) (130) “Hedge Contract” means a contract for the purchase of any currency with any other currency at an agreed rate of exchange on a specified date, an interest rate or currency swap or any other interest or exchange rate exposure management arrangements. (138) (131) “Hedging Liabilities” means, with respect to a Person, at any date of calculation, an amount equal to the aggregate of all amounts which would be owing to the Person by the Borrowers under all Hedge Contracts if those agreements were terminated on the date of calculation. Unless netting or setting off is not permitted as a result of the operation of law or judicial authority, Hedging Liabilities shall equal the amount so determined after netting or setting off any amounts which might be owing under the Hedge Contracts by the Person to the Borrowers on that date. If netting or setting off is not permitted as a result of the operation of law or judicial authority, Hedging Liabilities shall equal the amount owing by the Borrowers to

CREDIT AGREEMENT LEGAL_43503785.7 the Person under all Hedge Contracts without netting or setting off any amounts which might be owing under the Hedge Contracts by the Person to the Borrowers on that date. (139) (132) “HST” means the sales tax imposed under Part IX of the Excise Tax Act (Canada). (140) (133) “Income Tax Expense” means, with respect to a Person, for any period, the aggregate of all taxes on the income of the Person on a consolidated basis for such period, whether current or deferred (net of any tax credits which are applied against any income tax otherwise payable). (141) (134) “Indemnified Taxes” means Taxes other than Excluded Taxes. (142) (135) “Indemnitee” has the meaning given to it in Section 15.8(2). (143) (136) “Intellectual Property” shall have the meaning given to it in Section 9.1(23). (144) (137) “Interest Expense” means in respect of any fiscal period, the cost to the Master Borrower on a consolidated basis for such period of advances of credit outstanding during that period including interest charges, capitalized interest, the interest component of Capital Leases and all net amounts charged or credited to interest expense in respect of interest rate Hedge Contracts, all computed in accordance with GAAP. (145) (138) “Interest Payment Date” means (i) with respect to each Borrowing under the Wholesale Flooring A Facility and the Wholesale Flooring B Facility, the 2nd Business Day of each calendar month, and (ii) with respect to all other Borrowings, the 22nd day of each calendar month (or such other date or dates as Master Borrower and the Agent may agree); provided that: (a) if such day is not a Business Day, the Business Day next following such day shall be the Interest Payment Date for such month, and (b) in any case, the Final Maturity Date or, if applicable, any earlier date on which the applicable Credit Facility is fully cancelled or permanently reduced in full, shall be an Interest Payment Date with respect to all Borrowings then outstanding under such Credit Facility. (146) (139) “Investment” means, for any Person, (i) the acquisition (whether for cash, property, services, securities or otherwise) of shares, bonds, notes, debentures, partnership or other ownership interests or other securities (where securities has the meaning assigned in the Securities Act (Ontario)) of any other Person or any agreement to make that acquisition or (ii) the making or contract to make any loan or advance to any Person or other form of direct or indirect financial support of any other Person or any obligation (contingent or other). (147) (140) “Issuance Date” means the date on which a Letter of Credit is issued by the L/C Issuer. (148) (141) “ITA” means the Income Tax Act (Canada). (149) (142) “Joinder Agreement” means athe applicable joinder agreement substantially in the form of Schedule 1.1(142149) (or such other form of similar effect that the Administrative Agent may accept). (150) (143) “Judgment Currency” has the meaning given to it in Section 15.6. (151) (144) “L/C Agreement” has the meaning given to it in Section 3.3(2). CREDIT AGREEMENT LEGAL_43503785.7 (152) (145) “L/C Collateral Account” has the meaning given to it in Section 3.3(9). (153) (146) “L/C Disbursement” means any payment by the L/C Issuer under a Letter of Credit plus all taxes, fees, charges and other costs and expenses incurred in connection with such payment. (154) (147) “L/C Exposure” means, as regards the L/C Issuer, the undrawn and unexpired amounts of outstanding Letters of Credit. (155) (148) “L/C Fee” means a fee payable by the Applicable Borrowers with respect to a Letter of Credit, as set out in Section 3.3(4)(b). (156) (149) “L/C Issuer” means BNS, and its successors and assigns, in its capacity as issuer of Letters of Credit in accordance with the terms of this Agreement. (157) (150) “L/C Participant” has the meaning given to it in Section 3.3(10)(a). (158) (151) “L/C Participation” has the meaning given to it in Section 3.3(10)(a). (159) (152) “L/C Sublimit” means $30,000,000. (160) (153) “Lease Adjusted Funded Debt” means, at any time, for Master Borrower on a consolidated basis (excluding for greater certainty the Lithia Canada Dealers) and without duplication, all Funded Debt plus six times rental or lease expense. Notwithstanding the foregoing, with respect to any Permitted Acquisition, rent or lease expense (excluding leases and loans subject to a Securitization Program) shall include normalized rent or lease expense of the Person being acquired or whose assets are being acquired, as if such acquisition was made at the beginning of the 12-month period prior to such Permitted Acquisition solely with respect to the calculation of Lease Adjusted Funded Debt and with respect to each business which has ceased to be owned or operated, directly or indirectly, by ana Master LP Obligor (whether by way of disposition of Equity Interests or all or substantially all of the assets of a business as a going concern or discontinuance of operations) in the immediately preceding 12-month period, exclude, without duplication, rental or lease expense of such business as if it had ceased to be owned or operated for the previous full four (4) Fiscal Quarters. (161) (154) “Leased Property” has the meaning given to it in Section 9.1(9). (162) “Leased Property (Lithia Canada Dealer)” has the meaning given to it in Section 9.2(9). (163) (155) “Leased Unit” means New Leased Units and Used Leased Units. (164) (156) “Lenders” mean all of the banks and other financial institutions named on the signature pages of this Agreement, and their permitted successors and assigns, and “Lender” means any one of them, and for greater certainty, includes BNS in its capacity as L/C Issuer. (165) (157) “Letter of Credit” and “L/C” each means a letter of credit issued by the L/C Issuer at the request and for the account of the applicable Borrower and includes a Letter of Guarantee.

CREDIT AGREEMENT LEGAL_43503785.7 (166) (158) “Letter of Guarantee” means a letter of guarantee issued by the L/C Issuer at the request and for the account of the applicable Borrower for the purpose of providing security to a Person that such Borrower will perform a contractual obligation owed by such Borrower to that Person. (167) (159) “Leverage Ratio” means with respect to Master Borrower and with respect to any Rolling Period, the ratio of Lease Adjusted Funded Debt (excluding for greater certainty the Lithia Canada Dealers) to EBITDAR (excluding for greater certainty the Lithia Canada Dealers). (168) (160) “Lien” means any mortgage, charge, lien, hypothec or encumbrance, whether fixed or floating on, or any security interest in, any property, whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any conditional sale agreement, other title retention agreement, Capital Lease or other arrangement of any kind intended to create or grant security. (169) (161) “Light Duty Truck” means a light-duty truck having a maximum gross vehicle weight of 10,000 lbs. (170) “Lithia Canada Dealer Obligors” means, collectively, the Lithia Canada Dealers, the General Partners of any Lithia Canada Dealers and any other Designated Subsidiary (Lithia Canada Dealer) that becomes a Lithia Canada Dealer under this Agreement from time to time in accordance with Section 10.1(15) (and includes, if applicable, its General Partner), and their respective successors and permitted assigns. (171) “Lithia Canada Dealers” means, collectively, Wholesale Flooring B Borrowers and any other Person that may become a Lithia Canada Dealer by execution and delivery to the Administrative Agent of a completed Joinder Agreement, or a singular Lithia Canada Dealer where the context requires, and shall mean all the Lithia Canada Dealers jointly and severally. (172) “Lithia Canada” means LITHIA CANADA HOLDING COMPANY, INC., a corporation incorporated under the Business Corporations Act (Ontario), and its successors. (173) (162) “Loan” means any loans made available by a Lender to a Borrower under this Agreement. (174) (163) “Loan Documents” means this Agreement, the Security Documents, the Security Documents (Lithia Canada Dealer), any guarantee provided by any Obligor with respect to the Obligations or the Obligations (Lithia Canada Dealer) of the Borrowers, as applicable, and all certificates, instruments, agreements and other documents delivered, or to be delivered, to the Administrative Agent, the L/C Issuer and the Lenders under this Agreement or any other Loan Document and, when used in relation to any Person, the term “Loan Documents” means the Loan Documents executed and delivered by the Person. (175) (164) “Manufacturer Flooring Facilities” means any floor plan financing agreement (other than this Agreement) entered into by any Borrower in the ordinary course of business solely for the purposes of financing all or a portion of the purchase of vehicle inventory. (176) “Master Borrower” means LITHIA MASTER LP COMPANY, LP, and its successors and permitted assigns. CREDIT AGREEMENT LEGAL_43503785.7 (177) “Master LP Borrowers” means the Borrowers, other than the Lithia Canada Dealers, or a singular Master LP Borrower where the context requires, and shall mean all the Master LP Borrowers jointly and severally. (178) “Master LP Obligors” means the Obligors, other than the Lithia Canada Dealer Obligors. (179) (165) “Material Adverse Change” means,: (a) where used in relation to the affairs of the Master LP Obligors, a change that, in the opinion of the Lenders, has or would reasonably be expected to have a Material Adverse Effect and,, (b) where used in relation to the affairs of the Lithia Canada Dealers, a change that, in the opinion of the Lenders, has or would reasonably be expected to have a Material Adverse Effect, and (c) where used in relation to any other entity, has a similar meaning. (180) (166) “Material Adverse Effect” means: (a) where used in relation to the affairs of the Master LP Obligors, a material adverse effect on (ai) the financial condition of the Master LP Obligors on a combined basis and taken as a whole; (bii) the ability of the Master LP Obligors to observe or perform their obligations under the Loan Documents to which they are a party or the validity or enforceability of such Loan Documents or any material provision thereof; (ciii) the property, business, operations, liabilities or capitalization of the Master LP Obligors on a combined basis and taken as a whole; or (div) the Security Documents, the priority of the Liens granted thereunder or any right or remedy of the Administrative Agent thereunder., and (167) “Master Borrower” means LITHIA MASTER LP COMPANY, LP, and its successors and permitted assigns. (b) where used in relation to the affairs of the Lithia Canada Dealers, a material adverse effect on (i) the financial condition of the Lithia Canada Dealers on a combined basis and taken as a whole; (ii) the ability of the Lithia Canada Dealers to observe or perform their obligations under the Loan Documents to which they are a party or the validity or enforceability of such Loan Documents or any material provision thereof; (iii) the property, business, operations, liabilities or capitalization of the Lithia Canada Dealers on a combined basis and taken as a whole; or (iv) the Security Documents (Lithia Canada Dealer), the priority of the Liens granted thereunder or any right or remedy of the Administrative Agent thereunder or any right or remedy of the Administrative Agent thereunder. (181) (168) “Material Contract” means any contract or agreement to which a Borrower is a party or by which it is bound, which is material to the business of that Borrower, having regard to its subject matter or the potential consequences of breach or termination (and shall include, without limitation, any OEM Agreement). (182) (169) “Medium Duty Truck” means a medium-duty truck having a gross vehicle weight between 10,001 lbs. and 26,000 lbs. (183) (170) “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) in the case of a casualty, insurance proceeds and (ii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b)

CREDIT AGREEMENT LEGAL_43503785.7 the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, and (ii) the amount of all payments required to be made as a result of such event to repay Debt (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event. (184) (171) “New Leased Unit” means a passenger car, Light Duty Truck, motorcycle or boat from car, motorcycle or boat manufacturers, as applicable, approved by the Administrative Agent, from the current and preceding one model year and with an odometer reading of 24,000 kilometres or less per model year, for domestic lease by the applicable Borrower as lessor to third party lessees. (185) (172) “New Motor Vehicles” means new passenger cars, motorcycles and Light Duty Trucks as well as CAP vehicles and Program Vehicles supplied to Wholesale Flooring A Borrowers or Wholesale Flooring B Borrowers by manufacturers acceptable to the Administrative Agent from the current and preceding one model year with an odometer reading of 24,000 km or less per model year, for domestic sale by Wholesale Flooring A Borrowers or Wholesale Flooring B Borrowers. (186) (173) “Non-Designated Subsidiary” means each Subsidiary, direct or indirect, of aMaster Borrower that is not a Designated Subsidiary or otherwise ana Master LP Obligor hereunder. (187) “Non-Designated Subsidiary (Lithia Canada Dealer)” means each Subsidiary, direct or indirect, of Lithia Canada that is not a Designated Subsidiary (Lithia Canada Dealer) or otherwise a Lithia Canada Dealer Obligor hereunder. (188) (174) “Non-Formula Amount” means $25,000,000. (189) “Non-Licenced Lender” means each Lender that has not entered into the necessary licencing agreement with CanDeal Benchmark Administration Services Inc. or TMX Inc. (through its information service division, TMX Datalinx), as the case may be, to use “Term CORRA” as a benchmark under this Agreement. (190) (175) “Obligations” means (a) all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for the payment of monetary amounts (whether or not performance is then required or contingent, or those amounts are liquidated or determinable) owing by the Master LP Borrowers to the Administrative Agent, the L/C Issuer or any Lender under any or all of the Loan Documents to which any of them are a party or which are otherwise delivered by a Master LP Borrower to the Administrative Agent, the L/C Issuer or any Lender, and all covenants and duties regarding those amounts, of any kind or nature, present or future, whether or not evidenced by any agreement or other instrument, owing under any or all of thesuch Loan Documents including all obligations owed by the Master LP Borrowers to the Administrative Agent, the L/C Issuer and the Lenders under the Credit Facilities and (b) Other Secured Obligations of the Master LP Obligors. (191) “Obligations (Lithia Canada Dealer)” means (a) all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for the payment of monetary amounts (whether or not performance is then required or contingent, or those amounts are liquidated or determinable) owing by the Lithia Canada Dealers to the Administrative Agent, the L/C Issuer or any Lender under any or all of the Loan Documents to which any of them are a CREDIT AGREEMENT LEGAL_43503785.7 party or which are otherwise delivered by a Lithia Canada Dealer to the Administrative Agent, the L/C Issuer or any Lender, and all covenants and duties regarding those amounts, of any kind or nature, present or future, whether or not evidenced by any agreement or other instrument, owing under any or all of such Loan Documents including all obligations owed by the Lithia Canada Dealers to the Administrative Agent, the L/C Issuer and the Lenders under the Credit Facilities and (b) Other Secured Obligations of the Lithia Canada Dealer Obligors. (192) (176) “Obligors” means, collectively, the Borrowers (including the Lithia Canada Dealers), the General Partners and any other Designated Subsidiary of the Borrowersor Designated Subsidiary (Lithia Canada Dealer) that becomes a Borrower under this Agreement from time to time in accordance with Section 10.1(15) (and includes, if applicable, its General Partner), and their respective successors and permitted assigns. (193) (177) “OEM” shall mean a vehicle manufacturer or distributor that engages in the wholesale sale of new motor vehicles to any Borrower pursuant to an OEM Agreement. (194) (178) “OEM Agreement” shall mean each OEM dealer sales and service agreement or “franchise” or similar agreement giving any Borrower the right to sell new OEM vehicles, each as amended, supplemented, restated or replaced from time to time. (195) (179) “Officer’s Certificate” means a certificate of a Responsible Officer substantially in the form attached hereto as Schedule 1.1(179194) . (196) (180) “Other Secured Obligations” means the present and future debts, liabilities and obligations of the Borrowers or any other Obligor to any Lender under or in connection with, (a) the Credit Facilities Hedge and other Hedge Contracts (including all Hedging Liabilities in connection therewith), (b) cash management and consolidation, money management, foreign- exchange, credit card and other facilities provided by a Lender to the Borrowers or any other Obligor, and (c) other transactions not made under this Agreement if it is agreed by the Borrowers and the Administrative Agent acting on the instructions of the Required Lenders that such facilities, debts, liabilities and obligations shall be secured; provided, for greater certainty, that upon any financial institution ceasing to be a “Lender”, the Other Secured Obligations to such financial institution and its Affiliates, as the case may be, shall continue to be secured by the Security Documents or the Secured Documents (Lithia Canada Dealer), as the case may be, so long as such financial institution was a Lender at the time any agreement under which any such Other Secured Obligations arise was entered into. (197) (181) “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. (198) (182) “Out of Balance Condition” means, with respect to (a) the Wholesale Flooring A Facility, the principal amount has not been repaid in accordance with SectionsSection 2.2(5)(a)(ii) or Section 2.2(5)(a)(iii)(A), (B) or (E), (b) the Wholesale Flooring B Facility, the principal amount has not been repaid in accordance with Section 2.2(5)(b)(ii) or Section 2.2(5)(cb)(iiii)(A), (iiB) or (vE), (bc) the Wholesale Leasing Facility, the principal amount has not been repaid in accordance with Section 2.4(5) (but not including the repayment required to be made on the Final Maturity Date), and (cd) with respect to any of the Credit Facilities, the principal amount thereunder has not been repaid in accordance with Section 5.4.

CREDIT AGREEMENT LEGAL_43503785.7 (199) (183) “Owned Property” has the meaning given to it in Section 9.1(8). (200) “Owned Property (Lithia Canada Dealer)” has the meaning given to it in Section 9.2(8). (201) (184) “Participant” has the meaning given to it in Section 14.4. (202) (185) “Permitted Acquisitions” means Acquisitions of the following: (a) Designated Subsidiaries subject to the following requirements: (i) Master Borrower shall have provided the Administrative Agent with fifteen (15) Business Days prior written notice of the Acquisition; (ii) Master Borrower shall have delivered to the Administrative Agent, at least 2 days prior to the closing date of the Acquisition, the following: (A) (A) a Joinder Agreement executed by the Designated Subsidiary (to be held in escrow until the closing of the Acquisition), (B) (B) an insurance certificate confirming that the insurance requirements under Section 10.1(2) in respect of the Designated Subsidiary have been satisfied, (C) (C) an Officer’s Certificate, confirming that Master Borrower would have been in compliance with the applicable Financial Covenants if the Acquisition had occurred on the first day of the period covered by the Officer’s Certificate (using Master Borrower’s historical methods of calculation for purposes of the target to be acquired), and (D) (D) a vehicle inventory listing; (iii) Master Borrower shall have provided to the Administrative Agent on or before the closing date of the Acquisition, the following: (A) copies of the purchase agreement and lease, (if any), relating to the Acquisition, (B) copies of all required approvals to the Acquisition from the applicable OEMs of the Designated Subsidiary being acquired, and (C) executed copies all account opening documentation, mirror netting agreements and any other applicable ancillary documents required by Administrative Agent for such Designated Subsidiary to become a Borrower hereunder; (iv) if the Acquisition is a purchase of Equity Interests, the Acquisition is for the purchase of not less than 85% of the outstanding Equity Interests in the applicable Person (including goodwill, assets, and real property); CREDIT AGREEMENT LEGAL_43503785.7 (v) the Person being acquired or whose assets, division, line of business or business unit is being acquired is located in Canada or the United States; provided that a Person incorporated or located in the United States (x) may only become a “Borrower” under the Revolving Facility (at the discretion of the Administrative Agent and the Lenders), and (y) shall become a secured guarantor of the Obligations and an Obligor hereunder; (vi) Administrative Agent shall have perfected Liens in the Collateral owned by the Designated Subsidiary as security for all of the Obligations, and shall have received satisfactory evidence of perfection and the priority of such Liens, including without limitation such PPSA and other searches, signed discharge statements or payoff letters and other filings as Administrative Agent deems appropriate, which may include no interest letters with respect to, or evidence of the discharge/termination of, or reasonably satisfactory arrangements for the discharge/termination of, the Liens of any secured party in any of the assets acquired or of the Designated Subsidiary; (vii) Administrative Agent shall have received the organizational documents, status or good standing certificates and resolutions, or other authorizations demonstrating the due organization, valid existence, qualification to do business, good standing and authority of each Designated Subsidiary to become an Obligor and Borrower; (viii) if the floorplan inventory of the Designated Subsidiary being acquired and funded by Lenders is $40,000,000 or greater, the Administrative Agent shall have conducted and completed an audit on the Collateral owned by the Designated Subsidiary, with results satisfactory to the Administrative Agent, at least 3 Business Days prior to the closing date of the Acquisition; (ix) at the time of such Permitted Acquisition, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (x) the board of directors (or Persons performing similar functions) of the seller of the subject assets or any Person whose Equity Interest are subject to the Acquisition has not disapproved the transaction or recommended that the transaction be disapproved, (xi) Master Borrower shall deliver to the Agent, no later than 30 days after the closing date of the Acquisition (or such later date as Administrative Agent may agree to), copies of all OEM Agreements relating to the Designated Subsidiary or the Acquisition; (xii) if the floorplan inventory of the Designated Subsidiary being acquired and funded by Lenders is less than $40,000,000, the Administrative Agent shall be permitted to conduct an audit on the Collateral owned by the Designated Subsidiary, with results satisfactory to the Administrative Agent, within 10 Business Days after the closing date of the Acquisition;

CREDIT AGREEMENT LEGAL_43503785.7 (xiii) Administrative Agent has received such additional documents, approvals, consents and information and each Obligor has satisfied such additional requirements as Administrative Agent reasonably requests, and (b) Non-Designated Subsidiary subject to the following requirements: (i) Master Borrower shall have provided the Administrative Agent with fifteen (15) Business Days prior written notice of the Acquisition (ii) Master Borrower shall have delivered to the Administrative Agent, at least 2 days prior to the closing date of the Acquisition, an Officer’s Certificate, confirming that Master Borrower would have been in compliance with the applicable Financial Covenants if the acquisition had occurred on the first day of the period covered by the Officer’s Certificate (using Master Borrower’s historical methods of calculation for purposes of the target to be acquired); (iii) at the time of such Permitted Acquisition, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (iv) the board of directors (or Persons performing similar functions) of the seller of the subject assets or any Person whose Equity Interest are subject to the Acquisition has not disapproved the transaction or recommended that the transaction be disapproved. (203) (186) “Permitted Debt” means: (a) with respect to the Master LP Obligors only: (i) (a) the Obligations; (ii) (b) Manufacturing Flooring Facilities, provided that: (A) (i) at the time of the entering into of any Manufacturing Flooring Facilities, Master Borrower has delivered to the Administrative Agent an Officer’s Certificate confirming that Master Borrower would be in compliance with the applicable Financial Covenants both before and after giving effect to the entering into of such Manufacturing Flooring Facilities, and (B) (ii) the Administrative Agent has, acting reasonably, entered in an acceptable intercreditor agreement with each applicable third party lender; (iii) (c) unsecured Debt of a Master LP Borrower to any other Master LP Borrower; (iv) (d) Debt consisting of Capital Leases and purchase money indebtedness incurred to acquire equipment which is secured only by the equipment acquired and proceeds therefrom and such equipment secures only the obligation to pay the purchase price; CREDIT AGREEMENT LEGAL_43503785.7 (v) (e) Debt consisting of leases entered into with an OEM with respect to vehicles used by a Master LP Borrower for service loaners, subscription services or otherwise leased to its customers; (vi) (f) Debt appearing as a claims reserve (or similar term) on the balance sheet of ana Master LP Obligor, which represents amounts which have been received but which will be expended to pay warranty and service claims by customers of thesuch Master LP Obligors; (vii) (g) Subordinated Debt, including: (A) (i) Debt incurred in connection with reverse earn-outs granted pursuant to Permitted Acquisitions; and (B) (ii) to the extent not permitted in (iii) above, Debt owed by a Master LP Borrower to a General Partner or another Affiliate (other than another Borrower), that in each case is (x) consented to and on terms acceptable to the Administrative Agent and the Required Lenders, and (y) is subject to a postponement and subordination agreement made between the Administrative Agent and the applicable holder of such Subordinated Debt in form and substance satisfactory to the Administrative Agent and the Required Lenders, acting reasonably; (viii) (h) Debt incurred with respect to Securitization Programs; (ix) (i) Debt that is only secured by owned real property of ana Master LP Obligor, provided that such owned real property is not included in the Revolving Facility Borrowing Base; (x) (j) unsecured Debt of ana Master LP Obligor in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business; (xi) (k) unsecured Debt with respect to any operating lease of ana Master LP Obligor under which ansuch Master LP Obligor has furnished a residual value guarantee and in respect of which ansuch Master LP Obligor is liable as lessee; (xii) (l) Hedging Liabilities in connection with Hedge Contracts that are permitted under Section 10.2(16); and (xiii) (m) such other Funded Debt of any Master LP Obligor to the extent that (i) such Funded Debt is unsecured, and (ii) Master Borrower has delivered to the Administrative Agent an Officer’s Certificate confirming that Master Borrower would be in compliance with the applicable Financial Covenants, both before and after giving effect to the incurrence of such Funded Debt.; and

CREDIT AGREEMENT LEGAL_43503785.7 (b) with respect to the Lithia Canada Dealers only: (i) the Obligations (Lithia Canada Dealer); (ii) unsecured Debt of a Lithia Canada Dealer to any other Lithia Canada Dealer; (iii) Debt consisting of Capital Leases and purchase money indebtedness incurred to acquire equipment which is secured only by the equipment acquired and proceeds therefrom and such equipment secures only the obligation to pay the purchase price; (iv) Debt consisting of leases entered into with an OEM with respect to vehicles used by a Lithia Canada Dealer for service loaners, subscription services or otherwise leased to its customers; (v) Debt appearing as a claims reserve (or similar term) on the balance sheet of a Lithia Canada Dealer, which represents amounts which have been received but which will be expended to pay warranty and service claims by customers of the Lithia Canada Dealer; and (vi) to the extent not permitted in (ii) above, Subordinated Debt owed by a Lithia Dealer Canada to an Affiliate, that in each case is (x) consented to and on terms acceptable to the Administrative Agent and the Required Lenders, and (y) is subject to a postponement and subordination agreement made between the Administrative Agent and the applicable holder of such Subordinated Debt in form and substance satisfactory to the Administrative Agent and the Required Lenders, acting reasonably. (204) (187) “Permitted Distribution” means: (a) management salaries and bonuses paid in the ordinary course of business and consistent with past practice; (b) Distributions from one Master LP Borrower to anotherany other Master LP Borrower; and (c) Distributions from one Lithia Canada Dealer to any other Lithia Canada Dealer; (d) (c) Distributions by Master Borrower (in addition to those permitted under paragraph (a) above) so long as (i) Nono Event of Default has occurred and is continuing, and (ii) Master Borrower has delivered to the Administrative Agent an Officer’s Certificate confirming that Master Borrower would be in compliance with the applicable Financial Covenants after such Distribution is made.; and (e) Distributions by a Lithia Canada Dealer (in addition to those permitted under paragraph (a) and (c) above) so long as (i) no Event of Default (Lithia Canada Dealer) has occurred and is continuing, and (ii) Master Borrower has delivered to the Administrative Agent an Officer’s Certificate confirming that the applicable Lithia Canada Dealer would be in compliance with the applicable Financial Covenants after such Distribution is made. CREDIT AGREEMENT LEGAL_43503785.7 (205) (188) “Permitted Investments” means: (a) Investments by ana Master LP Obligor in another Master LP Obligor; (b) Investments by a Lithia Canada Dealer in another Lithia Canada Dealer; (c) (b) Cash Equivalent Investments; (d) (c) Investments pursuant to a Permitted Acquisition; (e) (d) Investments by ana Master LP Obligor in a Non-Designated Subsidiary; (f) (e) Investments not otherwise permitted in this definition provided that the aggregate amount of such Investments does not exceed $25,000,000 in any Fiscal Year; and (g) (f) such other Investments by an Obligor as are consented to by the Required Lenders in writing in their sole discretion, provided that the making of any such Permitted Investment shall not cause an Event of Default to occur and be continuing (in the case of an Investment by a Master LP Obligor) or an Event of Default (Lithia Canada Dealer) to occur and be continuing (in the case of an Investment by a Lithia Canada Dealer Obligor) and Master Borrower has delivered to the Administrative Agent an Officer’s Certificate confirming that Master Borrower or such Lithia Canada Dealer, as applicable, would be in compliance with the applicable Financial Covenants after giving effect to the incurrence of such Investment. (206) (189) “Permitted Liens” means: (a) with respect to any Obligor (excluding the Lithia Canada Dealers) only: (i) (a) Liens for taxes, assessments or other government charges or levies not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;; (ii) (b) Liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (iii) (c) Liens under workers’ compensation, unemployment insurance, or similar legislation which are not past due for more than 60 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (iv) (d) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of the Loan Documents), public or statutory

CREDIT AGREEMENT LEGAL_43503785.7 obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business which are not past due for more than 30 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (v) (e) judgment and other similar Liens arising in connection with court proceedings, in an aggregate amount not in excess of the Threshold Amount; provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (vi) (f) easements, rights-of-way, zoning restrictions, and other similar encumbrances in existence on the Closing Date or which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by any Master LP Obligor of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; (vii) (g) purchase money Liens hereafter created by any Master LP Obligor to secure the purchase price of equipment acquired after the date hereof, so long as (i) such equipment is acquired in the ordinary course of such Person’s business, (ii) such Lien attaches to such equipment no later than 10 days after the acquisition thereof; (iii) such Lien does not extend to any property other than the equipment acquired and proceeds thereof, (iv) such Lien secures only the obligation to pay the purchase price of such equipment, and (v) the Debt secured is Permitted Debt; (viii) (h) Liens securing obligations in respect of Capital Leases provided that such Capital Leases are Permitted Debt of a Master LP Obligor, and such Liens attach only to the property being leased and proceeds thereof; (ix) (i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution (provided that such deposit accounts are permitted hereunder); (x) (j) Liens (including, without limitation, certain rights of set-off and title retention agreements) in respect of the Manufacturer Flooring Facilities and OEM Agreements attaching to a vehicle sold or leased to ana Master LP Obligor by an OEM and securing amounts owing in connection with the purchase or lease of such vehicle by such Master LP Obligor from such OEM, so long as such Liens do not secure Funded Debt (other than Permitted Debt of such Master LP Obligor), such Liens arise in the ordinary course of business consistent with the Master LP Borrowers’ existing business practices and, in the case of Liens in respect of Manufacturing Flooring Facilities, the Administrative Agent has received a priorities agreement from such OEM in form and substance satisfactory to the Administrative Agent, acting reasonably; CREDIT AGREEMENT LEGAL_43503785.7 (xi) (k) Liens in favour of Lithia Canada Leasing, LP attaching to a vehicle sold or leased by Lithia Canada Leasing, LP to another Master LP Borrower; (xii) (l) Liens securing Securitization Programs; (xiii) (m) Liens granted with respect to owned real property of ana Master LP Obligor, provided that such owned real property is not included in the Revolving Facility Borrowing Base; and (xiv) (n) such other Liens consented to in writing by the Administrative Agent and the Required Lenders, and (b) with respect to the Lithia Canada Dealers only: (i) Liens for taxes, assessments or other government charges or levies not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained; (ii) Liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (iii) Liens under workers’ compensation, unemployment insurance, or similar legislation which are not past due for more than 60 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (iv) judgment and other similar Liens arising in connection with court proceedings, in an aggregate amount not in excess of the Threshold Amount; provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (v) easements, rights-of-way, zoning restrictions, and other similar encumbrances in existence on the Closing Date or which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by any Obligor of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; (vi) purchase money Liens hereafter created by a Lithia Canada Dealer to secure the purchase price of equipment acquired after the date hereof, so long as (i) such equipment is acquired in the ordinary course of such Person’s business, (ii) such Lien attaches to such equipment no later than 10 days after the acquisition thereof; (iii) such Lien does not extend to any property other than the equipment acquired and proceeds thereof, (iv) such

CREDIT AGREEMENT LEGAL_43503785.7 Lien secures only the obligation to pay the purchase price of such equipment, and (v) the Debt secured is Permitted Debt of such Lithia Canada Dealer; (vii) Liens securing obligations in respect of Capital Leases provided that such Capital Leases are Permitted Debt of a Lithia Canada Dealer, and such Liens attach only to the property being leased and proceeds thereof; and (viii) such other Liens consented to in writing by the Administrative Agent and the Required Lenders. provided that nothing in this definition or otherwise in this Agreement or any other Loan Document shall (i) be construed as evidencing an intention or agreement on the part of the Administrative Agent that the Security Documents, the Obligations, the Security Documents (Lithia Canada Dealer) or the Obligations (Lithia Canada Dealer), be or have been subordinated to any Permitted Liens, or (ii) cause any such subordination to occur. (207) (190) “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. (208) (191) “Preferred Claims” means, at any time, all Liens or claims created by, or arising under any statute or regulation or arising under common law without the consent of the Borrowers (in contrast with Liens voluntarily granted) which rank, or are capable of ranking, prior to or pari passu with the Liens created by the Security Documents or Security Documents (Lithia Canada Dealer) against all or any part of the Borrowers’ assets, whether then existing or, in the Administrative Agent’s judgment acting reasonably, likely to arise, including claims for unremitted rents, Taxes, wages, vacation pay, employee deductions, workers’ compensation obligations, government royalties or pension fund obligations. (209) (192) “Prime Loan” means a Loan denominated in Canadian Dollars in respect of which the Borrowers are obligated to pay interest in accordance with Section 4.1. (210) (193) “Prime Rate” means, with respect to a Prime Loan, on any date of determination the greater of: (a) the annual rate of interest announced from time to time by the Administrative Agent as being its reference rate then in effect on such day for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada; and (b) Adjusted Term CORRA for a Contract Period of one (1) month in effect from time to time plus 100 basis points per annum, provided that in no event shall the Prime Rate be less than zero for the purposes of this Agreement. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the Prime Rate determined by the Administrative Agent shall be effective on the date the change becomes effective generally. (211) (194) “Program Vehicle” means any vehicle with special option packages produced for sale to major daily rental fleets. Under their fleet incentive programs, the manufacturer agrees to CREDIT AGREEMENT LEGAL_43503785.7 repurchase vehicles from the daily rental company after a specified time period at a predetermined price. (212) (195) “Real Property” means real property, acceptable to the Administrative Agent, that is owned by a Borrower and occupied by a Borrower as a motor vehicle sales facility. (213) (196) “recreational vehicle”, “recreational vehicle sector” shall include, without limitation boats, motorcycles, off-road vehicles, and electric vehicles of any kind; (214) (197) “Reimbursement Obligation” means the obligation of the Borrowers in respect of a Letter of Credit to reimburse the L/C Issuer pursuant to Section 3.3(5). (215) (198) “Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates. (216) (199) “Release” means the method by which a Contaminant or other Hazardous Material comes to be in the environment at large and includes discharging, spraying, injection, abandonment, depositing, spilling, leaking, seeping, pouring, emitting, emptying, throwing, dumping, placing and exhausting, and when used as a noun has a correlative meaning. (217) (200) “Relevant Canadian Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto. (218) (201) “Required Lenders” means: (a) if three (3) or less Lenders exist, all Lenders (other than Defaulting Lenders and the Lender(s) that have requested the issuance of an Exit Notice); or (b) if more than three (3) Lenders exist, the Lenders (other than Defaulting Lenders and the Lender(s) that have requested the issuance of an Exit Notice) from whom, in the aggregate, hold at least 66 2/3% of the Loans that have been made or are available to the Borrowers. (219) (202) “Responsible Officer” means the (a) chief financial officer, chief executive officer or other senior officer acceptable the Administrative Agent of a General Partner, for and on behalf of its applicable Master LP Borrower, that has the capacity to bind such General Partner and the applicable Borrower.Master LP Borrower, and (b) with respect to a Lithia Canada Dealer, chief financial officer, chief executive officer or other senior officer of such Lithia Canada Dealer acceptable the Administrative Agent, that has the capacity to bind such Lithia Canada Dealer; provided that, a Responsible Officer of the Master Borrower shall also be a Responsible Officer for the Lithia Canada Dealers for purposes of delivering the Officer’s Certificate required under this Agreement. (220) (203) “Revolving Borrowers” means, collectively, the Persons listed on Schedule 1.1(203219) and each other Revolving Borrower that may be added from time to time pursuant to a Joinder Agreement, and their successors and permitted assigns, and “Revolving Borrower” means any one of them. (221) (204) “Revolving Borrowing Base” means, with respect to Revolving Borrowers, as of any date of determination:

CREDIT AGREEMENT LEGAL_43503785.7 (a) an amount equal to the sum of the following (without duplication): (i) the Non-Formula Amount, (ii) 100% of Contracts in Transit owing to Revolving Borrower in which Administrative Agent has a perfected first priority Lien, which have not remained unpaid for more than fifteen (15) days; (iii) 80% of Eligible Parts and Service Accounts Receivable; (iv) 65% of the (i) the net book value of Eligible Parts and Accessories Inventory, minus (ii) the unpaid acquisition cost owed to sellers and financiers of such inventory; (v) 75% of the most recent appraised value of Eligible Real Property; (vi) 100% of the sum of invoices from OEMs (including freight, advertising and holdbacks) for Eligible New Vehicles; (vii) 100% of the amount of the Used Vehicle Flooring Borrowing Base; and (viii) 40% of (x) the net book value of Eligible Equipment, minus (ii) the principal amount of indebtedness or obligations of any Person (other than the Obligations) which is secured by such Eligible Equipment. (b) Minus, the sum of the then outstanding aggregate principal balance of the following: (i) (A) Wholesale Flooring A Loans, plus (B) Wholesale Flooring B Loans, plus (C) Wholesale Flooring Swing Line Loans, minus (CD) the total Bulk Credit at such time, (ii) Used Vehicle Flooring Loans, and (iii) Used Vehicle Flooring Swing Line Loans. Notwithstanding anything to the contrary in this Agreements, the amount included in the Revolving Facility Borrowing Base pursuant to components (a)(i) and (a)(v) above shall not at any time exceed $50,000,000 in the aggregate. (222) (205) “Revolving Borrowing Base Certificate” means a borrowing base certificate substantially in the form attached as Schedule 1.1(205221) signed by a Responsible Officer of Master Borrower. (223) (206) “Revolving Facility” has the meaning given to it in Section 2.1(1). (224) (207) “Revolving Limit” means, at any time, the lesser of: (a) the aggregate amount of the Commitments of the Lenders from time to time under the Revolving Facility which on the Closing Date is $100,000,000, and (b) the Revolving Facility Borrowing Base. CREDIT AGREEMENT LEGAL_43503785.7 (225) (208) “Revolving Loans” means Loans made under the Revolving Facility. (226) (209) “Revolving Swing Line Loan” has the meaning given to it in Section 2.1(6)(a). (227) (210) “Revolving Swing Line Limit” means $20,000,000. (228) (211) “Rolling Period” means a rolling four Fiscal Quarter period. (229) (212) “Rollover” means the rollover of a Borrowing by way of a CORRA Loan into another CORRA Loan under Section 3.2(2) or an extension of a Letter of Credit for an additional Contract Period under Section 3.3(3)(b). (230) (213) “Rollover Date” means the Business Day on which a Rollover occurs. (231) (214) “Sale-Leaseback” has the meaning given to it in Section 10.2(1). (232) (215) “Schedule I Lender” means any Lender named on Schedule I to the Bank Act (Canada). (233) (216) “Schedules” means the schedules attached to and forming part of this Agreement, as particularized in Section 1.141.15. (234) (217) “Security Documents” means any documents creating Liens on the assets of the Mater LP Obligors in favour of the Administrative Agent on behalf of itself, the L/C Issuer and the Lenders, and all other instruments, agreements and documents which have been or may hereafter from time to time be executed in connection therewith, including the documents set out in Section 7.1. (235) “Security Documents (Lithia Canada Dealer)” means any documents creating Liens on the assets of the Lithia Canada Dealers in favour of the Administrative Agent on behalf of itself, the L/C Issuer and the Lenders, and all other instruments, agreements and documents which have been or may hereafter from time to time be executed in connection therewith, including the documents set out in Section 7.2. (236) (218) “Securitization Program” means the Sun Life Securitization Program and any other transaction whereby a Master LP Borrower may sell, transfer and/or assign to a third party certain leases and personal property related thereto, and the proceeds of which are repaid to the Administrative Agent if required pursuant to Section 10.2(1). (237) (219) “Subordinated Debt” of a Person means any Debt of such Person the payment of which is subordinated to payment of the Obligations or the Obligations (Lithia Canada Dealer), as the case may be. (238) (220) “Subsidiary” of a Person means (a) any corporation of which the Person and/or any one of its Affiliates holds, directly or beneficially, other than by way of security only, securities to which are attached more than 50% of the votes that may be cast to elect directors of such corporation, (b) any corporation of which the Person and/or any one of its Affiliates has, through operation of law or otherwise, the ability to elect or cause the election of a majority of the directors of such corporation and (c) any partnership, limited or unlimited liability company or joint venture in which such Person and/or one or more Subsidiaries of such Person shall have,

CREDIT AGREEMENT LEGAL_43503785.7 directly or indirectly, more than 50% of the votes that may be cast to elect the governing body of such entity. (239) (221) “Sun Life” means Sun Life Assurance Company of Canada and its successors and assigns. (240) (222) “Sun Life Securitization Program” means the securitization program made pursuant to that certain master purchase and servicing agreement dated as of December 21, 2018, originally made between Sun Life and Pfaff Motors Inc. and others, as assigned by Sun Life and assumed by Lithia Canada Leasing, L.P. pursuant to an assignment and assumption agreement dated as of August 30, 2021, as amended, supplemented, restated or replaced from time to time. (241) (223) “Supplemental Fee Letter” means the fee letter dated June 3rd, 2022 between the Administrative Agent and Master Borrower, as amended, supplemented or replaced from time to time. (242) (224) “Swing Line Lender” means BNS (so long as BNS is Administrative Agent) or such other Lender that may become Swing Line Lender. (243) (225) “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. (244) (226) “Term CORRA” means, for any calculation with respect to a Term CORRA Loan for any Contract Period, the Term CORRA Reference Rate that is two (2) Business Days prior to the first day of such Contract Period, as such rate is published by the Term CORRA Administrator and is displayed on a screen or other information service as identified or selected by the Administrative Agent; provided, however, that if the Term CORRA Reference Rate for the applicable Contract Period has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such Contract Period as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such Contract Period was published by the Term CORRA Administrator. (245) (227) “Term CORRA Adjustment” means, with respect to Term CORRA, for a Contract Period of a duration of (a) one-month a percentage equal to 0.29547% per annum, and (b) three-months, a percentage equal to 0.32138% per annum. (246) (228) “Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator. (247) (229) “Term CORRA Loan” means any Loan made hereunder that bears interest at a rate based on Adjusted Term CORRA. (248) (230) “Term CORRA Reference Rate” means the forward-looking term rate based on CORRA. (249) (231) “Termination Date” means March 18, 2027, as extended from time to time hereunder. CREDIT AGREEMENT LEGAL_43503785.7 (250) (232) “Threshold Amount” means (a) with respect to the Master LP Obligors, $10,000,000 calculated on an aggregate basis for all Master LP Obligors, and (b) with respect to the Lithia Canada Dealers, $500,000 calculated on an aggregate basis for all the Lithia Canada Dealers. (251) (233) “Unadjusted Canadian Benchmark Replacement” means the applicable Canadian Benchmark Replacement excluding the related Canadian Benchmark Replacement Adjustment. (252) (234) “Used Leased Unit” means a reconditioned passenger car or Light Duty Truck, motorcycle or boat listed in the current Canadian Black Book (current plus up to eight previous model year units) for domestic lease by the applicable Borrower as lessor to third party lessees with: (a) an odometer reading of 150,000 km or less; and (b) a Canadian Black Book Value or acquisition cost (net of HST) of at least $7,500; or (c) as otherwise approved by the Administrative Agent. (253) (235) “Used Motor Vehicles” means reconditioned used passenger cars, motorcycles and Light Duty Trucks for domestic sale. (254) (236) “Used Vehicle Flooring Borrowers” means, collectively, Master Borrower and each other Used Vehicle Flooring Borrower that may be added from time to time pursuant to a Joinder Agreement, and their successors and permitted assigns, and “Used Vehicle Flooring Borrower” means any one of them. (255) (237) “Used Vehicle Flooring Borrowing Base” means, as of any date of determination, an amount equal to eighty-five percent (85%) of the sum, without duplication, of the following: (a) the net book value of Used Motor Vehicles of Master Borrower and any other Borrowers which are Eligible Used Motor Vehicles (net of GST / HST), minus (b) the aggregate outstanding principal amount of any indebtedness or obligation to any Person (other than the obligations to the Administrative Agent and Lenders under the Loan Documents) which is secured by such Eligible Used Motor Vehicles, including but not limited to amounts owing to holders of any Lien in a Used Motor Vehicle at the time it is traded in, sold to, or otherwise acquired by a Borrower until such amounts have been paid in full. Notwithstanding the foregoing, the net book value of motorcycles constituting Used Motor Vehicles included in the Used Vehicle Flooring Facility Borrowing Base shall not, at any time, exceed five percent (5%) of the total Used Vehicle Flooring Facility Borrowing Base. (256) (238) “Used Vehicle Flooring Borrowing Base Certificate” means a borrowing base certificate substantially in the form attached as Schedule 1.1(238255) signed by a Responsible Officer of Master Borrower.

CREDIT AGREEMENT LEGAL_43503785.7 (257) (239) “Used Vehicle Flooring Facility” has the meaning given to it in Section 2.3(1). (258) (240) “Used Vehicle Flooring Facility Limit” means the aggregate amount of the Commitments of the Lenders from time to time under the Used Vehicle Flooring Facility which on the Closing Date is $100,000,000. (259) (241) “Used Vehicle Flooring Loans” means Loans made under the Used Vehicle Flooring Facility. (260) (242) “Used Vehicle Flooring Swing Line Loan” has the meaning given to it in Section 2.3(6)(a). (261) (243) “Used Vehicle Flooring Swing Line Limit” means $20,000,000. (262) (244) “Vehicle Sales and Related Business” means the business of (a) selling, leasing and financing motor vehicles, recreational vehicles and related activities, including rental programs and selling parts, services, accessories and finance and insurance related products, (b) operating any body and service shops and related activities, (c) acquiring, owning, operating and, in some cases, selling dealerships engaged in such businesses, and (d) leasing or sub-leasing owned real property, and in each case activities that are reasonably related thereto or extensions thereof. (263) (245) “Waste” means ashes, garbage and refuse and includes domestic waste, industrial waste, municipal refuse or such other materials as are designated as waste under any Environmental Law. (264) “Wholesale Flooring A Borrowers” means, collectively, the Persons listed on and each other Wholesale Flooring A Borrower that may be added from time to time pursuant to a Joinder Agreement, and their successors and permitted assigns, and “Wholesale Flooring A Borrower” means any one of them. (265) (246) “Wholesale Flooring B Borrowers” means, collectively, the Persons listed on Schedule 1.1(246264) and each other Wholesale Flooring B Borrower that may be added from time to time pursuant to a Joinder Agreement, and their successors and permitted assigns, and “Wholesale Flooring B Borrower” means any one of them. (266) (247) “Wholesale Flooring A Facility” has the meaning given to it in Section 2.2(1)(a). (267) “Wholesale Flooring B Facility” has the meaning given to it in Section 2.2(1)(b). (268) (248) “Wholesale Flooring Facility Bulk Prepayments” means a program allowing the Borrowers to make lump sum payments from time to time in payment of the outstanding Loans under the Wholesale Flooring A Facility (without paying out specific units). (269) (249) “Wholesale Flooring A Facility Limit” means the amount equal to (a) $500,000,000 less (b) the aggregate outstanding principal amount of the Commitments of the Lenders from time to time under the Wholesale Flooring Facility which on the Closing Date is $500,000,000B Loans. (270) “Wholesale Flooring B Facility Limit” means the amount equal to the lesser of the following: CREDIT AGREEMENT LEGAL_43503785.7 (a) $25,000,000, and (b) the amount equal to $500,000,000 less the aggregate outstanding principal amount of Wholesale Flooring A Loans. (271) “Wholesale Flooring A Loans” means Loans made under the Wholesale Flooring A Facility. (272) (250) “Wholesale Flooring B Loans” means Loans made under the Wholesale Flooring B Facility. (273) (251) “Wholesale Flooring Swing Line Loan” has the meaning given to it in Section 2.2(6)(a). (274) (252) “Wholesale Flooring Swing Line Limit” means $50,000,000. (275) (253) “Wholesale Lease Management Report” means a report, in form an substance satisfactory to the Administrative Agent, from the applicable Borrower summarizing such Borrower’s Eligible Wholesale Leases and, in connection with any requested Borrowing by the applicable Borrower, which identifies all Eligible Wholesale Leases, including, for each such Eligible Wholesale Lease, customer (account) name, unit description, VIN (serial) number, lease term, finance rate, depreciated book value, residual value, net rent, depreciation amount, interest amount, and lease type. (276) (254) “Wholesale Leasing Borrowers” means, collectively, Lithia Canada Leasing, LP and each other Wholesale Leasing Borrower that may be added from time to time pursuant to a Joinder Agreement, and their successors and permitted assigns, and “Wholesale Leasing Borrower” means any of them. (277) (255) “Wholesale Leasing Borrowing Base” means, without duplication, the aggregate amount equal to the following: (a) with respect to Eligible Wholesale Leases and Eligible Finance Contracts, 100% of the aggregate depreciated book value (calculated in accordance with the below) of the Wholesale Leasing Facility Borrowers’ Eligible Wholesale Leases and Eligible Finance Contracts outstanding at any time, as evidenced by the Wholesale Lease Management Report; (b) with respect to leases for Leased Units and loans for Finance Contracts that do not meet the Rule of Nine but otherwise meet all the criteria of Eligible Wholesale Leases and Eligible Finance Contracts, 100% of the aggregate depreciated book value (calculated in accordance with the below) of such leases outstanding at any time (not to exceed 35% of the Wholesale Leasing Facility Limit), as evidenced by the Wholesale Lease Management Report; and (c) with respect to leases for Leased Units that are not Eligible Wholesale Leases and loans for Finance Contracts that are not Eligible Finance Contracts, 100% of the aggregate depreciated book value (calculated in accordance with the below) of such leases outstanding at any time (not to exceed 10% of the Wholesale Leasing Facility Limit), as evidenced by the Wholesale Lease Management Report.

CREDIT AGREEMENT LEGAL_43503785.7 Notwithstanding the foregoing, (i) any Wholesale Lease or Finance Contract included in the Wholesale Leasing Borrowing Base shall only be for units/vehicles in Canada and the United States1, (ii) the value of the leases (as calculated above) relating to Leased Units of Medium Duty Trucks or Heavy Duty Trucks that are included in the Wholesale Leasing Borrowing Base shall not exceed 15% of the Wholesale Leasing Limit, (iii) none of the leases included in the Wholesale Leasing Borrowing Base shall be financed by any other third-party financing, (iv) up to a maximum of $80,000,000 of the Wholesale Leasing Limit shall be available to finance Eligible Finance Contracts, (v) the form of the agreement to be used for Eligible Wholesale Leases and Eligible Finance Contracts is subject to approval of the Administrative Agent, acting reasonably, and (vi) the Administrative Agent shall have the right, acting reasonably, in its sole discretion, to exclude any lease or Finance Contract from the Wholesale Leasing Borrowing Base. For the purposes of calculating the aggregate depreciated book value for Eligible Wholesale Leases, the minimum average depreciation of the capital cost of all vehicles forming part of the Wholesale Lease Management Report, is based on the following schedule: Original Lease Term Rate per Month up to 12 months 2.20% 13 to 24 months 1.70% 25 to 36 months 1.40% 37 to 48 months 1.20% 49 to 60 months 1.10% 61 to 72 month 1.00% For the purposes of calculating the aggregate depreciated book value for Eligible Finance Contracts, the minimum average depreciation of the capital cost of all vehicles forming part of the Wholesale Lease Management Report, is based on the following schedule: Original Loan Term Rate per Month up to 12 months 2.20% 13 to 24 months 1.70% 25 to 36 months 1.40% 37 to 48 months 1.20% 49 to 60 months 1.10% 1 The value of the units/vehicles located in the US that can be included in the Wholesale Leasing Facility Borrowing Base is limited to 2% of the Wholesale Leasing Facility Borrowing Base. CREDIT AGREEMENT LEGAL_43503785.7 61 to 72 months 1.00% 73 to 84 months 1.00% With respect to any lease included in the Wholesale Leasing Borrowing Base, for audit purposes, the Administrative Agent shall have the right to verify any lease and/or or Finance Contract directly with the lessee/customer thereunder. The verification of leases and /or Finance Contract shall either be completed (i) directly by the Administrative Agent at no cost to the Borrowers or, (ii) at the option of the Borrowers, the verification of leases and / or Finance Contract may be completed by the Borrowers’ auditor so long as the auditor is satisfactory to the Administrative Agent and the verification is completed in accordance with the terms stipulated by the Administrative Agent. The costs of the verification completed by the Borrowers’ auditor shall be paid by the Borrowers. (278) (256) “Wholesale Leasing Borrowing Base Certificate” means a borrowing base certificate substantially in the form attached as Schedule 1.1(256277) signed by a Responsible Officer of Master Borrower. (279) (257) “Wholesale Leasing Facility” has the meaning given to it in Section 2.4(1). (280) (258) “Wholesale Leasing Limit” means the aggregate amount of the Commitments of the Lenders from time to time under the Wholesale Leasing Facility which on the Closing Date is $400,000,000. (281) (259) “Wholesale Leasing Loans” means Loans made under the Wholesale Leasing Facility. (282) “Working Capital (Lithia Canada Dealer)” means, at any time, with respect to a Lithia Canada Dealer, the amount equal to (a) the Current Assets of such Lithia Canada Dealer minus (b) the Current Liabilities of such Lithia Canada Dealer. Section 1.2 Terms Generally The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise expressly stated, all references in this Agreement to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be

CREDIT AGREEMENT LEGAL_43503785.7 construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Section 1.3 Business Day If under this Agreement any payment or calculation is to be made, or any other action is to be taken, on or as of a day which is not a Business Day, that payment or calculation is to be made, and that other action is to be taken, as applicable, on or as of the next day that is a Business Day. Section 1.4 Conflict If there is a conflict between any provision of this Agreement and any provision of another document contemplated by or delivered under or in connection with this Agreement, including without limitation, any standard documentation entered into with respect to Bankers’ Acceptances, the relevant provision of this Agreement is to prevail. Section 1.5 Currency Unless otherwise specified, all amounts are stated in Canadian Dollars. Section 1.6 Time Time shall be of the essence in all provisions of this Agreement. Section 1.7 Accounting Principles and Terms Wherever in this Agreement reference is made to GAAP, such reference shall be deemed to be to the recommendations at the relevant time of the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles). Where the character or amount of any asset or liability or item of revenue or expense or amount of equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the Parties, be made in accordance with generally accepted accounting principles applied on a consistent basis. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of the Financial Covenants, standards or terms of this Agreement, then the Applicable Borrowers and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Applicable Borrowers’ financial condition shall be substantially the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Applicable Borrowers, the Administrative Agent and the Required Lenders, all Financial Covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Accounting Principles Board of the American Institute of Certified Public Accountants including CREDIT AGREEMENT LEGAL_43503785.7 as a result of a conversion to International Financial Reporting Standards, and in all events including changes which have resulted from implementation and adoption of the International Financial Reporting Standards or accounting standards for private or public enterprises to the extent required by the Financial Accounting Standards Board and to the extent applicable to the Borrowers. Section 1.8 Canadian Interest Rates The Administrative Agent and the Lenders do not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Canadian Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Canadian Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, or any other Canadian Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Canadian Conforming Changes. The Administrative Agent, the Lenders and their respective affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, any alternative, successor or replacement rate (including any Canadian Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to any Obligor. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Prime Rate, Term CORRA, Adjusted Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA or any other Canadian Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Obligor, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.9 Officer’s Certificate If Master Borrower delivers an Officer’s Certificate in accordance with the provisions of this Agreement or any other Loan Document, Administrative Agent has the right to request details of the calculation of the applicable Financial Covenants referenced therein (consistent with the details provided in connection with a Compliance Certificate) and Master Borrower shall deliver such information to Administrative Agent no later that 10 days after receipt of such request. Administrative Agent may circulate the information received from Master Borrower pursuant to this Section 1.81.9 to the Lenders. For greater certainty, the Master Borrower is hereby authorized to deliver Officer’s Certificates on behalf of the Lithia Canada Dealers (including, without limitation, certifying the calculation of the applicable Financial Covenants and other matters on behalf on the Lithia Canada Dealers).

Section 1.10 Several Obligations

The obligations (including the Obligations) of the Master LP Obligors hereunder or under any other Loan Document is joint and several as between the Master LP Obligors, but is not the several or joint and several obligation of any Lithia Canada Dealer Obligors. The obligations (including the Obligations (Lithia Canada Dealer)) of the Lithia Canada Dealer Obligors hereunder or under any other Loan Document is joint and several as between the Lithia Canada Dealer Obligors, but is not the several or joint and several obligation of any Master LP Obligors.

Section 1.11 ~~Section 1.10~~ Headings and Table of Contents

The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

Section 1.12 ~~Section 1.11~~ Time of Day

Unless otherwise specified, references to time of day or date mean the local time or date in the City of Toronto, Province of Ontario.

Section 1.13 ~~Section 1.12~~ Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

Section 1.14 ~~Section 1.13~~ Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

(a) the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b) the legality, validity or enforceability of that provision in any other jurisdiction.

Section 1.15 ~~Section 1.14~~ Schedules

The following Schedules are attached to and form part of this Agreement:

Schedule 1.1(1) – Accordion Agreement
Schedule 1.1(~~16~~17) – Applicable Percentage
Schedule 1.1(~~18~~19) – Assignment and Assumption
Schedule 1.1(~~26~~27) – Branch of Account
Schedule 1.1(~~52~~54) – Commitments
Schedule 1.1(~~55~~57) – Compliance Certificate
Schedule 1.1(~~74~~78) – Daily Rental Borrowing Base Certificate
Schedule 1.1(~~142~~149) – Joinder Agreement
Schedule 1.1(~~179~~194) – Officer's Certificate
Schedule 1.1(~~203~~219) – Revolving Borrowers
Schedule 1.1(~~205~~221) – Revolving Borrowing Base Certificate
Schedule 1.1(~~238~~255) – Used Vehicle Flooring Borrowing Base Certificate

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Schedule 1.1(~~246~~264) – Wholesale Flooring A Borrowers and Wholesale Flooring B Borrowers
Schedule 1.1(~~256~~277) – Wholesale Leasing Borrowing Base Certificate
Schedule 3.1(1)(a) – Notice of Requested Borrowing
Schedule 3.3(3)(b) – Letter of Credit Extension Request
Schedule 3.3(11) – Existing L/Cs
Schedule 3.4 – Conversion Option Notice
Schedule 5.6 – Notice of Repayment
Schedule 5.8 – Notice of Cancellation of Credit Facility
Schedule 9.1(8) – Owned Property / Owned Property (Lithia Canada Dealer)
Schedule 9.1(9) – Real Property Leases / Real Property Leases (Lithia Canada Dealer)
Schedule 9.1(11) – Location of Assets, Places of Business
Schedule 9.1(17) – Canadian Benefit and Pension Plans
Schedule 9.1(18) – Labour Matters
Schedule 9.1(20) – Corporate Organization

ARTICLE 2- THE CREDIT FACILITIES

Section 2.1 Revolving Facility

(1) **Establishment.**

Subject to the terms and conditions hereof, the Lenders hereby establish in favour of Revolving Borrowers a committed revolving term credit facility (the "**Revolving Facility**") in an aggregate amount of up to the Revolving Limit.

(2) **Purpose.**

The Revolving Facility may be used by Revolving Borrowers to finance their working capital and otherwise for general corporate purposes of Revolving Borrowers.

(3) **Availability and Maximum Advances.**

(a) The Revolving Facility is available to Revolving Borrowers by way of the following:

(i) Prime Loans;

(ii) CORRA Loans; and/or

(iii) Letters of Credit up to an aggregate face amount not exceeding at any time the L/C Sublimit.

(b) Borrowings under Revolving Facility are not to exceed the Revolving Limit.

(4) **Revolving Nature.**

The principal amount of any Borrowing under the Revolving Facility that is repaid may be reborrowed from time to time, if Revolving Borrowers are otherwise entitled to a Borrowing under the Revolving Facility. On the Final Maturity Date, the Commitments

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LEGAL_43503785.7

CREDIT AGREEMENT LEGAL_43503785.7 under the Revolving Facility shall be automatically cancelled and all Obligations under the Revolving Facility shall become immediately due and payable. (5) Repayments. In addition to the mandatory repayments required pursuant to Section 5.4(a), Revolving Borrowers shall repay to the Lenders all outstanding Obligations in respect of the Revolving Facility by way of: (a) one principal repayment in the amount of all outstanding Borrowings under the Revolving Facility due on the Final Maturity Date; and (b) payments of accrued interest due and payable monthly in arrears on each Interest Payment Date and on the Final Maturity Date, until all outstanding Obligations under the Revolving Facility owing to the Lenders have been repaid and satisfied in full. Revolving Borrowers shall ensure that all Letters of Credit issued under the Revolving Facility shall mature on or prior to the Final Maturity Date. Revolving Borrowers may repay amounts borrowed under the Revolving Facility at any time without penalty prior to the Final Maturity Date. (6) Revolving Swing Line Loans (a) Subject to payment of applicable fees and charges of the Swing Line Lender, and the terms and conditions set out in this Section 2.1, the Swing Line Lender shall provide Revolving Borrowers with Canadian Dollar netting or zero balance accounts at the main branch of the Swing Line Lender (or at such other branch of the Swing Line Lender as may be agreed upon by the Swing Line Lender and Master Borrower from time to time). At any time that Revolving Borrowers would be entitled to obtain Loans under the Revolving Facility, Revolving Borrowers shall be entitled to obtain Loans from the Swingline Lender (including by way of overdraft), draw cheques or request wire transfers or other debit transactions in Canadian Dollars on their Canadian Dollar accounts respectively at the Swing Line Lender. The amount of any overdraft in such zero netting or zero balance accounts of Revolving Borrowers at the end of each Business Day, subject to appropriate adjustments, shall be deemed to be a CORRA Loan in the case of such Canadian Dollar accounts outstanding to Revolving Borrowers from the Swing Line Lender (each, a “Revolving Swing Line Loan”). The credit balance in such netting or zero balance accounts at the end of each Business Day, subject to appropriate adjustments, shall be applied by the Swing Line Lender as a repayment of outstanding Revolving Swing Line Loans and such netting or zero balance accounts shall be reduced accordingly. (b) If, on any Business Day, either (i) the aggregate amount of all outstanding Revolving Swing Line Loans exceeds the Revolving Swing Line Limit, or (ii) the Swing Line Lender providing its Applicable Percentage of a requested Borrowing under the Revolving Facility would, when combined with the amount of all outstanding Revolving Swing Line Loans, cause the Swing Line Lender’s Applicable Percentage of the Revolving Limit to be exceeded, then the Swing Line Lender may deliver a written notice to the Administrative Agent and each of CREDIT AGREEMENT LEGAL_43503785.7 the Lenders and Revolving Borrowers requiring repayment of that portion of the Revolving Swing Line Loans which will reduce the outstanding balance of all Revolving Swing Line Loans to an amount less than the Revolving Swing Line Limit (or will permit the Swing Line Lender to make its Applicable Percentage of the requested Borrowings under the Revolving Facility, as applicable). Upon delivery of such written notice, Revolving Borrowers shall be deemed to have given at such time an notice to the Administrative Agent requesting CORRA Loans under the Revolving Facility in an aggregate amount equal to the repayment amount specified by the Swing Line Lender and, for greater certainty, the required number of Business Days’ notice and the minimum amount of the Loans shall not be applicable to such CORRA Loans. If the aggregate principal amount of all such requested Loans and all Borrowings outstanding under the Revolving Facility would not exceed the Revolving Limit at such time, and if no Default or Event of Default is then continuing, then the Lenders shall make such requested Loans based upon each Lender’s Applicable Percentage thereof on the same Business Day (if such written notice was given by 11:00 a.m. (Eastern Standard Time) on such Business Day) or on the next Business Day (if such written notice was given after 11:00 a.m. (Eastern Standard Time) on such Business Day) and the Administrative Agent shall apply the proceeds thereof in reduction of the Revolving Swing Line Loans then outstanding. The Administrative Agent shall promptly notify Master Borrower of any such Loans made and Master Borrower agrees to accept each such Loans and hereby irrevocably authorizes and directs the Administrative Agent to apply the proceeds thereof in payment of the Revolving Swing Line Loans as aforesaid. (c) If and to the extent that Loans under the Revolving Facility cannot be made when required under Section 2.1(6)(b) as a result of there not being enough undrawn availability remaining under the Revolving Facility Limit or by reason of an Event of Default having occurred and being continuing, each of the Lenders agrees that it will purchase from the Swing Line Lender, and the Swing Line Lender shall sell to the Lenders, for cash, at par, without representation or warranty from or recourse against the Swing Line Lender (and irrespective of whether any condition precedent to a Loan has been satisfied or any Default or Event of Default has occurred and is continuing) an interest in such of the Revolving Swing Line Loans outstanding from the Swing Line Lender so that, after the completion of such purchases and sales, all Loans outstanding under the Revolving Facility (including Revolving Swing Line Loans) are outstanding rateably from the Lenders in accordance with their Applicable Percentage of the Revolving Limit of the Lenders. The intention of this Section 2.1(6)(c) is that when all purchases and sales required hereby have been completed, the outstanding Loans under the Revolving Facility will be outstanding rateably from the Lenders in accordance with their Applicable Percentage of the Revolving Limit. The Administrative Agent, upon consultation with the Lenders, shall have the power to settle any documentation required to evidence any such purchase and sale and, if deemed advisable by the Administrative Agent, to execute any document as attorney for any Lender in order to complete such purchase and sale. The Borrowers and the Lenders acknowledge that the foregoing arrangements are to be settled by the Lenders among themselves and the Borrowers expressly consent to the foregoing arrangements among the Lenders.

CREDIT AGREEMENT LEGAL_43503785.7 (d) Upon the occurrence and during the continuance of an Event of Default, no Revolving Swing Line Loans shall be made without the consent of the Required Lenders. (e) Each of the Lenders shall indemnify and save harmless the Swing Line Lender on a rateable basis based on such Lender’s Applicable Percentage of the Revolving Limit of the Lenders against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, payments or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Swing Line Lender in any way related to or arising out of any Revolving Swing Line Loan made by the Swing Line Lender (except for any such liabilities resulting from the gross negligence or wilful misconduct of the Swing Line Lender), other than solely related to or arising out of cash management services provided by the Swing Line Lender. (7) Proportionate Share Calculation – Revolving Facility Notwithstanding any other provision of this Agreement, having regard to the provision of Section 2.1 that no Borrowings of a Lender under the Revolving Facility shall exceed its Applicable Percentage of the Revolving Limit, and that the Swing Line Lender’s Commitment under the Revolving Facility includes the full amount of the Revolving Swing Line Limit, the Administrative Agent may, at its sole discretion, adjust the amount of each Lender’s Applicable Percentage of Borrowings under the Revolving Facility to reflect as closely as practicable the respective Applicable Percentage of each Lender after giving effect to the initial allocation of the full amount of the Revolving Swing Line Limit to the Swing Line Lender’s Revolving Facility Commitment, and may readjust any such amounts as it may reasonably determine following any notice requiring repayment of the Revolving Swing Line Loans pursuant to Section 2.1(6)(b). Section 2.2 Wholesale Flooring Facility (1) Establishment. Subject to the terms and conditions hereof, the Lenders hereby establish in favour of Wholesale Flooring Borrowers a the following: (a) a demand revolving new vehicle wholesale flooring financing credit facility (the “Wholesale Flooring A Facility”) in favour of Wholesale Flooring A Borrowers in a maximum principal amount not to exceed the Wholesale Flooring A Facility Limit, and (b) a demand revolving new vehicle wholesale flooring financing credit facility (the “Wholesale Flooring B Facility”) in favour of Wholesale Flooring B Borrowers in a maximum amount principal amount not to exceed the Wholesale Flooring B Facility Limit. (2) Purpose. Borrowings under the Wholesale Flooring A Facility and the Wholesale Flooring B Facility shall be used by the applicable Wholesale Flooring A Borrower and Wholesale CREDIT AGREEMENT LEGAL_43503785.7 Flooring B Borrower, as the case may be, to finance the purchase of New Motor Vehicles in which the Administrative Agent has a perfected first priority Lien. (3) Availability and Maximum Advances. (a) Subject to the terms and conditions hereof, Wholesale Flooring A Borrowers and Wholesale Flooring B Borrowers may obtain Borrowings for New Motor Vehicles (including qualifying CAP Vehicles and Program Vehicles in accordance with the definition of “New Motor Vehicles”) under the Wholesale Flooring A Facility or the Wholesale Flooring B Facility, as the case may be, by way of the following: (i) Prime Loans; and (ii) CORRA Loans, in all cases, secured by inter alia conditional sale contracts assigned by manufacturers in a form satisfactory to the Administrative Agent. (b) Any Borrowing under the Wholesale Flooring A Facility or the Wholesale Flooring B Facility is not to exceed the manufacturer’s / auction invoice amount plus the amount of GST/HST in respect of the New Motor Vehicle financed by such Borrowing, provided that GST/HST will not be financed for Dealer Trades. The Administrative Agent must be provided with Wholesale Flooring A Borrowers’ or Wholesale Flooring B Borrowers’, as the case may be, purchase documentation for all CAP Vehicles and Program Vehicles which is to include the make, model, year, serial number and odometer reading, within five (5) Business Days of the date of the Borrowing, or such other timeframe as determined by the Administrative Agent, acting reasonably. (4) Revolving Nature. (a) The principal amount of any Borrowings under the Wholesale Flooring A Facility that is repaid may be reborrowed from time to time if Wholesale Flooring A Borrowers are otherwise entitled to a Borrowing under the Wholesale Flooring A Facility. (b) The principal amount of any Borrowings under the Wholesale Flooring B Facility that is repaid may be reborrowed from time to time if Wholesale Flooring B Borrowers are otherwise entitled to a Borrowing under the Wholesale Flooring B Facility. (5) Repayment of Wholesale Flooring Facility (a) Subject to Section 2.2(6), Wholesale Flooring A Borrowers shall repay to the Lenders all outstanding Obligations in respect of Wholesale Flooring A Facility on demand in accordance with Section 11.311.5, and otherwise shall: (i) (a) make payments of accrued interest due and payable monthly in arrears on each Interest Payment Date;

CREDIT AGREEMENT LEGAL_43503785.7 (ii) (b) in accordance with the terms of any Delayed Payment Privilege Program; and (iii) (c) repay or pay, as the case may be, to the Administrative Agent, on behalf of the Lenders, any Borrowings under the Wholesale Flooring A Facility and all related Obligations on the earlier of: (A) (i) within two (2) Business Days after the date of the sale of a New Motor Vehicle (the original purchase of which was financed by a Borrowing to the applicable Wholesale Flooring A Borrower under the Wholesale Flooring A Facility) if customer paid by cash, cheque, electronic funds transfer or credit card, (B) (ii) within ten (10) Business Days after the date of the sale of a New Motor Vehicle (the original purchase of which was financed by a Loan to the applicable Wholesale Flooring A Borrower under the Wholesale Flooring A Facility) if such sale is pursuant to a Contract in Transit or otherwise (subject to paragraph (ciii)(iA)), (C) the date of demand by the Administrative Agent pursuant to Section 11.5, (D) the Final Maturity Date, and (E) the month-end following the maturity date of the loan term as follows: Types of Vehicle Loan Terms New & CAP Vehicles 15 months Program Vehicles 180 days Demonstrator – Service Rental Vehicles 180 days (b) Wholesale Flooring B Borrowers shall repay to the Lenders all outstanding Obligations (Lithia Canada Dealer) in respect of Wholesale Flooring B Facility on demand in accordance with Section 11.5, and otherwise shall: (i) make payments of accrued interest due and payable monthly in arrears on each Interest Payment Date; (ii) in accordance with the terms of any Delayed Payment Privilege Program; and (iii) repay or pay, as the case may be, to the Administrative Agent, on behalf of the Lenders, any Borrowings under the Wholesale Flooring B Facility and all related Obligations (Lithia Canada Dealer) on the earlier of: CREDIT AGREEMENT LEGAL_43503785.7 (A) within two (2) Business Days after the date of the sale of a New Motor Vehicle (the original purchase of which was financed by a Borrowing to the applicable Wholesale Flooring B Borrower under the Wholesale Flooring B Facility) if customer paid by cash, cheque, electronic funds transfer or credit card, (B) within ten (10) Business Days after the date of the sale of a New Motor Vehicle (the original purchase of which was financed by a Loan to the applicable Wholesale Flooring B Borrower under the Wholesale Flooring B Facility) if such sale is pursuant to a Contract in Transit or otherwise (subject to paragraph (iii)(A)), (C) (iii) the date of demand by the Administrative Agent pursuant to Section 11.311.5, (D) (iv) the Final Maturity Date, and (E) (v) the month-end following the maturity date of the loan term as follows: Types of Vehicle Loan Terms New & CAP Vehicles 15 months Program Vehicles 180 days Demonstrator – Service Rental Vehicles 180 days (c) The “Loan Term” of a Wholesale A Flooring Loan or a Wholesale B Flooring Loan (as set out in the chartcharts above) may be extended for a period of up to ninety (90) days (up to a maximum cumulative period of two hundred and seventy (270) days) subject to the following: (i) (A) the prior approval of the Administrative Agent, (ii) (B) repayment of an amount equal to ten percent (10%) of the original principal amount of the Wholesale Flooring A Loan (net of HST/GST) or a Wholesale Flooring B Loan (net of HST/GST), as the case may be, upon each extension, (iii) (C) the final repayment date of a Wholesale Flooring A Loan or Wholesale Flooring B Loan relating to a New or CAP Vehicle shall not extend beyond the date that is twenty-four (24) months after the date of such Wholesale Flooring A Loan or Wholesale Flooring B Loan, as the case may be, and (iv) (D) the repayment date of a Wholesale Flooring A Loan or Wholesale Flooring B Loan relating to Program Vehicle or Demonstrator – Service

CREDIT AGREEMENT LEGAL_43503785.7 Rental Vehicle shall not extend beyond the date that is three hundred and sixty-five (365) days after the date of such Wholesale Flooring A Loan or Wholesale Flooring B Loan, as the case may be. Wholesale Flooring A Borrowers may repay amounts borrowed under the Wholesale Flooring A Facility at any time without penalty prior to the Final Maturity Date. Wholesale Flooring B Borrowers may repay amounts borrowed under the Wholesale Flooring B Facility at any time without penalty prior to the Final Maturity Date. (6) Wholesale Flooring Swing Line Loans (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender shall make swing line loans (“Wholesale Flooring Swing Line Loans”) to Wholesale Flooring A Borrowers on a revolving credit basis during the period from the Closing Date to but not including the Final Maturity Date; provided that, (a) the aggregate outstanding principal balance of the Wholesale Flooring Swing Line Loans shall not at any time exceed the Wholesale Flooring Swing Line Limit; and (b) the outstanding principal balance of all Wholesale Flooring Loans made by all Lenders plus the outstanding principal balance of all Wholesale Flooring Swing Line Loans, shall not at any time exceed the Wholesale Flooring A Facility Limit. Subject to the terms and conditions hereof, Wholesale Flooring A Borrowers may borrow, prepay and reborrow Wholesale Flooring Swing Line Loans. (b) The Lenders shall, upon notice from the Administrative Agent (in accordance with instructions from the Swing Line Lender), make a Wholesale Flooring A Loan to Wholesale Flooring A Borrowers in an amount determined by the Swing Line Lender in its sole discretion, provided that such amounts shall not exceed each Lender’s Applicable Percentage in respect of Wholesale Flooring A Facility. The proceeds of the Wholesale Flooring A Loans shall be deposited by the Administrative Agent to the applicable Wholesale Flooring Swing Line Account to be applied against the outstanding Wholesale Flooring Swing Line Loans. (c) If an Event of Default or Demand has occurred, the Administrative Agent will notify the other Lenders of the requirement for a Wholesale Flooring A Loan to be made available by each of them in an amount determined by the Administrative Agent, provided that such amounts shall not exceed each Lender’s Applicable Percentage in respect of Wholesale Flooring A Facility. The proceeds of the Wholesale Flooring A Loans shall be deposited by the Administrative Agent to the applicable Wholesale Flooring Swing Line Account to be applied against all of the outstanding Wholesale Flooring Swing Line Loans. (d) All payments of principal, interest, fees and other amounts relating to Wholesale Flooring Swing Line Loans shall be made solely to the Swing Line Lender. (e) Each Lender agrees to indemnify the Swing Line Lender (to the extent not reimbursed by the Borrowers), rateably according to its Applicable Percentage in respect of Wholesale Flooring A Facility from and against any and all losses and claims of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Swing Line Lender in any way relating to or arising out of CREDIT AGREEMENT LEGAL_43503785.7 any Wholesale Flooring Swing Line Loan made under this Section 2.2(6), provided that no Lender shall be liable for any portion of such losses or claims resulting from the Swing Line Lender’s gross negligence or wilful misconduct. Section 2.3 Used Vehicle Flooring Facility (1) Establishment. Subject to the terms and conditions hereof, the Lenders hereby establish in favour of Used Vehicle Flooring Borrower a committed revolving used vehicle flooring financing credit facility (“Used Vehicle Flooring Facility”) in the maximum amount of the Used Vehicle Flooring Facility Limit. (2) Purpose. The Borrowings obtained under Used Vehicle Flooring Facility shall be used by Used Vehicle Flooring Borrower to finance the purchase of Used Motor Vehicles for sale domestically and export to the United States of America (subject to the limitations and criteria set out in the definition of Eligible Used Motor Vehicles). (3) Availability and Maximum Amount. (a) Subject to the terms and conditions hereof, Used Vehicle Flooring Borrower may obtain Borrowings for Used Motor Vehicles under the Used Vehicle Flooring Facility by way of the following: (i) Prime Loans; and (ii) CORRA Loans. (b) Borrowings under Used Vehicle Flooring Facility for any Used Motor Vehicle is not to exceed the lesser of Used Vehicle Flooring Borrowing Base and Used Vehicle Flooring Facility Limit. (c) The aggregate outstanding Borrowing under the Used Vehicle Flooring Facility used to finance the purchase of any US Export Used Vehicles shall at no time exceed $5,000,000. (4) Revolving Nature. The principal amount of any Borrowings under the Used Vehicle Flooring Facility that is repaid may be reborrowed from time to time if Used Vehicle Flooring Borrower is otherwise entitled to a Borrowing under the Used Vehicle Flooring Facility. (5) Repayment of Used Vehicle Flooring Facility. The Used Vehicle Flooring Facility shall be repaid on the Final Maturity Date. Used Vehicle Flooring Borrower may repay amounts borrowed under the Used Vehicle Flooring Facility at any time without penalty prior to the Final Maturity Date. (6) Used Vehicle Flooring Swing Line Loans (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender shall make swing line loans (“Used Vehicle Flooring Swing Line Loans”) to Used Vehicle Flooring Borrower on a revolving credit basis during the period from the Closing Date to but not including the Final Maturity Date; provided that, (a) the aggregate outstanding principal balance of the Used Vehicle Flooring Swing Line Loans shall not at any time exceed the Used Vehicle Flooring Swing

CREDIT AGREEMENT LEGAL_43503785.7 Line Limit; and (b) the outstanding principal balance of all Used Vehicle Flooring Loans made by all Lenders plus the outstanding principal balance of all Used Vehicle Flooring Swing Line Loans, shall not at any time exceed the lesser of the (i) Used Vehicle Flooring Facility Limit, and (ii) Used Vehicle Flooring Borrowing Base (the “Used Vehicle Flooring Maximum Amount”). If at any time the sum of the aggregate outstanding Used Vehicle Flooring Loans and Used Vehicle Flooring Swing Line Loans exceed the Used Vehicle Flooring Maximum Amount, Used Vehicle Flooring Borrower shall repay an amount equal to 100% of such excess. Subject to the terms and conditions hereof, Used Vehicle Flooring Borrower may borrow, prepay and reborrow Used Vehicle Flooring Swing Line Loans. (b) The Lenders shall, upon notice from the Administrative Agent (in accordance with instructions from the Swing Line Lender), make a Used Vehicle Flooring Loan to Used Vehicle Flooring Borrower in an amount determined by the Swing Line Lender in its sole discretion, provided that such amounts shall not exceed each Lender’s Applicable Percentage in respect of Used Vehicle Flooring Facility. The proceeds of the Used Vehicle Flooring Loans shall be deposited by the Administrative Agent to the applicable Used Vehicle Flooring Swing Line Account to be applied against the outstanding Used Vehicle Flooring Swing Line Loans. (c) If an Event of Default has occurred, the Administrative Agent will notify the other Lenders of the requirement for a Used Vehicle Flooring Loan to be made available by each of them in an amount determined by the Administrative Agent, provided that such amounts shall not exceed each Lender’s Applicable Percentage in respect of Used Vehicle Flooring Facility. The proceeds of the Used Vehicle Flooring Loans shall be deposited by the Administrative Agent to the applicable Used Vehicle Flooring Swing Line Account to be applied against all of the outstanding Used Vehicle Swing Line Loans. (d) All payments of principal, interest, fees and other amounts relating to Used Vehicle Flooring Swing Line Loans shall be made solely to the Swing Line Lender. (e) Each Lender agrees to indemnify the Swing Line Lender (to the extent not reimbursed by the Borrowers), rateably according to its Applicable Percentage in respect of Used Vehicle Flooring Facility from and against any and all losses and claims of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Swing Line Lender in any way relating to or arising out of any Used Vehicle Flooring Swing Line Loan made under this Section 2.3(6), provided that no Lender shall be liable for any portion of such losses or claims resulting from the Swing Line Lender’s gross negligence or wilful misconduct. Section 2.4 Wholesale Leasing Facility (1) Establishment. Subject to the terms and conditions hereof, the Lenders hereby establish in favour of the Wholesale Leasing Borrowers a committed wholesale lease revolving credit facility (“Wholesale Leasing Facility”) in the maximum amount of the Wholesale Leasing Limit. CREDIT AGREEMENT LEGAL_43503785.7 (2) Purpose. The Borrowings obtained under Wholesale Leasing Facility shall be used by the Wholesale Leasing Borrowers for the wholesale lease financing of Leased Units and Finance Contracts. (3) Availability and Maximum Advances. (a) Subject to the terms and conditions hereof, the Wholesale Leasing Borrowers may obtain Borrowings for under the Wholesale Leasing Facility by way of the following: (i) Prime Loans; and (ii) CORRA Loans. (b) Borrowings under Wholesale Leasing Facility is not to exceed the lesser of the Wholesale Leasing Borrowing Base and Wholesale Leasing Limit. (4) Revolving Nature. The principal amount of any Borrowings under the Wholesale Leasing Facility that is repaid may be reborrowed from time to time if the Wholesale Leasing Borrowers are otherwise entitled to a Borrowing under the Wholesale Leasing Facility. (5) Repayment of Wholesale Leasing Facility. The Wholesale Leasing Borrowers shall repay to the Administrative Agent all outstanding obligations in respect of the Wholesale Leasing Facility (including, without limitation, all outstanding Wholesale Leasing Facility Loans together with all accrued interest thereon) on the Final Maturity Date; provided that, any Wholesale Leasing Loan against a Leased Unit which has been returned from lease (whether during or at the end of the lease term) is to be removed from the Wholesale Lease Management Report on the date the unit is sold, or in any event, by no later than thirty (30) days from the date the unit was returned from lease and the Wholesale Leasing Loan is to be repaid on such date. The Wholesale Leasing Borrowers may repay amounts borrowed under the Wholesale Leasing Facility at any time without penalty prior to the Final Maturity Date. Section 2.5 Daily Rental Facility (1) Establishment. Subject to the terms and conditions hereof, the Lenders hereby establish in favour of Daily Rental Borrower a committed daily rental revolving credit facility (“Daily Rental Facility”) in the maximum amount of the Daily Rental Limit. (2) Purpose. The Borrowings obtained under Daily Rental Facility shall be used by Daily Rental Borrower to finance Eligible Daily Rental Leases. (3) Availability and Maximum Advances. (a) Subject to the terms and conditions hereof, Daily Rental Borrower may obtain Borrowings for under the Wholesale Leasing Facility by way of the following: (i) Prime Loans; and (ii) CORRA Loans.

CREDIT AGREEMENT LEGAL_43503785.7 (b) Borrowings under Daily Rental Facility is not to exceed the lesser of the Daily Rental Borrowing Base and Daily Rental Limit. (4) Revolving Nature. The principal amount of any Borrowings under the Daily Rental Facility that is repaid may be reborrowed from time to time if Daily Rental Borrower is otherwise entitled to a Borrowing under the Daily Rental Facility. (5) Repayment of Daily Rental Facility. Daily Rental Borrower shall repay to the Administrative Agent all outstanding obligations in respect of the Daily Rental Facility (including, without limitation, all outstanding Daily Rental Loans together with all accrued interest thereon) on the Final Maturity Date. Daily Rental Borrower may repay amounts borrowed under the Daily Rental Facility at any time without penalty prior to the Final Maturity Date. Section 2.6 Accordion Feature (a) Master Borrower, from time to time, by notice to the Administrative Agent (an “Accordion Notice”), may request that: (i) the Commitment of any one or more of the Committed Facilities be increased by an aggregate amount of up to $200,000,000 (in the aggregate for all Accordion Notices and all Committed Facilities) and that each Lender participate in such increase in accordance with their respective Applicable Percentage in respect of which the Accordion Notice has been received, and the Administrative Agent shall promptly provide such Accordion Notice to all Lenders in accordance with this Section 2.6; and (ii) the Commitment of the Wholesale Flooring A Facility be increased, provided that, the aggregate amount of all such increases does not exceed $200,000,000 and that each Lender participate in such increase in accordance with their respective Applicable Percentage in respect of which the Accordion Notice has been received, and the Administrative Agent shall promptly provide such Accordion Notice to all Lenders in accordance with this Section 2.6, provided that, any accordion increases requested will be granted at the sole discretion of each of the Lenders (including, without limitation, subject to a Lender obtaining the necessary internal credit approval). (b) Each existing Lender shall, within fifteen (15) Business Days of receipt of such Accordion Notice by the Administrative Agent, notify the Administrative Agent in writing whether it agrees to increase the applicable Credit Facility Limit by an amount equal to its Applicable Percentage of the requested increase (but in no way shall any existing Lender be obliged to do so). If such notification is not received from a Lender within such fifteen (15) Business Day period, then such Lender will be deemed not to have agreed to participate in the increase. Each consenting Lender’s portion of the applicable Credit Facility Limit shall be so increased in accordance with the provisions of this Section 2.6 as of the sixteenth (16th) Business Day after the receipt by the Administrative Agent of the CREDIT AGREEMENT LEGAL_43503785.7 Accordion Notice and Schedule 1.1(4254) hereto shall be deemed to be amended accordingly. (c) In the event that fifteen (15) Business Days after Master Borrower’s delivery of an Accordion Notice to the Administrative Agent no existing Lender agrees to become an Accordion Lender or the amount by which the existing Lenders that agree to become Accordion Lenders are willing to increase the applicable Credit Facility Limit is not sufficient, in the aggregate, to accommodate the requested increase in the applicable Credit Facility Limit, then subject to the provisions of this Section 2.6 a lender other than an existing Lender may, within the twenty (20) Business Day period following such fifteen (15) Business Days, become an Accordion Lender. Upon delivery to the Administrative Agent and the Lenders of an Accordion Agreement executed by Master Borrower and a proposed Accordion Lender that is acceptable to the Administrative Agent, the Lenders and Master Borrower, acting reasonably, the Lenders shall promptly execute and deliver such Accordion Agreement whereupon (a) this Agreement and each other Loan Document shall, henceforth be read and construed as if such Accordion Lender were party to this Agreement as a Lender having all of the rights and obligations of a Lender expressed herein with respect to the applicable Credit Facility that the Accordion Lender has agreed to accept and all references to any Lenders in any Loan Document shall (to the extent the context so admits) be construed accordingly and (b) Schedule 1.1(4254) hereto shall be deemed to be amended to add the amount of the Credit Facility Limit of such Accordion Lender. Borrowers shall be responsible for all reasonable fees, costs and expenses relating to the adding of any new Accordion Lender. For greater certainty, Borrowers shall not have the right to replace any existing Lender pursuant to Section 4.12(2) solely on the basis that such Lender decides not to become an Accordion Lender pursuant to this Section 2.6. (d) No increase in any Credit Facility Limit in accordance with this Section 2.6 shall be permitted at any time that a Default or Event of Default has occurred and is continuing. (e) The Administrative Agent, the Borrowers, and the Lenders shall execute and deliver such documents and agreements as Administrative Agent deems appropriate to evidence the increase in and allocations of the Commitments pursuant to this Section 2.6. Section 2.7 Reallocation of Commitments (a) Subject to the provisions of this Section 2.7 and so long as no Event of Default has occurred and is continuing or will exist after giving effect thereto, Master Borrower may from time to time request a reallocation of all or part of any unused portion of the Committed Facility Limits as follows: (i) the Revolving Limit to the Used Vehicle Flooring Facility Limit and/or the Wholesale Leasing Limit, (ii) the Used Vehicle Flooring Facility Limit to the Revolving Limit and/or the Wholesale Leasing Limit, (iii) the Wholesale Leasing Limit to the Revolving Limit and/or the Used Vehicle Leasing Limit, or (iv) the Daily Rental Limit to the Revolving Limit, the Used Vehicle Leasing Limit and/or the Wholesale Leasing Limit (each a “Reallocation”).

CREDIT AGREEMENT LEGAL_43503785.7 (b) Master Borrower may request a Reallocation no more frequently than once in any Fiscal Quarter (unless otherwise approved by the Administrative Agent and the Required Lenders in their sole discretion). If Master Borrower wish to request a Reallocation, Master Borrower shall give the Administrative Agent irrevocable written notice thereof in such form as is acceptable to the Agent (a “Reallocation Request”) no later than 11:00 a.m. (Eastern Time) at least two (2) Business Days prior to the requested effective date of the Reallocation. The Administrative Agent will promptly notify Master Borrower and the Lenders of the effective date of any Reallocation and the amount of the new Commitments for each Lender and Schedule 1.1(4254) hereto shall be deemed to be amended accordingly. (c) Following any Reallocation, (i) the aggregate Committed Facility Limits shall not change; (ii) the aggregate Used Vehicle Flooring Facility Limit (A) shall not be more than 40% of the amount of the aggregate Committed Facility Limits at the time of such Reallocation, and (B) shall not be less than the then outstanding principal balance of the Used Vehicle Flooring Loans and the Used Vehicle Flooring Swing Line Loans; (iii) the aggregate Revolving Limit (A) shall not be more than 40% of the amount of the aggregate Committed Facility Limits at the time of such Reallocation, and (B) shall not be less than the then outstanding principal balance of the Revolving Loans and Revolving Swing Line Loans plus any L/C Exposure and unpaid L/C Disbursements; (iv) the aggregate Wholesale Leasing Flooring Limit (A) shall not be more than 90% of the amount of the aggregate Committed Facility Limits at the time of such Reallocation, and (B) shall not be less than the then outstanding principal balance of the Wholesale Leasing Loans; and (v) the Daily Rental Limit shall not be less than the then outstanding principal balance of the Daily Rental Loans. (d) All Reallocations shall be made pro rata among the Lenders according to their respective Applicable Percentage of the applicable Credit Facilities. (e) In connection with a Reallocation (a) the Wholesale Flooring A Facility Limit, the Wholesale Flooring B Facility Limit, the Revolving Swing Line Limit, the L/C Sublimit and the Used Vehicle Flooring Swing Line Limit shall not be increased, (b) the Used Vehicle Flooring Swing Line Limit shall not be reduced unless the Used Vehicle Flooring Facility Limit is reduced to less than the amount of the Used Vehicle Flooring Swing Line Limit, (c) the Revolving Swing Line Limit and the L/C Sublimit shall not be reduced unless the Revolving Limit is reduced to less than the amount of the Revolving Swing Line Limit and L/C Sublimit, as applicable. (f) Following any Reallocation, the Revolving Limit, the Used Vehicle Flooring Facility Limit, the Wholesale Leasing Limit and the Daily Rental Limit and the updated Commitment amounts of each Lender based on their respective Applicable Percentages shall be noted in the Administrative Agent’s records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Administrative Agent to record such information shall not affect or limit the obligations of the Borrowers hereunder. CREDIT AGREEMENT LEGAL_43503785.7 Section 2.8 Obligations of the Lenders and the Administrative Agent (1) Applicable Percentage. Subject to the provisions of this Agreement, each Lender agrees to make available its Applicable Percentage of each Borrowing under each Credit Facility (or Rollover or Conversion thereof) to the Borrowers. No Lender or the L/C Issuer shall be responsible for the Applicable Percentage of the Wholesale Flooring A Facility, the Wholesale Flooring B Facility or Commitment of any other Lender. The failure of a Lender or the L/C Issuer to make available a Borrowing (or Rollover or Conversion thereof) in accordance with its obligations under this Agreement shall not release any other Lender from its obligations. Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Borrowings available to the Borrowers in excess of its Commitment and the L/C Issuer shall not be obligated to issue any L/C in excess of the L/C Sublimit. (2) Separate Obligation. The obligation of each Lender to make its Commitment available to the Borrowers is a separate obligation between each Lender and the Borrowers, and that obligation is not the several or joint and several obligation of any other Lender or the L/C Issuer. ARTICLE 3 - BORROWING PROCEDURES Section 3.1 General (1) Notice of Borrowing. (a) To request a Borrowing under any Credit Facility (other than (i) Prime Loans from the Swing Line Lender under an applicable Credit Facility which may be obtained by way of overdraft without notice, (ii) CORRA Loans from the Swing Line Lender under an applicable Credit Facility which may be obtained upon one (1) Business Day prior written notice to the Swing Line Lender, and (iii) the Wholesale Flooring A Facility, and (iv) the Wholesale Flooring B Facility), the applicable Borrowers shall give to the Administrative Agent written notice substantially in the form attached as Schedule 3.1(1)(a) , indicating the amount of the requested Borrowing, at or before the time set out below opposite the type of Borrowing that such Borrowers wish to request. Type of Borrowing Time of Notice Prime Loans Before 11:00 a.m. (8 a.m. Pacific Standard Time) one (1) Business Day(s) prior to the Drawdown Date Term CORRA Loans Before 11:00 a.m. (8 a.m. Pacific Standard Time) two (2) Business Day(s) prior to the Drawdown Date Daily Compounded CORRA Loans Before 11:00 a.m. (8 a.m. Pacific Standard Time) three (3) Business Day(s) prior to the Drawdown Date Letters of Credit Before 11:00 a.m. (8 a.m. Pacific Standard Time) five (5) Business Day(s) prior to the Issuance Date

CREDIT AGREEMENT LEGAL_43503785.7 Each notice given in respect of a Loan by way of Prime Loan or CORRA Loan shall indicate the amount of the required Loan, the relevant Credit Facility under which such Loan is made and the date funds are required. Each notice given in respect of a Borrowing by way of Letters of Credit shall indicate the amount of the Letter of Credit to be issued, the applicable Contract Period, the beneficiary, the terms of draw under the requested Letter of Credit and all other relevant information. In connection with any request for the issuance Letters of Credit, the applicable Borrower shall execute an “Agreement for Application of Irrevocable Standby Letter of Credit / Letter of Guarantee” in form satisfactory to L/C Issuer. (b) For Borrowings pursuant to the Wholesale Flooring A Facility or the Wholesale Flooring B Facility, the applicable Wholesale Flooring A Borrower or Wholesale Flooring B Borrower, as the case may be, shall submit an electronic request through the Administrative Agent’s “Scotia Dealer Link Service” or such other electronic portal approved by the Administrative Agent, no later that 6:00 pm (4:00 pm Mountain Standard Time) on the requested date of such Borrower. No later than five (5) days of any such request, the applicable Borrower shall deliver to the Administrative Agent all purchase documentation (including any conditional sales contract) in respect of New Motor Vehicles which shall include the model, year, serial number and odometer reading of the New Motor Vehicles to be financed by such Borrowing. (c) No Borrowing under any of Credit Facilities shall have a term or Contract Period that extends beyond the applicable Final Maturity Date. Borrowings by way of Prime Loans (other than from the Swing Line Lender) shall be in a minimum amount of $1,000,000 and multiples of $100,000. Borrowings by way of CORRA Loans (other than from the Swing Line Lender) shall be in a minimum amount of $1,000,000 and multiples of $100,000. (2) Limits. Notwithstanding any other term of this Agreement, the Borrowers shall not request from the Administrative Agent a Borrowing if, on the day notice of the Borrowing is given pursuant to Section 3.1(1), after giving effect to the Borrowing, (a) the principal amount of all Borrowings outstanding under the Revolving Facility would exceed the lesser of the Revolving Facility Limit and the Revolving Borrowing Base, (b) the principal amount of all Borrowings outstanding under the Wholesale Flooring A Facility would exceed the Wholesale Flooring A Facility Limit, (c) the principal amount of all Borrowings outstanding under the Wholesale Flooring B Facility would exceed the Wholesale Flooring B Facility Limit, (d) (c) the principal amount of all Borrowings outstanding under the Used Vehicle Flooring Facility would exceed the lesser of the Used Vehicle Flooring Facility Limit and the Used Flooring Borrowing Base, (e) (d) the principal amount of all Borrowings outstanding under the Wholesale Leasing Facility would exceed the lesser of the Wholesale Leasing Limit and the Wholesale Leasing Borrowing Base, and CREDIT AGREEMENT LEGAL_43503785.7 (f) (e) the principal amount of all Borrowings outstanding under the Daily Rental Facility would exceed the lesser of the Daily Rental Limit and the Daily Rental Facility Borrowing Base. Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Borrowings available to the Borrowers in excess of its Applicable Percentage of the applicable Credit Facility Limit or its Commitment and the L/C Issuer shall not be obligated to issue any L/C that would result in the L/C Sublimit being exceeded. (3) Administrative Agent Determination. Each determination by the Administrative Agent of the Prime Rate and the CORRA Rate shall, in the absence of manifest error, be final, conclusive and binding on the Borrowers and the Lenders. Section 3.2 CORRA Loans (1) Term. (a) Each Term CORRA Loan shall have an initial period (subject to availability) of one (1) month, three (3) months or such other period as the Administrative Agent permits commencing on and including the Drawdown Date, Conversion Date or the Rollover Date, as the case may be, applicable to such Term CORRA Loan and ending on and excluding the last day of such initial period, and thereafter, each successive period (subject to availability) of one (1) month, three (3) months or such other permitted period commencing on and including the last day of the prior Contract Period. (b) Each Daily Compounded CORRA Loan shall have an initial period (subject to availability) of approximately one (1) month or such other period as the Administrative Agent permits commencing on and including the Drawdown Date, Conversion Date or the Rollover Date, as the case may be, applicable to such Daily Compounded CORRA Loan and ending on and excluding the last day of such initial period, and thereafter, each successive period (subject to availability) of one (1) month or such other permitted period commencing on and including the last day of the prior Contract Period. (c) Notwithstanding any of the foregoing, (i) the last day of each Contract Period shall be a Business Day and if not, the applicable Borrower shall be deemed to have selected a Contract Period the last day of which is the first Business Day following the last day of the Contract Period selected by the applicable Borrower, unless such first Business Day is in a succeeding calendar month, in which case, the last day of such Contract Period shall be the immediately preceding Business Day; and (ii) the last day of each Contract Period shall be on or before the Final Maturity Date. (2) CORRA Rate. On each Drawdown Date, Rollover Date or Conversion Date, as applicable, on which a CORRA Loan is to be made, the Administrative Agent shall advise the Master Borrower as to the Administrative Agent’s determination of the Adjusted Term CORRA or the Adjusted Daily Compounded CORRA, as applicable for the CORRA Loan to be made. (3) CORRA Loans Rollover. If, on the expiry of the Contract Period of a CORRA Loan, the applicable Borrower(s) has not elected to convert the CORRA Loan into another type of

CREDIT AGREEMENT LEGAL_43503785.7 Loan in accordance with the conversion provisions set out in Section 3.4, then the applicableApplicable Borrower(s) shall be deemed to have provided the Administrative Agent notice to issue a new CORRA Loan to replace such maturing CORRA Loan with the same Contract Period as such maturing CORRA Loan. If a Default or an Event of Default has occurred and is continuing on the last day of the Contract Period, the Obligations of the applicableApplicable Borrower(s) in respect of the maturing CORRA Loan shall be deemed to have been converted into a Prime Loan as of the last day of the Contract Period thereof in an amount equal to the aggregate amount of the expiring CORRA Loans. If a Default (Lithia Canada Dealer) or an Event of Default (Lithia Canada Dealer) has occurred and is continuing on the last day of the Contract Period, the Obligations (Lithia Canada Dealer) of the Applicable Borrower(s) in respect of the maturing CORRA Loan shall be deemed to have been converted into a Prime Loan as of the last day of the Contract Period thereof in an amount equal to the aggregate amount of the expiring CORRA Loans. Section 3.3 Letters of Credit (1) Revolving Facility. Subject to the terms and conditions of this Agreement and the applicable L/C Agreements, if any, the L/C Issuer agrees to issue L/Cs under Revolving Facility in such form as may be approved from time to time by the L/C Issuer up to maximum amount of the L/C Sublimit. Each L/C shall be denominated in Canadian Dollars. Each L/C shall have a Contract Period of not more than two (2) years, subject to extensions in accordance with this Agreement, and that expires no later than 3 Business Days prior to the applicable Final Maturity Date (or such later date as the L/C Issuer may agree in its sole discretion). (2) Other Documentation. The issuance of an L/C is subject to the execution and delivery of an application and agreement or other specific agreement relative to the instrument in form and substance satisfactory to the L/C Issuer acting reasonably (“L/C Agreements”). In the event of a conflict between the terms and conditions of the L/C Agreements and this Agreement, the L/C Agreements shall prevail. (3) Procedure for Issuance of Letters of Credit. (a) Revolving Borrowers may borrow from time to time by way of L/C by requesting that the L/C Issuer issue an L/C by delivering to the Administrative Agent a notice in accordance with the procedure set forth in Article 3 and delivering to the L/C Issuer at its Branch of Account (with a copy to the Administrative Agent) an L/C Agreement therefor. Upon receipt of any L/C Agreement, the L/C Issuer will process such L/C Agreement in accordance with its customary procedures and shall promptly (and, in any event, within 5 Business Days after receipt of the L/C Agreement therefor) issue the L/C requested thereby (but in no event shall the L/C Issuer be required to issue any L/C earlier than two Business Days after receipt of the L/C Agreement therefor) by issuing the original of such L/C to the beneficiary thereof or as otherwise may be agreed by the L/C Issuer and the applicableApplicable Borrower. The L/C Issuer shall furnish a copy of such L/C (or, if applicable, the amendment effecting its extension or renewal or any other amendment) to the applicableApplicable Borrower. (b) A L/C may have a provision for automatic renewal for successive 365 day periods (provided that the L/C expires no later than 5 Business Days prior to the applicable Final Maturity Date or such later date as the L/C Issuer may agree in CREDIT AGREEMENT LEGAL_43503785.7 its sole discretion), otherwise, Revolving Borrowers may request the extension or renewal of the Contract Period with respect to an L/C or other amendment of any L/C by giving written notice as set forth in Schedule 3.3(3)(b) specifying the details of such request to the L/C Issuer at its Branch of Account (with a copy to the Administrative Agent) at least five Business Days (or any shorter period acceptable to the L/C Issuer) before the then current expiry date of such L/C. Subject to the terms of the L/C Agreement therefor and the terms of this Agreement, the L/C Issuer shall promptly extend or renew or, subject to any such amendment being acceptable to the L/C Issuer, amend such L/C and shall furnish a copy of such extended or renewed or amended L/C to the applicableApplicable Borrower, the Administrative Agent and the beneficiary thereof or as otherwise may be agreed by the L/C Issuer and the applicableApplicable Borrower promptly following the extension or renewal or amendment thereof. (4) Fees, Commissions, Interest and Other Charges. (a) Fees and Expenses. Revolving Borrowers shall pay to L/C Issuer such administrative fees and expenses on such terms as may be agreed to from time to time by Master Borrower and L/C Issuer in connection with Revolving Facility. (b) L/C Fee Payable. In addition to the fees and expenses under Section 3.3(4)(a) above, Revolving Borrowers shall pay to the Administrative Agent, for the rateable account of the L/C Issuer and the Lenders, a fee (“L/C Fee”) with respect to each L/C in an amount equal to the Applicable Margin for L/C Fees then in effect, which fee shall be payable quarterly in arrears on the last day of March, June, September and December after the date of issuance for the number of days elapsed until the last day of the relevant quarterly period or the last day of the Contract Period for such L/C, as the case may be, and based on a year of 365 days, and shall not be refundable. (c) Distribution of Fees. The Administrative Agent shall, promptly following its receipt thereof, distribute to the L/C Issuer and the Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 3.3(4). (5) Reimbursement Obligation of the Borrowers. (a) The Applicable Borrowers shall reimburse the L/C Issuer on each date on which a drawing is made under any L/C and paid by the L/C Issuer for the amount equal to the aggregate of (i) such drawing so paid and (ii) any charges or other reasonable costs or expenses payable under Section 3.3 which are incurred by the L/C Issuer in connection with such payment. Each such payment shall be made to the L/C Issuer at its Branch of Account in lawful money of the currency in which such L/C is denominated and in immediately available funds. (b) Unless the Applicable Borrowers shall reimburse the L/C Issuer for such L/C Disbursement and such other amounts owing under Section 3.3(5)(a) due in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such amounts are paid to but excluding the date that the Applicable Borrowers reimburses such unpaid

CREDIT AGREEMENT LEGAL_43503785.7 amounts, at the rate per annum then applicable to a Prime Loan under the Revolving Facility. (6) Obligations Absolute. (a) The obligations of the Applicable Borrowers under this Section 3.3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, compensation, counterclaim or defence to payment which the Applicable Borrowers may have or have had against the L/C Issuer or any beneficiary of a L/C issued for the account of the Applicable Borrowers. (b) The Applicable Borrowers agreesagree with the L/C Issuer that the L/C Issuer shall not be responsible for, and the Applicable Borrowers’ obligations under Section 3.3(5) shall not be affected by, among other things, (i) the validity or genuineness of documents even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Applicable Borrowers and any beneficiary of any L/C or any other party to which such L/C may be transferred or (iii) any claims whatsoever of the Applicable Borrowers against any beneficiary of such L/C or any such transferee, except that the BorrowersApplicable Borrower reserves its right to subsequently assert claims against the L/C Issuer in case of the gross negligence or wilful misconduct of the L/C Issuer. (c) The L/C Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any L/C, except for errors or omissions caused by the L/C Issuer’s gross negligence or wilful misconduct. (d) The Applicable Borrowers agree that any action taken or omitted by the L/C Issuer under or in connection with any L/C issued for the account of the Applicable Borrowers or the related drafts or documents, if done in good faith in the absence of gross negligence or wilful misconduct and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits, as published from time to time by the International Chamber of Commerce, shall be binding on the Applicable Borrowers and shall not result in any liability of the L/C Issuer to the Applicable Borrowers. (7) Drawings under Letters of Credit. If any draft shall be presented for payment under any L/C, the L/C Issuer shall promptly notify the Applicable Borrowers of the date and amount thereof which shall be reimbursed to the L/C Issuer on the same Business Day. The responsibility of the L/C Issuer to the Applicable Borrowers in connection with any draft presented for payment under any L/C shall, in addition to any payment obligation expressly provided for in such L/C, be limited to determining that the documents (including each draft) delivered under such L/C in connection with such presentment are in compliance with such L/C. (8) Retirement. An L/C may only be retired on its maturity date which must be a Business Day unless and to the extent it has been honoured or unless the written consent of the beneficiary of the instrument has been obtained and the original instrument has been returned to the L/C Issuer. CREDIT AGREEMENT LEGAL_43503785.7 (9) Cash Collateralization. The L/C Issuer may, in its sole discretion if a Default or Event of Default has occurred and is continuing, or if the Final Maturity Date for the Revolving Facility has been accelerated pursuant to Section 11.211.3, deliver written notice to the Applicable Borrowers demanding the repayment in full and/or cancellation of L/Cs issued under the Revolving Facility (which notice shall be deemed to be given if an Event of Default occurs under Section 11.1(9) or Section 11.1(10)), and the Applicable Borrowers shall, immediately upon receipt of such notice: (a) permanently repay the L/C Issuer the full amount of all L/C Exposure consisting of outstanding unreimbursed L/C Disbursements and related interest, fees and expenses thereon, and (b) at the option of the L/C Issuer (in its sole discretion): (i) arrange for posting of replacement letters of credit (and return of the L/Cs so replaced) or back-stop letters of credit in form and substance and on terms acceptable to the L/C Issuer in its sole discretion and with a Canadian Schedule I Bank acceptable to the L/C Issuer, or alternatively, (ii) deposit cash in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the L/C Issuer (the “L/C Collateral Account”), such cash deposit or replacement or back-stop letters of credit, as the case may be, in an amount equal to 105% of the L/C Exposure; provided that the obligation to deposit such cash collateral or post such replacement or back-stop letters of credit, as the case may be, shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Applicable Borrowers described in Section 11.1(9) or Section 11.1(10). Such deposit shall be held by the Administrative Agent as an absolute transfer of funds for the payment and performance of the Obligations. The Administrative Agent shall have sole control and the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Applicable Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the L/C Issuer for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Applicable Borrowers for the L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of L/C Issuer in its sole discretion), be applied to satisfy other Obligations. Upon (i) the curing or waiving of the applicable Events of Default, or (ii) the termination of the Credit Facilities and reimbursement in full of all Obligations, any remaining balance in the L/C Collateral Account (to the extent not applied as aforesaid) shall be transferred by the Administrative Agent to the Applicable Borrowers in an amount equal to the remaining balance in the L/C Collateral Account within three Business Days after all such Events of Default have been cured or waived or the termination of the Credit Facilities and reimbursement in full of all Obligations, as applicable. (10) Participations. (a) Upon the occurrence of an Event of Default, the L/C Issuer shall be deemed to have sold and transferred to each other Lender (each such other Lender, in its capacity under this Section 3.3(10), an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the L/C Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Applicable Percentage from time to time, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the Obligations of the Applicable Borrowers under this Agreement with respect thereto.

CREDIT AGREEMENT LEGAL_43503785.7 (b) In determining whether to pay under any Letter of Credit, the L/C Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the L/C Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the L/C Issuer any resulting liability. (c) If Section 3.3(10)(a) applies, then in the event that the L/C Issuer makes any payment under any Letter of Credit issued by it and the Applicable Borrowers shall not have repaid (or caused to be repaid) such amount in full to the L/C Issuer pursuant to Section 3.3(5)(a), the L/C Issuer shall promptly notify the Administrative Agent (who shall in turn promptly notify each L/C Participant) of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of the L/C Issuer, the amount of such L/C Participant’s Applicable Percentage (determined as of the date of the notice referred to above) of such unreimbursed payment in Canadian Dollars and in same day funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the L/C Issuer such L/C Participant’s Applicable Percentage of such unreimbursed amount arising from any wrongful payment made by the L/C Issuer under such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the L/C Issuer. If the L/C Issuer so notifies, prior to 12:00 Noon (EST) on any Business Day, any L/C Participant required to fund a payment under such Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the L/C Issuer such L/C Participant’s Applicable Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such L/C Participant shall not have so made its Applicable Percentage of the amount of such payment available to the Administrative Agent for the account of the L/C Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of such the L/C Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the L/C Issuer at the standard interbank reference rate then in effect in Canada. The failure of any L/C Participant to make available to the Administrative Agent for the account of a the L/C Issuer such L/C Participant’s Applicable Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the L/C Issuer such other L/C Participant’s Applicable Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Applicable Percentage of any such payment. (d) Whenever the L/C Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the L/C Issuer any payments from the L/C Participants pursuant to paragraph (c) above, the L/C Issuer shall pay to the Administrative Agent and the CREDIT AGREEMENT LEGAL_43503785.7 Administrative Agent shall promptly pay to each L/C Participant that has paid its applicable portion of such reimbursement obligation, in Canadian Dollars and in same day funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations. (e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the L/C Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (ii) the existence of any claim, set-off, defense or other right that the Applicable Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the L/C Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between aan Applicable Borrower or and the beneficiary named in any such Letter of Credit); (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (v) the occurrence of any Default or Event of Default; (f) provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the L/C Issuer such L/C Participant’s Applicable Percentage of any unreimbursed amount arising from any wrongful payment made by the L/C Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the L/C Issuer. (11) Existing L/Cs. The letters of credit described in Schedule 3.3(11), , issued under the BNS Credit Agreement shall be assumed by the Revolving Borrowers as L/Cs under this Agreement, in the same manner, and with the same effect, as if they were issued under this Agreement, and as of the date of such assumption shall be, and be deemed to be, L/Cs issued by the L/C Issuer on behalf of the Lenders and outstanding under Revolving Facility of this Agreement. L/C Fees paid in respect of such L/Cs shall be adjusted with BNS under the BNS

CREDIT AGREEMENT LEGAL_43503785.7 Credit Agreement being entitled to amounts paid on account of such fees for the period up to but excluding the date of such assumption and the Lenders under this Agreement being entitled to amounts paid on account of such fees for the period commencing with and after the date of such assumption. L/C Fees in respect of L/Cs originally issued under the BNS Credit Agreement were paid upon issuance of such L/Cs in an amount equal to 1.00% per annum of the face amount of any L/C issued based on increments of 30 days or multiples thereof, from the date of issuance to the expiry date (provided that periods less of 30 days were pro rated to the applicable number of days). It is acknowledged and agreed by BNS and the Lenders that the Applicable Borrowers shall not pay any L/C Fees on such existing L/Cs until their respective dates of renewal (as the Applicable Borrowers have already paid the fees on such existing L/Cs to BNS in advance) and accordingly, any adjustments due and owing to the Lenders with respect to any fees payable on such existing L/Cs from the Closing Date until their respective renewal date shall be paid by BNS to the Lenders. Section 3.4 Conversion Option Subject to this Agreement, the Borrowers may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, an outstanding Loan into another type of Loan permitted under the same Credit Facility upon giving written notice to the Administrative Agent in substantially the form attached hereto as Schedule 3.4, the notice period being that which would be applicable to the type of Loan into which the outstanding Loan is to be converted. Conversions under this Section 3.4 may only be made provided that: (a) each conversion to a Loan shall be for minimum aggregate amounts and whole multiples in excess thereof as are specified in respect of that type of Loan in this Article 3; (b) a Borrowing by way of CORRA Loan may be converted only on the last day of the Contract Period; and (c) with respect to the Master LP Borrowers, no Default or Event of Default shall have occurred and be continuing on the relevant Conversion Date or after giving effect to the conversion of the Loan to be made on the Conversion Date.; and (d) with respect to Lithia Canada Dealers, no Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer) shall have occurred and be continuing on the relevant Conversion Date or after giving effect to the conversion of the Loan to be made on the Conversion Date. Section 3.5 Conversion and Rollover Not Repayment No Conversion or Rollover shall constitute a repayment of any Borrowing or a new Borrowing. Section 3.6 Determination Final With respect to all matters referred to in this Article 3 and the calculation of interest and fees referred to in Article 4, the determination by the Administrative Agent shall be final, conclusive and binding on the Borrowers, the L/C Issuer and the Lenders, absent manifest error. CREDIT AGREEMENT LEGAL_43503785.7 Section 3.7 Mandatory Conversion Subject to Section 11.211.3, if a Default or Event of Default has occurred and is continuing on the last day of a Contract Period, the Master LP Borrowers shall be deemed to have converted each CORRA Loan that is not repaid on such last day into a Prime Loan, as applicable in an amount equal to the face amount of the CORRA Loan. Subject to Section 11.4, if a Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer) has occurred and is continuing on the last day of a Contract Period, the Lithia Canada Dealers shall be deemed to have converted each CORRA Loan that is not repaid on such last day into a Prime Loan, as applicable in an amount equal to the face amount of the CORRA Loan. Section 3.8 Deposit of Proceeds of Loans The Administrative Agent shall credit to the applicable Borrowers’ Account on the applicable Drawdown Date the proceeds of each Prime Loan or CORRA Loan made to the Borrowers (or any of them). Section 3.9 Administrative Agent May Debit Accounts The Borrowers authorize and direct the Administrative Agent, in the Administrative Agent’s discretion, to debit automatically, by mechanical, electronic or manual means, any bank account of (a) the Master LP Borrowers maintained with BNS (for so long as BNS is Administrative Agent) for all amounts payable by the Master LP Borrowers under this Agreement or any other Loan Document to which any of them are a party or which are otherwise delivered by a Master LP Borrower to the Administrative Agent, the L/C Issuer or any Lender, and (b) the Lithia Canada Dealers maintained with BNS (for so long as BNS is Administrative Agent) for all amounts payable by the Lithia Canada Dealers under this Agreement or any other Loan Document to which any of them are a party or which are otherwise delivered by a Lithia Canada Dealer to the Administrative Agent, the L/C Issuer or any Lender, including in each case the repayment of principal and the payment of interest, fees and all charges for the keeping of that bank account. The Administrative Agent shall notify the Applicable Borrowers as to the particulars of those debits in the normal course. Section 3.10 Evidence of Obligations The Administrative Agent shall open and maintain at its Branch of Account, accounts and records evidencing the Obligations and the Obligations (Lithia Canada Dealer) of the Borrowers to each Lender with respect to Borrowings made available by that Lender. The Administrative Agent shall record in those accounts by appropriate entries all amounts on account of those Obligations and all payments on account thereof. Those accounts and records will constitute, in the absence of manifest error, prima facie evidence of those Obligations from time to time, the date each Borrowing was made and the amounts that the Borrowers has paid from time to time on account of those Obligations and Obligations (Lithia Canada Dealer). Section 3.11 Borrowers’ Right to Rely on Administrative Agent Unless otherwise required hereunder, during the term of this Agreement, the Borrowers shall be entitled to deal exclusively with the Administrative Agent and to rely on discussions with and instructions from the Administrative Agent in order to fulfil its obligations hereunder.

ARTICLE 4- INTEREST, FEES AND EXPENSES

Section 4.1 Interest on Prime Loans

(1) **Rate.** The Borrowers shall pay to the Administrative Agent on behalf of the Lenders interest on Prime Loans at the Administrative Agent's Account for Payments at a rate per annum equal to the Prime Rate plus the Applicable Margin.

(2) **Change in Rate.** Each change in the fluctuating interest rate applicable to each Prime Loan will take place simultaneously with the corresponding change in the Prime Rate without the necessity for any notice to the Borrowers.

(3) **Calculation.** Interest on Prime Loans shall be payable monthly in arrears on every Interest Payment Date and on the applicable Final Maturity Date for the period from and including, as the case may be, the Drawdown Date, the Conversion Date or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the applicable Final Maturity Date, as applicable. Interest on Prime Loans shall be calculated on a daily basis on the principal amount of the Prime Loans remaining unpaid on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

Section 4.2 CORRA Loans

(1) **Rate.** The Borrowers shall pay to the Administrative Agent on behalf of the Lenders interest on CORRA Loans at the Administrative Agent's Account for Payments at a rate per annum equal to Adjusted Term CORRA or Adjusted Daily Compounded CORRA, as applicable, plus the Applicable Margin. Adjusted Term CORRA applicable to a Term CORRA Loan shall remain fixed and unchanged for the Contract Period of that Term CORRA Loan.

(2) **Calculation.** Interest on each CORRA Loan shall be payable in arrears on every CORRA Interest Date for the period from and including, as the case may be, the first day of the Contract Period of such CORRA Loan or the immediately preceding CORRA Interest Date to, but excluding, the first-mentioned CORRA Interest Date, as applicable, and shall be calculated on a daily basis on the principal amount of such CORRA Loan on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

Section 4.3 Pricing Grid

The applicable margin with respect to Prime Loans, CORRA Loans, Standby Fees and L/C Fees under the applicable Credit Facilities shall be as set out in the following matrices (each an "**Applicable Margin**"). With respect to Revolving Facility, the Applicable Margin shall be as set forth in the applicable row representing the Leverage Ratio on the date of determination and each Applicable Margin for a Fiscal Quarter shall be determined on the first Business Day of the first month following the date on which the most recent Compliance Certificate was delivered or required to be delivered to the Lenders by the Borrowers, whichever is earlier. Any such determination of the Applicable Margin in respect of Loans, Standby Fees and L/C Fees under the Revolving Facility shall be effective during the period commencing on and including such date of determination and ending on the date immediately preceding the effective date of the next such change, provided that the pricing shall be deemed to be at the highest level (A) at any time that an Event of Default has occurred and is continuing, or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Master LP Borrowers ~~fails~~fail to deliver the annual or quarterly consolidated financial statements or Compliance

CREDIT AGREEMENT

LEGAL_43503785.7

Certificate required to be delivered by it pursuant Section 10.4(3) and Section 10.4(4) and such failure is not remedied within seven (7) days, during the period from the expiration of the time for delivery thereof until such consolidated financial statements and Compliance Certificate are delivered. Until delivery of the first quarterly Compliance Certificate for the first full Fiscal Quarter following the Closing Date, and provided that no Event of Default has occurred and is continuing, the applicable Margin for the Revolving Facility shall be those set forth in Tier I.

Applicable Margins			
Facilities	**Prime Loan**	**CORRA Loan**	**Standby Fee**
Wholesale Flooring A Facility	0%	1.00%	N/A
Wholesale Flooring B Facility	0%	1.00%	N/A
Used Vehicle Flooring Facility	0.25%	1.25%	15 bps
Wholesale Leasing Facility	0.30%	1.30%	15 bps
Daily Rental Facility	0.20%	1.20%	15 bps

Applicable Margin - Revolving Facility					
Tier	**Leverage Ratio**	**Prime Loan**	**CORRA Loan**	**Standby Fee**	**L/C Fee**
I	<2.50	0.25%	1.25%	20 bps	1.00%
II	≥ 2.50 and <3.50	0.50%	1.50%	25 bps	1.00%
III	≥ 3.50 and <4.00	0.75%	1.75%	30 bps	1.00%
IV	≥ 4.00 and < 4.50	1.00%	2.00%	35 bps	1.00%
V	≥ 4.50	1.25%	2.25%	45 bps	1.00%

Section 4.4 Standby Fees

The Applicable Borrowers shall pay a Standby Fee on the daily unadvanced portions of the applicable Credit Facility at a rate equal to the Applicable Margin specified under "Standby Fee" with respect to the applicable Credit Facility. In the case of the Revolving Facility, the Applicable Margin applicable to the Standby Fee shall be adjusted based on the Leverage Ratio in in accordance with the terms set out in Section 4.3. The Standby Fees shall be payable monthly in arrears on the first Business Day after the end of each month, with the first payment to be made on the first Business Day of the month which immediately follows the Closing Date based on the number of days elapsed between the Closing Date and the end of the month. On termination of all or any part of the Commitments under the applicable Credit Facilities, the Borrowers shall also pay any accrued but unpaid Standby Fees.

CREDIT AGREEMENT

LEGAL_43503785.7

CREDIT AGREEMENT LEGAL_43503785.7 Section 4.5 Agent Fees From and after the execution and delivery of the Fee Letter as contemplated hereunder, the Applicable Borrowers shall pay to the Agent, for its own account, until the Credit Facilities have been fully cancelled and all Obligations and Obligations (Lithia Canada Dealer), as the case may be, hereunder have been paid in full, the nonrefundable agency fees and other amounts specified in the Fee Letter. Section 4.6 Supplemental Fee Letter From and after the execution and delivery of the Supplemental Fee Letter as contemplated hereunder, the Applicable Borrowers shall pay to the Agent, for its own account and the account of the other Lenders, the fees and other amounts specified in the Supplemental Fee Letter. Section 4.7 Interest on Overdue Amounts Notwithstanding any other provision hereof, in the event that any amount due hereunder (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the Applicable Borrowers shall pay interest on such unpaid amount (including, without limitation, interest on interest), if and to the fullest extent permitted by Applicable Law, from the date that such amount is due until the date that such amount is paid in full (but excluding the date of such payment if the payment is received for value at the required place of payment on the date of such payment), and such interest shall accrue daily, be calculated and compounded monthly and be payable on demand, after as well as before maturity, default and judgment, at a rate per annum that is equal to the rate of interest then payable pursuant to Article 4 plus 2.00% per annum. Section 4.8 Interest Act For purposes of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360, 365 or 366 days, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by 360, 365 or 366, as applicable. Section 4.9 Limit on Rate of Interest (1) Adjustment. If any provision of this Agreement or any of the other Loan Documents would obligate the Borrowers to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by that Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows: (a) firstly, by reducing the amount or rate of interest required to be paid to the affected Lender under this Article 4; and CREDIT AGREEMENT LEGAL_43503785.7 (b) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). (2) Reimbursement. Notwithstanding Section 4.9(1), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the Applicable Borrowers shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to the Applicable Borrowers. (3) Actuarial Principles. Any amount or rate of interest referred to in this Section 4.9 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Borrowing remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the applicable Final Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of that determination. Section 4.10 Increased Costs (1) Increased Costs Generally. If any Change in Law shall: (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (b) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 4.11 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or (c) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the L/C Issuer of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount), then upon request of such Lender, the Applicable Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. (2) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any,

CREDIT AGREEMENT LEGAL_43503785.7 regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or the Letters of Credit issued by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Applicable Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered. (3) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 4.10(1) or (2) (“Additional Compensation”), including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Applicable Borrowers shall be conclusive absent manifest error. The Applicable Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. In the event the Lender subsequently recovers all or part of the Additional Compensation paid by the Applicable Borrowers, it shall promptly repay an equal amount to the Applicable Borrowers. The obligation to pay such Additional Compensation for subsequent periods will continue until the earlier of termination of the Borrowings or the Commitments affected by the Change in Law, change in capital requirement or the lapse or cessation of the Change in Law giving rise to the initial Additional Compensation. A Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the Applicable Borrowers upon such Applicable Borrowers’ request at the Applicable Borrowers’ expense, provided such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. Notwithstanding the foregoing provisions, each Lender agrees that it will not claim Additional Compensation from the Applicable Borrowers under this Section 4.94.10 if it is not generally claiming similar compensation from its other customers in similar circumstances where such other customers are bound by similar provisions to the foregoing. (4) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Applicable Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions (i) suffered more than nine months prior to the date that such Lender notifies the Applicable Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof and (ii) for which such Lender has not demanded similar compensation from its other customers in similar circumstances where such other customers are bound by similar provisions to the foregoing. Section 4.11 Taxes (1) Payments Subject to Taxes. If any Obligor, the Administrative Agent, or any Lender is required by Applicable Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then (a) the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) CREDIT AGREEMENT LEGAL_43503785.7 the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (b) the Obligor shall make any such deductions required to be made by it under Applicable Law and (c) the Obligor shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law. (2) Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 4.11(1), the Applicable Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law. (3) Indemnification by the Borrowers. The Applicable Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Applicable Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event the Lender subsequently recovers all or part of the payment made under this Section paid by the Applicable Borrowers, it shall promptly repay an equal amount to the Applicable Borrowers. A Lender shall make reasonable efforts to limit the incidence of any payments under this Section and seek recovery for the account of the Applicable Borrowers upon the Applicable Borrowers’ request at the Applicable Borrowers’ expense, provided such Lender in its reasonable determination suffers no material economic, legal, regulatory or other disadvantage. (4) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (5) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Applicable Borrowers are resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of the Applicable Borrowers, deliver to the Applicable Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Applicable Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, (a) any Lender, if requested by the Applicable Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Applicable Borrowers or the Administrative Agent as will enable the Applicable Borrowers or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (b) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the ITA shall within 5 days thereof notify the Applicable Borrowers and the Administrative Agent in writing.

CREDIT AGREEMENT LEGAL_43503785.7 (6) Treatment of Certain Refunds and Tax Reductions. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Applicable Borrowers or with respect to which an Obligor has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Applicable Borrowers or applicable Obligor, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Applicable Borrowers or such Obligor under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of- pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Applicable Borrowers or applicable Obligor as applicable, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Applicable Borrowers or applicable Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This Section 4.11(6) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Applicable Borrowers or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction. (7) Delivery of Documents. Each Lender shall, at such times as are reasonably requested by the Applicable Borrowers or the Administrative Agent, provide the Applicable Borrowers and the Administrative Agent with any properly completed and executed documentation prescribed by Applicable Law, or reasonably requested by the Applicable Borrowers or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents (including any documentation necessary to establish an exemption from, or reduction of, any Taxes that may be imposed under FATCA). Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any respect, deliver promptly to the Applicable Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Applicable Borrowers and the Administrative Agent of its inability to do so. In addition, any Lender, if reasonably requested by the Applicable Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Applicable Borrowers or the Administrative Agent as will enable the Applicable Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.11(8) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (8) U.S. Withholdings. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Applicable Borrowers and the Administrative Agent at the time or times prescribed by CREDIT AGREEMENT LEGAL_43503785.7 Applicable Law and at such time or times reasonably requested by Applicable Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Applicable Borrowers or the Administrative Agent as may be necessary for Applicable Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (9) Survival. The Applicable Borrowers’ obligations under this Section 4.11 shall survive the termination of this Agreement and the payment of all amounts payable under or with respect to this Agreement. Section 4.12 Mitigation Obligations: Replacement of Lenders (1) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires the Applicable Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Applicable Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (2) Replacement of Lenders. If any Lender requests compensation under Section 4.10, if the Applicable Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, if any Lender’s obligations are suspended pursuant to Section 4.13, if any Lender becomes a Defaulting Lender or, if any Lender fails to consent to an amendment or waiver approved by the Required Lenders as to any matter for which the consent of all Lenders is required hereunder or if any Lender is a Non-Licenced Lender at any time after December 31, 2024, then Master Borrower may either, at its sole expense and effort, upon 10 days’ notice to such Lender and the Administrative Agent (i) repay all outstanding amounts due to such affected Lender (or such portion which has not been acquired pursuant to clause (ii) below) and thereupon such Applicable Percentage of such Lender (in respect of the Wholesale Flooring A Facility and Wholesale Flooring B Facility) and Commitments of the affected Lender shall be permanently cancelled and the aggregate Applicable Percentages (in respect of the Wholesale Flooring A Facility and Wholesale Flooring B Facility) and Commitments shall be permanently reduced by the same amount and the allocations (in respect of the Wholesale Flooring A Facility and Wholesale Flooring B Facility) and the Commitments of each of the other Lenders shall remain the same; or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article 14), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that;

CREDIT AGREEMENT LEGAL_43503785.7 (a) incumbent Lenders (that is not at such time a Defaulting Lender) shall have the right to assume any such rights and obligations in accordance with their Applicable Percentage in priority to any other Person which is not a Lender at the time that Master Borrower has provided the aforementioned notice to the Administrative Agent; (b) any consent required pursuant to Section 14.2 in respect of such assignee shall have been obtained; (c) the BorrowersApplicable Borrower pays the Administrative Agent the assignment fee specified in Section 14.2; (d) the assigning Lender receives payment of an amount equal to the outstanding principal of its Loans and in the case of the L/C participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Applicable Borrowers (in the case of all other amounts); (e) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter; and (f) such assignment does not conflict with Applicable Law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Applicable Borrowers to require such assignment and delegation cease to apply. Section 4.13 Illegality (1) Unlawful Loans. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to participate in, issue or maintain any Letter of Credit (or to maintain its obligation to participate in or to issue any Letter of Credit), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Applicable Borrowers through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Applicable Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans, or take any necessary steps with respect to any Letter of Credit in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will CREDIT AGREEMENT LEGAL_43503785.7 avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. (2) CORRA Loans. Without limiting Section 4.13(1), if the Administrative Agent or any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for a Lender to make, maintain or fund Loans whose interest is determined by reference to Adjusted Term CORRA or Adjusted Daily Compounded CORRA, as applicable, or for the Administrative Agent or any Lender to determine or charge interest rates based upon Adjusted Term CORRA or Adjusted Daily Compounded CORRA, as applicable, then, on notice thereof by the Administrative Agent or any Lender to the Master Borrower, any obligation of a Lender to make or continue Term CORRA Loans, or Daily Compounded CORRA Loans, as applicable, or to convert Prime Loans shall be suspended until such Lender notifies the Master Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicableApplicable Borrower shall, upon three (3) Business Days’ notice from the Administrative Agent or any Lender, prepay or, if applicable, convert all Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, to Prime Loans, either on the last day of the Contract Period, if any Lender may lawfully continue to maintain such Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Term CORRA Loans or Daily Compounded CORRA Loans, as applicable. The Administrative Agent or any Lender, as applicable, agrees to notify Master Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term CORRA or Adjusted Daily Compounded CORRA, as applicable. Upon any such prepayment or conversion, the applicableApplicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.14. Section 4.14 Compensation for Losses In the event of (a) the payment of any principal of any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, prior to the last day of a Contract Period (including as a result of an Event of Default or an Event of Default (Lithia Canada Dealer)), (b) the conversion of any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, other than on the last day of the Contract Period or (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant to this Agreement, then, in any such event, the Applicable Borrowers shall, after receipt of a written request by the Administrative Agent (which request shall set forth in reasonable detail the basis for requesting such amount), compensate the Lenders for the loss, cost and expense attributable to such event. A certificate of the Lenders setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section 4.14 delivered to the Applicable Borrowers shall be presumptively correct absent manifest error. The Applicable Borrowers shall pay the Lenders the amount shown as due on any such certificate within ten (10) days after receipt of such demand Section 4.15 Canadian Benchmark Replacement Setting (1) Canadian Benchmark Replacement. (a) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Canadian Benchmark Transition Event and its related Canadian Benchmark

CREDIT AGREEMENT LEGAL_43503785.7 Replacement Date have occurred prior any setting of the then-current Canadian Benchmark, then (x) if a Canadian Benchmark Replacement is determined in accordance with clause (a) in the definition of Canadian Benchmark Replacement, such Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of such Canadian Benchmark setting and subsequent Canadian Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Canadian Benchmark Replacement is determined in accordance with clause (b) in the definition of Canadian Benchmark Replacement for such Canadian Benchmark Replacement Date, such Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to Master Borrower. (b) No Credit Facilities Hedge shall be deemed to be a “Loan Document” for purposes of this Section 4.15. (2) Canadian Conforming Changes. In connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement, the Administrative Agent will have the right to make such Canadian Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (3) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Master Borrower of (i) the implementation of any Canadian Benchmark Replacement and (ii) the effectiveness of any such Canadian Conforming Changes in connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement. The Administrative Agent will notify the Master Borrower of (x) the removal or reinstatement of any tenor of a Canadian Benchmark pursuant to Section 4.15 and (y) the commencement of any Canadian Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent pursuant to this Section 4.15 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.15. (4) Unavailability of Tenor of Canadian Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Canadian Benchmark Replacement), (i) if the then-current Canadian Benchmark is a term rate (including Term CORRA) and either (A) any tenor for such Canadian Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Canadian Benchmark has provided a public statement or publication of information announcing that any tenor for such Canadian Benchmark is not or will not be representative, then the Administrative Agent may modify Section 1.1(6062) “Contract Period” (or any similar or analogous definition) for any Canadian Benchmark settings CREDIT AGREEMENT LEGAL_43503785.7 at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Canadian Benchmark (including a Canadian Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Canadian Benchmark (including a Canadian Benchmark Replacement), then the Administrative Agent may modify Section 1.1(6061) “Contract Period” (or any similar or analogous definition) for all Canadian Benchmark settings at or after such time to reinstate such previously removed tenor. (5) Canadian Benchmark Unavailability Period. Upon Master Borrower’s receipt of notice of the commencement of a Canadian Benchmark Unavailability Period, the applicableApplicable Borrower may revoke any pending request for a Loan, Conversion to or Rollover of Loans, which are of the type that have a rate of interest determined by reference to the then-current Canadian Benchmark, to be made, converted or continued during any Canadian Benchmark Unavailability Period and, failing that, the applicableApplicable Borrower will be deemed to have converted any such request into a request for a Loan of or Conversion to, (i) for a Canadian Benchmark Unavailability Period in respect of Term CORRA, Daily Compounded CORRA Loans, and (ii) for a Canadian Benchmark Unavailability Period in respect of a Canadian Benchmark other than Term CORRA, Prime Loans. Section 4.16 Inability to Determine Rates for CORRA Loans (1) Subject to Section 4.15, if, on or prior to the first day of any Contract Period for any CORRA Loan: (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term CORRA” or “Adjusted Daily Compounded CORRA”, as applicable, cannot be determined pursuant to the definition thereof, for reasons other than a Canadian Benchmark Transition Event, or (b) the Required Lenders determine that for any reason in connection with any request for a Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, or a Conversion thereto or a Rollover thereof that Term CORRA or Daily Compounded CORRA, as applicable, for any requested Contract Period with respect to a proposed Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of making and maintaining such CORRA Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify Master Borrower. (2) Upon delivery of such notice by the Administrative Agent to Master Borrower under Section 4.16(1), any obligation of the Lenders to make Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, and any right of the Borrowers to request a Loan of Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or to convert Prime Loans to Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, shall be suspended (to the extent of the affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or affected Contract Period) until the Administrative Agent revokes such notice.

CREDIT AGREEMENT LEGAL_43503785.7 (3) Upon receipt of such notice by the Administrative Agent to Master Borrower under Section 4.16(1), (i)(w) the Applicable Borrowers may revoke any pending request for a Loan of, Conversion to or Rollover of Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, (to the extent of the affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or affected Contract Periods); (x) in respect of Term CORRA Loans, the Applicable Borrowers may elect to convert any such request into a request for a Loan of or Conversion to Daily Compounded CORRA Loans; and (y) in respect Daily Compounded CORRA Loans, the Applicable Borrower may elect to convert any such request into a request for an Loan of or Conversion to Term CORRA Loans; (z) failing such revocation or election, the Applicable Borrowers will be deemed to have converted any such request into a request for a Loan of or Conversion to Prime Loans, in the amount specified therein, and (ii) (w) in respect of Term CORRA Loans, the Applicable Borrowers may elect to convert any outstanding affected Term CORRA Loans at the end of the applicable Contract Period, into Daily Compounded CORRA Loans, (x) in respect of Daily Compounded CORRA Loans, the Applicable Borrowers may elect to convert any outstanding Daily Compounded CORRA Loans at the end of the applicable Contract Period, into Term CORRA Loans, and (y) otherwise, or failing such election, any outstanding affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, will be deemed to have been converted, at the end of the applicable Contract Period, into Prime Loans. Upon any such Conversion, the applicableApplicable Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 4.14. Section 4.17 Term CORRA Loan Availability Restrictions. Notwithstanding anything to contrary in this Agreement or any other Loan Document, Borrowings by way of Term CORRA Loans shall not be permitted under this Agreement until each Lender has entered into the necessary licencing agreement with CanDeal Benchmark Administration Services Inc. or TMX Inc. (through its information service division, TMX Datalinx), as the case may be, to use the “Term CORRA” benchmark for purposes of this Agreement. The Lenders acknowledge and agree to provide written notice to the Agent upon such Lender entering into such licencing agreement. The Agent shall provide notice to Master Borrower promptly when all the Lenders have entered into such licensing agreement, at which time, Borrowings by way of Term CORRA shall be immediately permitted. ARTICLE 5 - REDUCTION AND REPAYMENT Section 5.1 Term and Maturity The term of each of the Credit Facilities shall commence on the Closing Date and end on the applicable Final Maturity Date. Section 5.2 Extension of Termination Date (a) Master Borrower may, at its option, by delivering to the Administrative Agent an Extension Request, request the Lenders to extend the Termination Date provided that the request cannot be more than 90 days and not less than 60 days prior to any anniversary of the Closing Date (the “Anniversary Date”). Master Borrower may make an Extension Request in respect of the Credit Facilities from each Lender which has not previously refused (or been deemed to have refused) to extend the Termination Date pursuant to any prior Extension Request (each, a “Requested Lender”) to a specified Business Day provided that such date is no CREDIT AGREEMENT LEGAL_43503785.7 later than three (3) years from the effectiveness of such extension (such requested date being the “New Date”) by delivering to the Administrative Agent an executed Extension Request. The Administrative Agent shall forthwith, and in any event within two (2) Business Days, notify each Requested Lender of such request by Master Borrower (the date on which such notice is given being the “Notification Date”). Each Requested Lender shall advise the Administrative Agent as to whether or not it agrees to such request not later than 30 days after the Notification Date; provided that in the event any Requested Lender does not so advise the Administrative Agent within such 30 day period, such Requested Lender shall be deemed to have elected not to agree to such request. Within two (2) Business Days of the Administrative Agent having received from all Requested Lenders their respective decision or deemed decision with regard to the an Extension Request, the Administrative Agent shall, unless the provisions of paragraph 5.2(c) below are applicable at that time, advise Master Borrower which Lenders have agreed to extend the Termination Date to the New Date pursuant to the Extension Request, and deliver to Master Borrower an acceptance of the Extension Request, which may be conditional upon any additional terms and conditions specified by the Administrative Agent (the date on which Administrative the Agent notifies Master Borrower of such conditional acceptance being the “Extension Decision Date”). If the acceptance is not conditional upon additional terms and conditions, effective on the Anniversary Date, the Termination Date shall be extended to the New Date. If the acceptance is conditional upon additional terms and conditions, Master Borrower shall have 10 Business Days to accept such additional terms and conditions. Upon written notice being provided by Master Borrower to the Administrative Agent accepting such additional terms and conditions, the Termination Date shall be extended to the New Date effective on the Anniversary Date. For clarity, any extension of the Termination Date shall not limit the Lenders’ right to make demand at any time in respect of the Wholesale Flooring A Facility and the Wholesale Flooring B Facility, and shall not extend the time for any repayment required hereunder, other than repayments to be made on the Termination Date which shall be extended to the New Date. (b) For the purposes of this Section 5.2: (i) a “Non-Agreeing Lender” means any Requested Lender which does not agree (or is deemed not to have agreed) to extend the Termination Date pursuant to Section 5.2(a), and (ii) an “Agreeing Lender” means any Requested Lender which agrees to extend the Termination Date pursuant to Section 5.2(a). (c) If, in respect of any Extension Request, the Required Lenders are Non-Agreeing Lenders, then: (i) the Termination Date for all Requested Lenders shall not be extended; and (ii) the Borrowers shall not be entitled to request any further extensions of the Termination Date. (d) If all Requested Lenders agree to the Extension Request pursuant to Section 5.2(a), then the Termination Date for all Requested Lenders shall be extended to the New Date pursuant to such Section 5.2(a).

CREDIT AGREEMENT LEGAL_43503785.7 (e) If, after any Extension Request pursuant to Section 5.2(a), the provisions of Section 5.2(c) and 5.2(d) are not applicable, then: (i) each of the Agreeing Lenders shall have the right, but not the obligation, to purchase the Commitment of any Non-Agreeing Lender, and each of the Agreeing Lenders wishing to exercise its rights to purchase the Commitment of a Non-Agreeing Lender (each, a “Purchasing Lender”) shall forthwith so notify Master Borrower, the Administrative Agent and the other Lenders, and such Purchasing Lender shall thereupon be obligated to purchase not less than the 30th day after the Extension Decision Date an amount of such Commitment equal to the Commitment of the Non-Agreeing Lender multiplied by such Purchasing Lender’s Applicable Percentage of the Credit Facilities over the aggregate of all Purchasing Lenders’ Applicable Percentage of the Credit Facilities, or as otherwise agreed to by Master Borrower and all Purchasing Lenders. The Non-Agreeing Lender, the Purchasing Lender(s), the Administrative Agent, the Borrowers and each of the other Lenders, if any, shall forthwith duly execute and deliver any necessary documentation to give effect to such purchase, whereupon the Non-Agreeing Lender shall, as of the effective date thereof, be released from its obligations to the Borrowers hereunder and under the other Loan Documents arising subsequent to such date; or (ii) if none of the Agreeing Lenders exercises its rights under Section 5.2(e)(i), then Master Borrower shall: (A) so long as there exists (i) no Default or Event of Default which is continuing, repay all Obligations, and (ii) no Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer) which is continuing, repay all Obligations (Lithia Canada Dealer), in each case owing hereunder to any such Non-Agreeing Lender on or prior to the 30th day after the Extension Decision Date (and in any event no later than the unextended Termination Date applicable to Borrowers and such Non-Agreeing Lender), and upon such payment of all Obligations and Obligations (Lithia Canada Dealer), any such Non-Agreeing Lender shall cease to be a Lender hereunder and each such Non-Agreeing Lender’s Commitment shall be terminated and the applicable Commitment reduced accordingly; or (B) arrange for a replacement lender (or lenders) (which may be one or more Lenders) to replace each Non-Agreeing Lender’s Loans and its Commitment; provided that any such replacement lender (or lenders) (if not already a Lender hereunder) shall have been approved by the Administrative Agent (acting reasonably), shall qualify as a permitted assignee and all other requirements hereunder shall have been satisfied on or prior to the 30th day after the Extension Decision Date, and in respect of which the Lenders shall do all things and make all such adjustments as are reasonably necessary to give effect to any such replacement. CREDIT AGREEMENT LEGAL_43503785.7 (f) Master Borrower understands that consideration of any Extension Request constitutes an independent credit decision which each Lender retains the absolute and unfettered discretion to make, and that no commitment in this regard is hereby given by any Lender. (g) Notwithstanding the foregoing, (i) the Termination Date for the Credit Facilities (other than the Wholesale Flooring B Facility) will not be extended if a Default, or Event of Default has occurred and is continuing, unless such Default or Event of Default is waived by all of the Agreeing Lenders with respect to such Credit Facilities; provided that any such waiver shall, unless otherwise specified therein, be effective only for the purposes of this Article 5.Section 5.2, and (ii) the Termination Date for the Wholesale Flooring B Facility will not be extended if a Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer) has occurred and is continuing, unless such Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer) is waived by all of the Agreeing Lenders with respect to Wholesale Flooring B Facility; provided that any such waiver shall, unless otherwise specified therein, be effective only for the purposes of this Section 5.2. (h) This Section shall apply to permit two (2) extensions of the Termination Date. Section 5.3 Repayment Terms – Final Maturity Date Subject to Section 5.4, all Borrowings and other amounts outstanding under the Credit Facilities, including principal, interest and fees shall be paid and Letters of Credit shall be cash collateralized, replaced in a manner satisfactory to the Administrative Agent or returned for cancellation and Credit Facilities shall be cancelled on the applicable Final Maturity Date. Section 5.4 Mandatory Repayment If for any reason whatsoever: (a) the principal amount of all Borrowings outstanding under the Revolving Facility exceeds the lesser of the Revolving Limit and the Revolving Borrowing Base, (b) the principal amount of all Borrowings outstanding under the Wholesale Flooring A Facility exceeds the Wholesale Flooring A Limit, (c) the principal amount of all Borrowings outstanding under the Wholesale Flooring B Facility exceeds the Wholesale Flooring B Limit, (d) (c) the principal amount of all Borrowings outstanding under the Used Vehicle Flooring Facility exceeds the lesser of the Used Vehicle Flooring Limit and the Used Flooring Borrowing Base, (e) (d) the principal amount of all Borrowings outstanding under the Wholesale Leasing Facility exceeds the lesser of the Wholesale Leasing Limit and the Wholesale Leasing Borrowing Base, or

CREDIT AGREEMENT LEGAL_43503785.7 (f) (e) the principal amount of all Borrowings outstanding under the Daily Rental Facility exceeds the lesser of the Daily Rental Limit and the Daily Rental Borrowing Base, (the amount of the excess, in each case, being referred to herein as an “Excess Amount”), then, the Applicable Borrowers shall, without further notice, forthwith (but no later than three (3) Business Days) repay Loans in an amount not less than the Excess Amount, as necessary so as to reduce the applicable Excess Amount to zero. Section 5.5 Mandatory Prepayment The Applicable Borrowers shall be required to prepay the Loans outstanding as follows: (1) Insurance Proceeds. Prepayments in an amount equal to 100% of the Net Proceeds from any casualty loss, insurance or condemnation proceeds (“Insurance Payment”) received by any Borrower in respect of Collateral (if the value of the Collateral is in excess of $5,000,000 and if any of the Collateral forms part of a borrowing base) unless the Master Borrower delivers to the Administrative Agent the following: (a) updated borrowing base certificates indicating that there is no Excess Amount after removing the Collateral from the applicable borrowing base, and (b) an Officer’s Certificate confirming compliance with the applicable Financial Covenants immediately following any of the events described above. Notwithstanding the foregoing, 100% of the Net Proceeds of any Insurance Payments received by the Applicable Borrowers relating to New Motor Vehicles shall be prepaid by such Applicable Borrowers to reduce the outstanding Loans under the Wholesale Flooring A Facility or the Wholesale Flooring B Facility, as applicable. Section 5.6 Voluntary Prepayment From time to time, prior to the applicable Final Maturity Date, the Applicable Borrowers may voluntarily repay, without premium or penalty, in whole or in part, the Loans outstanding under the Credit Facilities provided that all accrued interest with respect to the amount to be repaid shall have been paid. The applicableApplicable Borrowers shall give to the Administrative Agent three (3) Business Days prior written notice (one (1) Business Days prior written notice for any repayments of Prime Loans under this Section made after December 1, 2023) substantially in the form attached hereto as Schedule 5.6 indicating its desire to make any repayment and the amount of the repayment, provided that no notice is required with respect to a repayment to be made to the Swing Line Lender under the swingline component of an applicable Credit Facility. Each such repayment specified in a repayment notice shall be in the minimum aggregate amounts of $1,000,000 or whole multiplies of $100,000 in excess thereof, depending on the currency of the Loans being repaid. Section 5.7 Bulk Prepayments under Wholesale Flooring A Facility Each Wholesale Flooring A Borrower may at any time and from time to time pre-pay to the Administrative Agent for the account of the Lenders the whole or any part of any Borrowings under the Wholesale Flooring A Facility (without paying out a specific unit) on the following terms and conditions only: CREDIT AGREEMENT LEGAL_43503785.7 (a) all the Wholesale Flooring Bulk Prepayments are indefeasible payments to the Administrative Agent on behalf of the Lenders which create a credit for the benefit of Wholesale Flooring A Borrowers that has not, at the time of such payment, been allocated to specific Wholesale Flooring A Loan (the “Bulk Credit”); (b) so long as no Default or Event of Default has occurred and is continuing, the Wholesale Flooring A Borrowers may allocate the Bulk Credit, from time to time, to whichever of their specific Wholesale Flooring A Loan as the such Borrowers see fit, in their sole discretion; (c) Bulk Credits exceeding 60% of the aggregate principal amount of the Wholesale Flooring A Loans outstanding (the “Bulk Credit Cap”) are permitted provided that Bulk Credit Cap may temporarily be increased to 100% for a period not exceeding one hundred and twenty (120) days in any calendar year; however, such prepayments will not reduce the principal outstanding under interest-bearing Wholesale Flooring A Loans, for the purpose of interest calculation only. Wholesale Flooring A Borrowers agree at all times to monitor the amount of the Bulk Credit with respect to the Bulk Credit Cap; and (d) subject to the following limitations, Wholesale Flooring A Borrowers may, from time to time, request that the Administrative Agent re-advance amounts equal to any of its Wholesale Flooring Bulk Prepayments to Wholesale Flooring A Borrowers and when any such re-advance is made by the Administrative Agent to Wholesale Flooring A Borrowers, the Administrative Agent shall reduce the total amount of the Bulk Credits by an amount equal to the amount of such re- advance: (i) the Wholesale Flooring Bulk Prepayments in excess of 60% of interest- bearing Wholesale Flooring FacilityA Loans will not be used to reduce interest on the Wholesale Flooring FacilityA Loans; (ii) re-advances in an amount greater than the outstanding unapplied Wholesale Flooring Bulk Prepayments are not permitted; (iii) there will be no re-advances on vehicles where a partial or full Wholesale Flooring Bulk Prepayment has been applied to a specific vehicle Borrowing; and (e) re-advances are not permitted: (i) if the Wholesale Flooring A Facility Limit would be exceeded, or (ii) if a Default or Event of Default has occurred and is continuing, or would occur from the Borrowing. Section 5.8 Cancellation; Commitment Reductions The Borrowers may at any time cancel undrawn amounts of the Credit Facilities without premium or penalty, in minimum amounts of $1,000,000 and in multiples of $500,000 subject to giving the Administrative Agent five (5) Business Days prior written notice substantially in the form attached as Schedule 5.8. Amounts cancelled will not be reinstated.

CREDIT AGREEMENT LEGAL_43503785.7 ARTICLE 6- PAYMENTS Section 6.1 Payments Generally All amounts owing in respect of the Credit Facilities, whether on account of principal, interest or fees or otherwise, shall be paid in the currency in which the Borrowing is outstanding. Each payment under this Agreement shall be made for value on the day the payment is due, provided that if that day is not a Business Day, the payment shall be due on the Business Day next following the day, unless the Business Day next following the day is in the next following month, in which event the payment shall be made on the immediately preceding Business Day. All interest and other fees shall continue to accrue until payment has been received by the Administrative Agent. Each payment shall be made, and each payment made hereunder shall be credited for same day value if received, at the Administrative Agent’s Account for Payments at or before 1:00 p.m. on the day the payment is due. Receipt by the Administrative Agent from the Borrowers of funds under this Agreement, as principal, interest, fees or otherwise, shall be deemed to be in receipt of those funds by the Lenders. Section 6.2 No Setoff All payments to be made by the Borrowers shall be made without setoff or counterclaim and without any deduction of any kind. Section 6.3 Application of Payments After Exercise of Rights Under Section 11.211.3 and Section 11.4 (1) Application of Payments After Exercise of Rights Under Section 11.3. All payments made by or on behalf of the Master LP Borrowers after the exercise of any rights arising under Section 11.211.3 shall be paid to the Administrative Agent and distributed, as the case may be, rateably, to or among the Administrative Agent, the L/C Issuer, the Lender or the Lenders to whom those payments are owing, in each instance in the following order: (a) firstly, in payment of fees owing to the Administrative Agent under this Agreement, the Fee Letter and the Supplemental Fee Letter and the reasonable costs and expenses of any realization against the Master LP Borrowers or of its property and assets, including the out-of-pocket expenses of the Administrative Agent and the reasonable fees and out-of-pocket expenses of counsel, consultants and other advisers employed in connection therewith and in payment of all costs and expenses incurred by the Administrative Agent in connection with the administration and enforcement of this Agreement or the other Loan Documents, to the extent that those funds, costs and expenses shall not have been reimbursed to the Administrative Agent; (b) secondly, in payment of all other unpaid fees, reasonable expenses and accrued and unpaid interest under the Credit Facilities owing by the Master LP Borrowers to the Lenders and the L/C Issuer, on a rateable basis; (c) thirdly, in payment of all principal and other reimbursement amounts under the Credit Facilities owing by the Master LP Borrowers to the Lenders and the L/C Issuer and Other Secured Obligations owing to Lenders by the Master LP Borrowers under the Credit Facilities Hedge, on a rateable basis; CREDIT AGREEMENT LEGAL_43503785.7 (d) fourthly, in payment of all Other Secured Obligations owing to any Lender by the Master LP Borrowers, on a rateable basis; and (e) fifthly, in payment of the balance, if any, to the Master LP Borrowers or such other person or persons who may be entitled under Applicable Law or, in each case, their respective successors or assigns, or as a court of competent jurisdiction may otherwise direct. (2) Application of Payments After Exercise of Rights Under Section 11.4. All payments made by or on behalf of the Lithia Canada Dealers after the exercise of any rights arising under Section 11.4 shall be paid to the Administrative Agent and distributed, as the case may be, rateably, to or among the Administrative Agent, the L/C Issuer, the Lender or the Lenders to whom those payments are owing, in each instance in the following order: (a) firstly, in payment of fees owing to the Administrative Agent under this Agreement, the Fee Letter and the Supplemental Fee Letter and the reasonable costs and expenses of any realization against the Lithia Canada Dealers or of its property and assets, including the out-of-pocket expenses of the Administrative Agent and the reasonable fees and out-of-pocket expenses of counsel, consultants and other advisers employed in connection therewith and in payment of all costs and expenses incurred by the Administrative Agent in connection with the administration and enforcement of this Agreement or the other Loan Documents, to the extent that those funds, costs and expenses shall not have been reimbursed to the Administrative Agent; (b) secondly, in payment of all other unpaid fees, reasonable expenses and accrued and unpaid interest under the Credit Facilities owing by the Lithia Canada Dealers to the Lenders and the L/C Issuer, on a rateable basis; (c) thirdly, in payment of all principal and other reimbursement amounts under the Credit Facilities owing by the Lithia Canada Dealers to the Lenders and the L/C Issuer and Other Secured Obligations owing to Lenders by the Lithia Canada Dealers under the Credit Facilities Hedge, on a rateable basis; (d) fourthly, in payment of all Other Secured Obligations owing to any Lender by the Lithia Canada Dealers, on a rateable basis; and (e) fifthly, in payment of the balance, if any, to the Lithia Canada Dealers or such other person or persons who may be entitled under Applicable Law or, in each case, their respective successors or assigns, or as a court of competent jurisdiction may otherwise direct. ARTICLE 7 - SECURITY DOCUMENTS Section 7.1 Security Documents The Master LP Borrowers have caused or shall cause the following documents to be executed and delivered to the Administrative Agent on behalf of the Lenders to secure the Obligations, those documents to be in form and substance satisfactory to the Administrative Agent and the Lenders:

CREDIT AGREEMENT LEGAL_43503785.7 (1) an unlimited guarantee and postponement of claim from each of the Master LP Borrowers guaranteeing the due payment and performance to the Administrative Agent for and on behalf of the Lenders of all Obligations of the other Master LP Borrowers; (2) a first ranking general security agreement creating a security interest in all of the personal property, assets and undertaking of each of the BorrowerMaster LP Borrowers in favour of the Administrative Agent for an on behalf of the Lenders, subject only to Permitted Liens (the “GSA”); (3) an assignment of insurance granted by each of the Master LP Borrowers, as applicable, in favour of the Administrative Agent for and on behalf of the Lenders; (4) landlord and bailee waivers and postponements in respect of the leased properties listed on Schedule 9.1(11) where Collateral included in a borrowing base is located, to the extent attainable using reasonable commercial efforts in the case of arms-length landlords; (5) subordination agreements requested by the Administrative Agent with respect to Subordinated Debt; and (6) priority agreements requested by the Administrative Agent with respect to any secured Securitization Programs or Manufacturer Flooring Facilities. Section 7.2 Security Documents (Lithia Canada Dealer) The Lithia Canada Dealers have caused or shall cause the following documents to be executed and delivered to the Administrative Agent on behalf of the Lenders to secure the Obligations (Lithia Canada Dealers), those documents to be in form and substance satisfactory to the Administrative Agent and the Lenders: (1) an unlimited guarantee and postponement of claim from each of the Lithia Canada Dealers (if more than one Lithia Canada Dealer) guaranteeing the due payment and performance to the Administrative Agent for and on behalf of the Lenders of all Obligations (Lithia Canada Dealers) of the other Lithia Canada Dealers; (2) a first ranking general security agreement creating a security interest in all of the personal property, assets and undertaking of each of the Lithia Canada Dealers in favour of the Administrative Agent for an on behalf of the Lenders, subject only to Permitted Liens (the “Lithia Canada Dealers GSA”); (3) an assignment of insurance in favour of the Administrative Agent for and on behalf of the Lenders; (4) landlord and bailee waivers and postponements in respect of the leased properties listed on Schedule 9.1(11) where Collateral (Lithia Canada Dealer) is located, to the extent attainable using reasonable commercial efforts in the case of arms-length landlords; (5) subordination agreements requested by the Administrative Agent with respect to Subordinated Debt; and (6) priority agreements requested by the Administrative Agent with respect to any secured Securitization Programs or Manufacturer Flooring Facilities. CREDIT AGREEMENT LEGAL_43503785.7 ARTICLE 8 - CONDITIONS PRECEDENT Section 8.1 Conditions Precedent to Borrowings The effectiveness of this Agreement and the obligation of each Lender to make available any Borrowing requested to be made available by it pursuant to this Agreement are subject to and conditional upon the satisfaction of the following conditions as of the Closing Date (or such later date as may be agreed up by all the Lenders): (1) Delivery of Documents. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, each of the following: (a) this Agreement duly executed by all the parties thereto; (b) the Security Documents set out in Section 7.1, respectively, duly executed and delivered by the Obligors; (c) any estoppels, no-interest letters or acknowledgments in respect of third-party Liens, as may be required by the Administrative Agent; (d) a closing Compliance Certificate dated the Closing Date confirming, among other things: (i) no Default or Event of Default, the absence of any Material Adverse Change since December 31, 2021, with respect to the Obligors, compliance with the Financial Covenants as of the most recently completed Fiscal Quarter on a pro forma basis after giving effect to the Credit Facilities; and (ii) a certified statement of a Responsible Officer evidencing all necessary third party authorizations and approvals being obtained; (e) a Revolving Borrowing Base Certificate, Used Vehicle Flooring Borrowing Base Certificate, Wholesale Leasing Borrowing Base Certificate and Daily Rental Borrowing Base Certificate, in each case, executed by a Responsible Officer; (f) a certificate of each of the General Partners, for and on behalf of itself and its applicable Borrower, executed by a Responsible Officer of the such General Partner, certifying: (i) the names and the specimen signatures of the Persons authorized to sign this Agreement and any other Loan Documents to be executed and delivered by the Obligor under this Agreement as of the Closing Date; (ii) that the constating documents and the by-laws of each General Partner and the limited partnership agreement for its applicable Borrower, which in each case shall be attached thereto, are complete and correct copies and that such constating documents, by-laws and limited partnership agreement have not been amended, modified or supplemented except as attached thereto and are in full force and effect; and

CREDIT AGREEMENT LEGAL_43503785.7 (iii) the directors’ resolutions of each General Partner and all other corporate and partnership authorizations necessary to authorize the execution and delivery of and the performance by the Obligors of its obligations under this Agreement, the Security Documents and the other Loan Documents to which it is a party and all the transactions contemplated thereby; (g) a certificate of status, good standing, or equivalent in respect of each Obligor issued under the laws of the applicable jurisdictions in which such Obligor was incorporated or formed, as the case may be; (h) legal opinions of counsel to the Obligors in all relevant jurisdictions, in each case, addressed to the Administrative Agent and each Lender with respect to, inter alia, as applicable, due authorization, execution, delivery by, and enforceability against, the Obligors of this Agreement, the Fee Letter, the Supplemental Fee Letter, the Security Documents and the Security Documents (Lithia Canada Dealer) executed and delivered by the Obligors and, with respect to the Provinces of Ontario, Alberta and British Columbia, the creation of a valid security interest and the perfection, by way of registration, of such security interests (with respect to the GSA), subject to usual and customary assumptions and qualifications; and (i) such other documents as the Administrative Agent and the Lenders may reasonably require in connection with the Credit Facilities including, without limitation, standard documentation used by a Lender in connection with the issuance of Letters of Credit. (2) Registration of Security Documents. All registrations, recordings and filings of or with respect to the Security Documents which in the opinion of counsel to the Administrative Agent are necessary to render effective and perfected, or to give notice of, the security intended to be created thereby shall have been completed and continue to be in effect. (3) Insurance. The Administrative Agent shall have received duly executed certificate(s) of insurance evidencing the insurance required under this Agreement showing first loss payable to the Administrative Agent and showing the Administrative Agent as an additional insured under all liability policies. (4) No Material Adverse Change. No Material Adverse Change with respect to any of the Obligors shall have occurred since December 31, 2021. (5) Searches. The Administrative Agent shall have received satisfactory Lien, Tax and judgment searches against the Obligors in such jurisdictions and offices as reasonably determined by the Administrative Agent. (6) No Litigation. There shall exist no judicial, administrative or other proceeding, investigation or litigation that has, or would reasonably be expected to have, a Material Adverse Effect. (7) Fees. All fees payable in accordance with this Agreement and the other Loan Documents (including the Fee Letter and the Supplemental Fee Letter), including reasonable legal fees and disbursements of counsel to the Arranger and Administrative Agent, due and payable on or before the Closing Date, shall have been paid, or will be paid concurrently with the closing of this Agreement, to the Administrative Agent. CREDIT AGREEMENT LEGAL_43503785.7 (8) Approvals. The Administrative Agent shall have received confirmation satisfactory to the Administrative Agent that all Governmental Approvals necessary in connection with this Agreement, the Credit Facilities and the continuing operations of the Borrowers have been obtained. (9) Due Diligence. The Arranger, Administrative Agent and Lenders shall have completed their business and legal due diligence with results satisfactory to them, including satisfactory review of the legal and organizational structure of the Obligors. (10) Financial Statements. The Administrative Agent and the Lenders shall have received and be satisfied with (a) the unaudited consolidated financial statements of Master Borrower for the most recent Fiscal Year ended prior to the Closing Date, (b) unaudited interim consolidated financial statements of Master Borrower for each Fiscal Quarter end subsequent to the date of the latest financial statements delivered to the Administrative Agent; and (c) unconsolidated interim financial statements of the most recently ended Fiscal Quarter of each Borrower. (11) Prior Indebtedness. The Administrative Agent and the Lenders shall have received and be satisfied that all prior Debt, Liens and security in connection therewith, except for Permitted Debt and Permitted Liens, have been paid in full and terminated. (12) Know Your Client. The Administrative Agent and each of the Lenders shall have received, not less than five Business Days prior to the Closing Date, all documentation and information in respect of the Borrowers, including their ownership and structure, and their respective authorized signing officers, including addresses and verified personal identification, as the Administrative Agent and Lenders may reasonably require in respect of Credit Facilities, including in respect of compliance with applicable “know your customer” and anti money laundering rules and regulations, including, without limitation, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act. Section 8.2 Conditions Precedent to All Borrowings (1) Master LP Borrowers. The obligations of the Lenders to make available to the Master LP Borrowers any Borrowing, Rollover or Conversion, in addition to being subject to and conditional upon the conditions being satisfied in Section 8.1 on the Closing Date, are subject to and conditional upon each of the conditions below being satisfied on the applicable Drawdown Date, Rollover Date or Conversion Date: (a) (1) No Default. No Default or Event of Default shall exist, nor shall the Borrowing, Rollover or Conversion result in the occurrence of a Default or Event of Default. (b) (2) Representations Correct. The representations and warranties contained in Section 9.1 shall be true and correct in all material respects on each Drawdown Date, Rollover Date or Conversion Date as if made on that date, except where any representation or warranty relates to a specified date, in which case that representation or warranty shall be made as of the date to which it relates. (c) (3) Notice of Borrowing. The Master LP Borrowers shall have provided, to the extent required, any notice required in respect of such Borrowing, Rollover or Conversion in accordance with Article 3, in form and substance satisfactory to the Administrative Agent.

CREDIT AGREEMENT LEGAL_43503785.7 (2) Lithia Canada Dealers. The obligations of the Lenders to make available to the Lithia Canada Dealers any Borrowing, Rollover or Conversion, in addition to being subject to and conditional upon the conditions precedent in that certain second amending agreement dated May and conditional upon each of the conditions below being satisfied on the applicable Drawdown Date, Rollover Date or Conversion Date: (a) No Default. No Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer) shall exist, nor shall the Borrowing, Rollover or Conversion result in the occurrence of a Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer). (b) Representations Correct. The representations and warranties contained in Section 9.1 and Section 9.2 shall be true and correct in all material respects on each Drawdown Date, Rollover Date or Conversion Date as if made on that date, except where any representation or warranty relates to a specified date, in which case that representation or warranty shall be made as of the date to which it relates. (c) Notice of Borrowing. The Lithia Canada Dealers shall have provided, to the extent required, any notice required in respect of such Borrowing, Rollover or Conversion in accordance with Article 3, in form and substance satisfactory to the Administrative Agent. Section 8.3 Waiver of a Condition Precedent The conditions stated in Section 8.1 and Section 8.2 are inserted for the sole benefit of the Administrative Agent and Lenders and may be waived by the Administrative Agent with the consent of the Required Lenders, in whole or in part, with or without terms or conditions, in respect of all or any portion of the Borrowings, without affecting the right of the Lenders to require fulfilment of such conditions in connection with any subsequent Borrowing. ARTICLE 9 – REPRESENTATIONS AND WARRANTIES Section 9.1 Representations and Warranties Each of the Master LP Obligors makes the following representations and warranties to the Administrative Agent, the L/C Issuer and each Lender, all of which shall survive the execution and delivery of this Agreement: (1) Existence, Power and Qualification. Each of the Master LP Obligors (a) is duly incorporated or otherwise formed, organized and validly existing under the laws of its jurisdiction of incorporation, formation, or organization (b) is up to date in all filings required under those laws, (c) has the requisite power and authority to own, operate and lease its properties and assets and to conduct the businesses in which it is presently engaged, and (d) is duly qualified under the laws of each jurisdiction where its ownership, lease or operation of properties or assets or the conduct of its business requires qualification, except in each case referred to in (c) and (d), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. CREDIT AGREEMENT LEGAL_43503785.7 (2) Power and Authority. The execution, delivery and performance by each of the Master LP Obligors of this Agreement, the Security Documents and the other Loan Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary or proper corporate, shareholder or other action, (c) do not conflict with, result in a breach or violation of, or constitute a default under, its constating documents, any unanimous shareholders’ agreement applicable to it or any Applicable Law, (d) do not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by any Material Contract, in each case, to the extent that such conflict, breach, termination, default or termination would reasonably be expected to have a Material Adverse Effect, and (e) do not and will not result in the creation of any Lien, except as set out in the Security Documents, upon any of its assets or properties under any Material Contract. (3) Authorization, Execution, Delivery and Binding Effect. Each of this Agreement, the Security Documents and the other Loan Documents executed by the Master LP Obligors has been or will be duly authorized, executed and delivered and constitutes or will constitute a legal, valid and binding obligation of the Master LP Obligors, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally, (b) the fact that specific performance and injunctive relief may only be given at the discretion of the courts, and (c) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments. (4) No Approvals Required. (a) Each of the Master LP Obligors has obtained all Governmental Approvals which are necessary for the conduct of its business as presently conducted, each of which is in full force and effect, is a good, valid and subsisting approval which has not been surrendered, forfeited or become void or voidable and is unamended, (b) there is no default under any Governmental Approval, nor are there any proceedings in progress, pending or threatened which may result in the revocation, suspension or material adverse modification of the Governmental Approval, and (c) no further registration, order, permit, filing, consent, authorization, licence, decree or approval of, from or with any Person (including any Governmental Authority) is necessary or advisable in order to ensure the legality, validity, binding effect and enforceability of this Agreement, the Security Documents, or any other Loan Document or the execution, delivery or performance of the Master LP Obligors’ Obligations, except in each case referred to in (a) and (b), to the extent it would not reasonably be expected to have a Material Adverse Effect. (5) Financial Statements. Master Borrower’s most recent consolidated financial statements (including pro forma consolidated financial statements), copies of which have been furnished to the Administrative Agent, were prepared in accordance with GAAP applied on a basis consistent with preceding periods, except as stated therein or in the notes, and those financial statements fairly represent Master Borrower’s financial condition as at their date. (6) Material Adverse Change. Since the date of the financial statements referred to in Section 9.1(5), except as otherwise disclosed to the Administrative Agent in writing, there has been no Material Adverse Change with respect to the Master LP Obligors and no other change, event or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect. (7) Contingent Liabilities and Debt. None of the Master LP Obligors has any contingent liabilities which are not disclosed in the most recent financial statements furnished to the Administrative Agent or otherwise disclosed to the Administrative Agent in writing which would

CREDIT AGREEMENT LEGAL_43503785.7 have a Material Adverse Effect, nor has any of the Master LP Obligors incurred any Debt which would have a Material Adverse Effect which is not disclosed in those financial statements or otherwise disclosed to the Administrative Agent in writing. (8) Title to Assets and Liens. Each of the Master LP Obligors are the legal and beneficial owners of, or validly leases, all of their respective real and personal assets free and clear of any Liens, other than Permitted Liens, and attached hereto as Schedule 9.1(8) is a list of all owned real property owned by any of the Master LP Obligors (the “Owned Property”). (9) Real Property Leases. Attached here as Schedule 9.1(9) is a description of all leases and licences respecting real property (the “Leased Property”) to which any of the Master LP Obligors is a party as lessee, including the name of the lessee and the lessor and the municipal address thereof. True and complete copies of all such lease agreements have been provided to the Administrative Agent. Except as disclosed in Schedule 9.1(9), none of the Master LP Obligors has any material oral or written agreement with any lessor, tenant or sub-tenant of its real property or Leased Property. (10) GSA. The GSA creates valid and enforceable Liens upon the Collateral on the terms set out therein, subject only to the terms of this Agreement and to Permitted Liens. (11) Location of Assets, Places of Business. All of the Master LP Borrowers’ tangible property and assets (other than property and assets in transit) and places of business are located in the locations set out in Schedule 9.1(11) and the jurisdiction of formation and the chief executive office (and principal place of business) of each Master LP Borrower is listed in Schedule 9.1(11). (12) No Default or Event of Default. There exists no Default or Event of Default. (13) Compliance. Each of the Master LP Obligors are in compliance with its constating documents and is in compliance in all with the Material Contracts to which it is a party and with all Applicable Laws, including health, safety and employment standards, labour codes and Environmental Laws, except in each case where failure to do so would not reasonably be expected to have Material Adverse Effect. (14) Litigation. Other than as reported in the Master LP Borrowers’ most recent annual financial statements, no litigation, investigation or proceeding of or before any Governmental Authority, arbitrator, court or administrative agency is pending or, to its knowledge, threatened against any of the Master LP Obligors or against any of their respective properties, assets or revenues, including the Collateral, which, if determined adversely against any of them, would reasonably be expected to have a Material Adverse Effect. (15) Full Disclosure. Neither the financial statements referred to in Section 9.1(5) nor any other statement furnished by any Master LP Obligor to the Administrative Agent in connection with this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make those statements not misleading, and all those statements, taken as a whole, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements not misleading. All expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by the Master LP Obligor who furnished the statements. CREDIT AGREEMENT LEGAL_43503785.7 (16) Tax Returns. Each of the Master LP Obligors has filed or caused to be filed all tax returns which are required to have been filed, and has paid all Taxes shown to be due and payable on those returns or on any assessments made against it and all other Taxes, fees or other charges imposed on it by any Governmental Authority, other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings being diligently pursued, and with respect to which adequate reserves in conformity with GAAP have been provided in its books and of which the details have been provided to the Administrative Agent. To its knowledge, no Liens for Taxes have been filed and no claims are being asserted with respect to any Taxes. (17) Canadian Benefit and Pension Plans. All Canadian Pension Plans (if any) to which the Master LP Obligors is a party are described in Schedule 9.1(17) . None of the Master LP Borrowers maintains, or has any liability in respect of, any “defined benefit provision” (as defined in the ITA). All Canadian Pension Plans are being operated, administered and maintained in compliance with all Applicable Laws, except for such instances of non-compliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Canadian Pension Plan documents or Applicable Laws to be paid or accrued by the Master LP Borrowers are being paid or accrued as required. Each Master LP Obligor has adopted all Canadian Benefit Plans required by Applicable Law and each of such plans has been maintained and each Master LP Obligor is in compliance with such Applicable Laws in all material respects including, without limitation, all requirements relating to employee participation, funding, investment of funds, benefits and transactions with the Master LP Obligors and persons related to them. There is no proceeding, action, suit or claim pending or, to the knowledge of the Master LP Obligors, threatened involving the Canadian Benefit Plans or Canadian Pension Plans which, if determined adversely against any of them, would reasonably be expected to have a Material Adverse Effect. (18) Labour Matters. Except as described in Schedule 9.1(18) , there are (a) no strike or other labour disputes against any of the Master LP Obligors that are pending or, to any of the Master LP Obligors’ knowledge, threatened, and (b) none of the Master LP Obligors, is party to any labour, union or collective bargaining agreement or subject to any current union organizing event. All payments due from the Master LP Obligors on account of employee insurance of every kind and vacation pay and any other remittances or obligations relating to employees of the Master LP Obligors have been paid or accrued as a liability on the books of the Master LP Obligor, except for such instances of non-compliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. (19) Insurance. The Master LP Obligors maintain insurance in compliance with Section 10.1(2) and all premiums and other sums of money payable for that purpose have been paid. (20) Corporate Organization. The corporate organization chart set out in Schedule 9.1(20) is a complete and accurate representation of the Master LP Obligors. (21) Engaged in Business of Vehicle Sales and Related Businesses. Except as otherwise consented to be the Administrative Agent, no Master LP Obligor is engaged in any business other than Vehicle Sales and Related Businesses. (22) Environmental Activity. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Master LP Obligors has conducted its business in

CREDIT AGREEMENT LEGAL_43503785.7 compliance with Environmental Laws and there is no Environmental Claim pending or, to the knowledge of any of the Master LP Obligors, threatened against any of them or their respective properties and assets, which if determined adversely would reasonably be expected to have a Material Adverse Effect. (23) Trade-marks, Patents, etc. Each of the Master LP Obligors possesses all patents, industrial designs, trade-marks, trade secrets, know-how, environmental technology, biotechnology, confidential information, trade-names, goodwill, quotas, copyrights, integrated circuit topographies, software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively, the “Intellectual Property”), necessary for the conduct of its business as now conducted., except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect To the knowledge of the Master LP Obligors, none of the Master LP Obligors is infringing in any material respect on the rights of any person with respect to any Intellectual Property and none of the Master LP Obligors knows of any fact which is likely to result in the successful assertion against the Master LP Obligors of a claim for such an infringement. Section 9.2 Representations and Warranties (Lithia Canada Dealers) Each of the Lithia Canada Dealer Obligors makes the following representations and warranties to the Administrative Agent, the L/C Issuer and each Lender, all of which shall survive the execution and delivery of this Agreement: (1) Existence, Power and Qualification. Each of the Lithia Canada Dealer Obligors (a) is duly incorporated or otherwise formed, organized and validly existing under the laws of its jurisdiction of incorporation, formation, or organization (b) is up to date in all filings required under those laws, (c) has the requisite power and authority to own, operate and lease its properties and assets and to conduct the businesses in which it is presently engaged, and (d) is duly qualified under the laws of each jurisdiction where its ownership, lease or operation of properties or assets or the conduct of its business requires qualification, except in each case referred to in (c) and (d), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. (2) Power and Authority. The execution, delivery and performance by each of the Lithia Canada Dealer Obligors of this Agreement, the Security Documents (Lithia Canada Dealer) and the other Loan Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary or proper corporate, shareholder or other action, (c) do not conflict with, result in a breach or violation of, or constitute a default under, its constating documents, any unanimous shareholders’ agreement applicable to it or any Applicable Law, (d) do not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by any Material Contract, in each case, to the extent that such conflict, breach, termination, default or termination would reasonably be expected to have a Material Adverse Effect, and (e) do not and will not result in the creation of any Lien, except as set out in the Security Documents (Lithia Canada Dealer), upon any of its assets or properties under any Material Contract. (3) Authorization, Execution, Delivery and Binding Effect. Each of this Agreement, the Security Documents (Lithia Canada Dealer) and the other Loan Documents executed by the Lithia Canada Dealer Obligors has been or will be duly authorized, executed and delivered and constitutes or will constitute a legal, valid and binding obligation of the Lithia Canada Dealer CREDIT AGREEMENT LEGAL_43503785.7 Obligors, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally, (b) the fact that specific performance and injunctive relief may only be given at the discretion of the courts, and (c) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments. (4) No Approvals Required. (a) Each of the Lithia Canada Dealer Obligors has obtained all Governmental Approvals which are necessary for the conduct of its business as presently conducted, each of which is in full force and effect, is a good, valid and subsisting approval which has not been surrendered, forfeited or become void or voidable and is unamended, (b) there is no default under any Governmental Approval, nor are there any proceedings in progress, pending or threatened which may result in the revocation, suspension or material adverse modification of the Governmental Approval, and (c) no further registration, order, permit, filing, consent, authorization, licence, decree or approval of, from or with any Person (including any Governmental Authority) is necessary or advisable in order to ensure the legality, validity, binding effect and enforceability of this Agreement, the Security Documents (Lithia Canada Dealers), or any other Loan Document or the execution, delivery or performance of the Obligations (Lithia Canada Dealer), except in each case referred to in (a) and (b), to the extent it would not reasonably be expected to have a Material Adverse Effect. (5) Financial Statements. Lithia Canada Dealers’ most recent consolidated financial statements (including pro forma consolidated financial statements), copies of which have been furnished to the Administrative Agent, were prepared in accordance with GAAP applied on a basis consistent with preceding periods, except as stated therein or in the notes, and those financial statements fairly represent the Lithia Canada Dealers’ financial condition as at their date. (6) Material Adverse Change. Since the date of the financial statements referred to in (5), except as otherwise disclosed to the Administrative Agent in writing, there has been no Material Adverse Change with respect to the Lithia Canada Dealer Obligors and no other change, event or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect. (7) Contingent Liabilities and Debt. None of the Lithia Canada Dealer Obligors has any contingent liabilities which are not disclosed in the most recent financial statements furnished to the Administrative Agent or otherwise disclosed to the Administrative Agent in writing which would have a Material Adverse Effect, nor has any of the Lithia Canada Dealer Obligors incurred any Debt which would have a Material Adverse Effect which is not disclosed in those financial statements or otherwise disclosed to the Administrative Agent in writing. (8) Title to Assets and Liens. Each of the Lithia Canada Dealer Obligors are the legal and beneficial owners of, or validly leases, all of their respective real and personal assets free and clear of any Liens, other than Permitted Liens, and attached hereto as Schedule 9.1(8) is a list of all owned real property owned by any of the Lithia Canada Dealer Obligors (the “Owned Property (Lithia Canada Dealer).”) (9) Real Property Leases. Attached here as Schedule 9.1(9) is a description of all leases and licences respecting real property (the “Leased Property (Lithia Canada Dealer)” to which any of the Lithia Canada Dealer Obligors is a party as lessee, including the name of the lessee and the lessor and the municipal address thereof. True and complete copies of all such lease

CREDIT AGREEMENT LEGAL_43503785.7 agreements have been provided to the Administrative Agent. Except as disclosed in Schedule 9.1(9), none of the Lithia Canada Dealer Obligors has any material oral or written agreement with any lessor, tenant or sub-tenant of its real property or Leased Property (Lithia Canada Dealer). (10) Lithia Canada Dealer GSA. The Lithia Canada Dealer GSA creates valid and enforceable Liens upon the Collateral (Lithia Canada Dealer) on the terms set out therein, subject only to the terms of this Agreement and to Permitted Liens. (11) Location of Assets, Places of Business. All of the Lithia Canada Dealer Obligors’ tangible property and assets (other than property and assets in transit) and places of business are located in the locations set out in Schedule 9.1(11) and the jurisdiction of formation and the chief executive office (and principal place of business) of each Lithia Canada Obligor is listed in Schedule 9.1(11). (12) No Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer). There exists no Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer). (13) Compliance. Each of the Lithia Canada Dealer Obligors are in compliance with its constating documents and is in compliance in all with the Material Contracts to which it is a party and with all Applicable Laws, including health, safety and employment standards, labour codes and Environmental Laws, except in each case where failure to do so would not reasonably be expected to have Material Adverse Effect. (14) Litigation. Other than as reported in the Lithia Canada Dealers’ most recent annual financial statements, no litigation, investigation or proceeding of or before any Governmental Authority, arbitrator, court or administrative agency is pending or, to its knowledge, threatened against any of the Lithia Canada Dealer Obligors or against any of their respective properties, assets or revenues, including the Collateral (Lithia Canada Dealer), which, if determined adversely against any of them, would reasonably be expected to have a Material Adverse Effect. (15) Full Disclosure. Neither the financial statements referred to in Section 9.2(5) nor any other statement furnished by any Lithia Canada Dealer Obligor to the Administrative Agent in connection with this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make those statements not misleading, and all those statements, taken as a whole, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements not misleading. All expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by the Lithia Canada Dealer Obligor who furnished the statements. (16) Tax Returns. Each of the Lithia Canada Dealer Obligors has filed or caused to be filed all tax returns which are required to have been filed, and has paid all Taxes shown to be due and payable on those returns or on any assessments made against it and all other Taxes, fees or other charges imposed on it by any Governmental Authority, other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings being diligently pursued, and with respect to which adequate reserves in conformity with GAAP have been provided in its books and of which the details have been provided to the Administrative Agent. To its knowledge, no Liens for Taxes have been filed and no claims are being asserted with respect to any Taxes. CREDIT AGREEMENT LEGAL_43503785.7 (17) Canadian Benefit and Pension Plans. All Canadian Pension Plans (if any) to which the Lithia Canada Dealer Obligors is a party are described in Schedule 9.1(17). None of the Lithia Canada Dealer Obligors maintains, or has any liability in respect of, any “defined benefit provision” (as defined in the ITA). All Canadian Pension Plans are being operated, administered and maintained in compliance with all Applicable Laws, except for such instances of non- compliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Canadian Pension Plan documents or Applicable Laws to be paid or accrued by the Lithia Canada Dealers are being paid or accrued as required. Each Lithia Canada Dealer Obligor has adopted all Canadian Benefit Plans required by Applicable Law and each of such plans has been maintained and each Lithia Canada Dealer Obligor is in compliance with such Applicable Laws in all material respects including, without limitation, all requirements relating to employee participation, funding, investment of funds, benefits and transactions with the Lithia Canada Dealer Obligors and persons related to them. There is no proceeding, action, suit or claim pending or, to the knowledge of the Lithia Canada Dealer Obligors, threatened involving the Canadian Benefit Plans or Canadian Pension Plans which, if determined adversely against any of them, would reasonably be expected to have a Material Adverse Effect. (18) Labour Matters. Except as described in Schedule 9.1(18), there are (a) no strike or other labour disputes against any of the Lithia Canada Dealer Obligors that are pending or, to any of the Lithia Canada Dealer Obligors’ knowledge, threatened, and (b) none of the Lithia Canada Dealer Obligors, is party to any labour, union or collective bargaining agreement or subject to any current union organizing event. All payments due from the Lithia Canada Dealer Obligors on account of employee insurance of every kind and vacation pay and any other remittances or obligations relating to employees of the Lithia Canada Dealer Obligors have been paid or accrued as a liability on the books of the Lithia Canada Dealer Obligors, except for such instances of non-compliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. (19) Insurance. The Lithia Canada Dealer Obligors maintain insurance in compliance with Section 10.1(2) and all premiums and other sums of money payable for that purpose have been paid. (20) Corporate Organization. The corporate organization chart set out in Schedule 9.1(20)is a complete and accurate representation of the Lithia Canada Dealer Obligors. (21) Engaged in Business of Vehicle Sales and Related Businesses. Except as otherwise consented to be the Administrative Agent, no Lithia Canada Dealer Obligor is engaged in any business other than Vehicle Sales and Related Businesses. (22) Environmental Activity. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Lithia Canada Dealer Obligors has conducted its business in compliance with Environmental Laws and there is no Environmental Claim pending or, to the knowledge of any of the Lithia Canada Dealer Obligors, threatened against any of them or their respective properties and assets, which if determined adversely would reasonably be expected to have a Material Adverse Effect. (23) Trade-marks, Patents, etc. Each of the Lithia Canada Dealer Obligors possesses all patents, industrial designs, trade-marks, trade secrets, know-how, environmental technology, biotechnology, confidential information, trade-names, goodwill, quotas, copyrights, integrated

CREDIT AGREEMENT LEGAL_43503785.7 circuit topographies, software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively, the “Intellectual Property”), necessary for the conduct of its business as now conducted., except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect To the knowledge of the Lithia Canada Dealer Obligors, none of the Lithia Canada Dealer Obligors is infringing in any material respect on the rights of any person with respect to any Intellectual Property and none of the Lithia Canada Dealer Obligors knows of any fact which is likely to result in the successful assertion against the Lithia Canada Dealer Obligors of a claim for such an infringement. Section 9.3 Section 9.2 Deemed Repetition The representations and warranties made in Section 9.1 shall (a) continue in effect until payment and performance of all the Obligations and Obligations (Lithia Canada Dealer), and (b) be deemed to be repeated on each Drawdown Date, Rollover Date and Conversion Date, mutatis mutandis, as if made on that date except where any representation or warranty relates to a specified date in which case that representation or warranty shall be made as of the date to which it relates. The representations and warranties made in Section 9.2 shall (a) continue in effect until payment and performance of all the Obligations (Lithia Canada Dealer), and (b) be deemed to be repeated on each Lithia Canada Dealers’ Drawdown Date, Rollover Date and Conversion Date relating to Wholesale Flooring B Facility, mutatis mutandis, as if made on that date except where any representation or warranty relates to a specified date in which case that representation or warranty shall be made as of the date to which it relates. ARTICLE 10 – COVENANTS Section 10.1 Affirmative Covenants of the Borrowers While any amount owing under this Agreement or any of the other Loan Documents remains unpaid, or the Administrative Agent or the Lenders have any obligations under this Agreement or any of the other Loan Documents, each of the Obligors covenants with the Administrative Agent and each Lender as follows: (1) Corporate Existence. Each Obligor shall do or cause to be done all things necessary to keep in full force and effect its corporate existence and all rights, franchises, trademarks, licences and qualifications required for it and them to carry on their respective businesses and own, lease or operate their respective properties in each jurisdiction in which they carry on business or own, lease or operate property or assets from time to time. (2) Insurance. Each Obligor shall maintain insurance on its and their respective properties and assets and for the operation of its and their respective businesses in such amounts and against such risks as would be customarily obtained and maintained by a prudent owner of similar properties and assets operating a similar business, including appropriate liability insurance, business interruption insurance and third party liability insurance. Each Borrower shall provide copies of those policies to the Administrative Agent, which policies shall be satisfactory to the Administrative Agent, acting reasonably, and shall not be subject to any co-insurance clause. Each insurance policy shall include an endorsement whereby the insurers agree to give the Administrative Agent on behalf of the Lenders not less than 30 days notice of the cancellation of the policy of insurance. The Administrative Agent shall either be named as loss payee or additional insured as its interest may appear in all of the Borrowers’ policies of insurance or CREDIT AGREEMENT LEGAL_43503785.7 otherwise be assured of the availability of continuing coverage in a manner satisfactory to the Administrative Agent. (3) Compliance with Laws, etc. Each Obligor shall comply with all Applicable Laws and all Government Approvals required in respect of its and their respective businesses, properties, the Collateral, the Collateral (Lithia Canada Dealer) or any activities or operations carried out thereon including anti-money laundering laws, anti-corruption laws, health, safety and employment standards, labour codes and Environmental Laws, except in each case where failure to do would not reasonably be expected to have a Material Adverse Effect. (4) Government Approvals. The Obligors shall obtain and maintain, by the observance and performance of all obligations thereunder and conditions thereof, all Government Approvals required for it and them to carry on their respective businesses. (5) Conduct of Business. Each of the Obligors shall: (a) conduct its business in a proper and efficient manner and keep proper books of account and records with respect to the operation of its business; (b) diligently maintain, repair, use and operate its property and premises in a commercially reasonable and efficient manner; (c) maintain its physical assets in good condition so that each asset may be used at all times for the purpose for which it was intended; and (d) comply in with its obligations under its Material Contracts except where failure to do would not reasonably be expected to have a Material Adverse Effect. (6) Rights of Inspection and Audit. (a) at any reasonable time during normal business hours and from time to time upon reasonable prior notice, not more than twice per year per Obligor, unless an Event of Default (in respect of the Master LP Obligors) or Event of Default (Lithia Canada Dealers) (in respect of the Lithia Canada Obligors) has occurred and is continuing, the Obligors shall permit the Administrative Agent and any Lender or any representative thereof (at the reasonable expense of the Borrowers) to (i) examine and make copies of and abstracts from the records and books of account of the Obligors, (ii) visit and inspect the premises and properties of the Borrowers (in each case at the risk of the Borrowers, except for the gross negligence or wilful misconduct of the inspecting party or the failure of any such inspecting party to comply with the Obligors’ health and safety requirements, as advised to such inspecting party), and (iii) discuss (outside of the normal course communications between the Administrative Agent and any Obligor) the affairs, operations, finances and accounts of the Obligors with any of the officers or directors of the Obligors or, with the prior written consent of Master Borrower or after the occurrence and during the continuance of an Event of Default (in respect of the Master LP Obligors) or Event of Default (Lithia Canada Dealers) (in respect of the Lithia Canada Obligors), their respective accountants, consultants or other third party consultants or representatives of the Obligors, and (b) make the necessary information available and permit the Agent and the Lenders or their agents to conduct flooring, and/or daily rental and/or revolving term audits, as applicable, during normal business hours once per Fiscal Quarter for each Borrower, provided that the Administrative Agent and the Lenders reserve the right to increase the frequency of such audits once per month for each Borrower if (i) an Event of Default (in respect of the Master LP Borrowers) or Event of Default (Lithia Canada Dealers) (in

CREDIT AGREEMENT LEGAL_43503785.7 respect of the Lithia Canada Dealers) has occurred and is continuing or (ii) the results of a prior audit were not satisfactory to the Agent and the Lenders, acting reasonably, and the applicable Borrower is provided with written notice that such results were not satisfactory. Except for information required to be disclosed by Applicable Law and information in the public domain, any information regarding the Obligors obtained pursuant to this Section 10.1(6) or otherwise pursuant to any Loan Document shall, for so long as no Event of Default (in respect of the Master LP Obligors) or Event of Default (Lithia Canada Dealers) (in respect of the Lithia Canada Obligors) has occurred and is continuing, not be disclosed to third parties other than agents or other professionals engaged by the Administrative Agent or any Lender to advise it with respect to this Agreement. (7) Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation. If applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary motor vehicle title documentation necessary or desirable in the normal conduct of its business, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. (8) Payment. Each Obligor shall duly and punctually pay or cause to be paid all sums of money due and payable by it under this Agreement and the other Loan Documents on the dates, at the places and in the currency and the manner set forth herein and therein. (9) Litigation. Promptly upon becoming aware thereof, each applicable Obligor shall (a) give notice to the Administrative Agent of any litigation, proceeding or dispute, threatened (in writing) or commenced against it for claims in excess of the Threshold Amount, (b) advise the Administrative Agent of the extent to which any adverse determination with respect to such litigation, proceeding or dispute is covered by insurance, and (c) provide all reasonable information requested by the Administrative Agent concerning the status of any such litigation, proceeding or dispute. (10) Pay Claims and Taxes. Each Obligor shall promptly pay and discharge promptly to pay and discharge, when due all Taxes charged to or payable by it or them and all lawful Claims which, if unpaid, may result in a Lien (other than Permitted Liens) on its or their properties or assets unless the relevant Tax or Claim is being actively and diligently contested in good faith by appropriate proceedings and is adequately reserved against in accordance with GAAP. Master Borrower shall notify the Administrative Agent of each contest involving an amount in excess of the Threshold Amount promptly upon forming the intention to contest the relevant payment, Tax or Claim. (11) Notice of Default or Material Adverse Change. Each Obligor shall provide to the Administrative Agent prompt notice of any event, change or condition that has had, or would be reasonably expected to have, a Material Adverse Effect or any Default or Event of Default (in the case of the Master LP Obligors) or Default (Lithia Canada Dealers) or Event of Default (Lithia Canada Dealers) (in the case of the Lithia Canada Dealer Obligors) of which it is aware, setting forth its details and, if such Material Adverse Effect, Default, Event of Default, Default (Lithia Canada Dealers) or Event of Default (Lithia Canada Dealers) is continuing, the action taken or to be taken to remedy it. (12) Canadian Benefit and Pension Plans. CREDIT AGREEMENT LEGAL_43503785.7 (a) The Obligors shall ensure that each Canadian Pension Plan and Canadian Benefit Plan, if any, retains its registered status under and is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other Applicable Laws. (b) The Obligors shall perform in all material respects all obligations (including (if applicable), funding, investment and administration obligations) required to be performed by it in connection with each Canadian Pension Plan and Canadian Benefit Plan and the funding media therefor. (c) The Obligors shall promptly deliver to the Administrative Agent (i) a copy of any material direction, order, notice, ruling or opinion that the Obligors may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (ii) notification any material increases in the benefits of any existing Canadian Pension Plan, or the establishment of any new Canadian Pension Plan. (13) Use of Proceeds. The Borrowers shall use all Borrowings solely for the purposes set out in Article 2. (14) Bank Accounts. The BorrowerBorrowers shall maintain all of their operating bank accounts with the Administrative Agent. (15) Additional Borrower. (a) The BorrowersMaster Borrower shall, within thirty (30) days, cause any Person that is or becomes a Designated Subsidiary of any of the Borrowers to become a “Master LP Borrower” for the purposes of this Agreement and the other BorrowersMaster Borrower shall cause such new Master LP Borrower to: (i) execute and deliver in favour of the Administrative Agent a Joinder Agreement; (ii) grant or cause to be granted to the Administrative Agent a first priority perfected Lien (subject to Permitted Liens) in all of the assets of such new Master LP Borrower(s) (which grant may be included in the Joinder Agreement); and (iii) execute such other documents and take such other actions, including delivery of legal opinions of counsel to such new Master LP Borrower, as may be reasonably required by the Lenders in connection therewith. (b) Lithia Canada Dealers shall, within thirty (30) days, cause any Person that is or becomes a Designated Subsidiary (Lithia Canada Dealer) to become a “Lithia Canada Dealer” for the purposes of this Agreement and the other Lithia Canada Dealers shall cause such new Lithia Canada Dealer to: (i) execute and deliver in favour of the Administrative Agent a Joinder Agreement which contains a Working Capital (Lithia Canada Dealer) financial covenant acceptable to the Required Lenders which shall be deemed to be incorporated into Section 10.3(2) of this Agreement;

CREDIT AGREEMENT LEGAL_43503785.7 (ii) an unlimited guarantee and postponement of claim from each of the Lithia Canada Dealers guaranteeing the due payment and performance to the Administrative Agent for and on behalf of the Lenders of all Obligations (Lithia Canada Dealers) of the other Lithia Canada Dealers; (iii) grant or cause to be granted to the Administrative Agent a first priority perfected Lien (subject to Permitted Liens) in all of the assets of such new Lithia Canada Dealer(s) (which grant may be included in the Joinder Agreement); and (iv) execute such other documents and take such other actions, including delivery of legal opinions of counsel to such Lithia Canada Dealer, as may be reasonably required by the Lenders in connection therewith. (c) (b) Upon compliance with the applicable requirements of this Section, the applicable Designated Subsidiary or Designated Subsidiary (Lithia Canada Dealer), as the case may be, shall become a Borrower hereunder and under the other applicable Loan Documents with the same force and effect as if originally named as a Borrower herein. The execution and delivery by an additional Borrower of a Joinder Agreement, adding such additional Borrower as a party to this Agreement and the applicable Security Documents or Security Documents (Lithia Canada Dealer) shall not require the consent of any other Obligor hereunder. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower hereunder. (16) Maintenance of Perfection; Further Assurances Without limiting the foregoing, each applicable Obligor will execute and deliver to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages (but only with respect to Eligible Real Property), delivery of legal opinions and/or title insurance policies, and other documents and such other actions or deliveries of the type required by Section 7.1 and Section 7.2, as applicable), which may be required by Applicable Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents and the Security Documents (Lithia Canada Dealer), all at the expense of the Obligors.applicable Obligors, provided that, for greater certainty, no Master LP Obligor will be required to execute any Security Documents (Lithia Canada Dealer) and no Lithia Canada Dealer Obligor will be required to execute any Security Documents. If any material assets (including any Real Property that is Eligible Real Property or material improvements thereto) are owned or acquired by the Borrowers after the Closing Date (other than (x) assets constituting Collateral under the Security Documents that are or, upon acquisition thereof, become subject to the Lien under the Security Documents or (y) assets constituting Collateral (Lithia Canada Dealer) under the Security Documents (Lithia Canada Dealer) that are or, upon acquisition thereof, become subject to the Lien under the Security Documents (Lithia Canada Dealer)), the Borrowers will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrowers will cause such material assets to be subjected to a Lien securing the Obligations or CREDIT AGREEMENT LEGAL_43503785.7 the Obligations (Lithia Canada Dealer), as the case may be, and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, all at the reasonable expense of the applicable Obligors. Section 10.2 Negative Covenants of the Borrowers While any amount owing under this Agreement or any of the other Loan Documents remains unpaid, or the Administrative Agent or the Lenders have any obligations under this Agreement or any of the other Loan Documents, each Obligor covenants with the Administrative Agent and each Lender that it shall not without the prior consent of the Required Lenders: (1) Dispositions. Sell, lease, transfer, assign, convey or otherwise dispose of, any of their respective properties or assets (each, a “Disposition”), or enter into any sale and leaseback or similar transaction (each a “Sale-Leaseback”), except for (a) Dispositions in respect of Securitization Programs, the proceeds of which are used to repay the outstanding Wholesale Leasing Facility Loans to the extent such assets are included in the Wholesale Leasing Borrowing Base, (b) Dispositions in the ordinary course of business, (c) Dispositions of the Equity Interests in any Borrower (and, if applicable, its related General Partner) or all or substantially all of the assets of any Borrower (and, if applicable, its related General Partner) in each case for not less than fair market value, provided that at the time of such Disposition (i) no Event of Default (in the case of a Disposition by a Master LP Borrower) or Event of Default (Lithia Canada Dealer) (in the case of a Disposition by a Lithia Canada Dealer) has occurred and is continuing, (ii) Master Borrower has delivered to the Administrative Agent an Officer’s Certificate confirming that Master Borrower or the applicable Lithia Canada Dealer, as applicable, would be in compliance with the applicable Financial Covenants after giving effect to such Disposition, and (iii) the remaining Applicable Borrowers are in compliance with the various borrowing base requirements, and (d) such other Dispositions or Sale-Leasebacks in respect of which (i) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause do not exceed the Threshold Amount during any Fiscal Year, (ii) Master Borrower has delivered to the Administrative Agent an Officer’s Certificate confirming that Master Borrower or the applicable Lithia Canada Dealer, as applicable, would be in compliance with the applicable Financial Covenants after giving effect to such Disposition, and (iii) the remaining Applicable Borrowers are in compliance with the various borrowing base requirements. Notwithstanding the foregoing, 100% of the Net Proceeds from the Disposition of any New Motor Vehicles (regardless of the amount) by the Applicable Borrowers shall be prepaid by such Applicable Borrowers to reduce the outstanding Loans under the Wholesale Flooring A Facility or the Wholesale Flooring A Facility, as applicable, in accordance with Section 2.2. (2) Negative Pledge. Assume, create or permit to exist any Lien, other than Permitted Liens, in respect of any of their respective undertakings, properties and assets, whether now owned or hereafter acquired. (3) Debt. Create, incur, assume or permit to exist any Debt other than Permitted Debt. (4) Distributions. Make any Distributions except for Permitted Distributions. (5) Amalgamation and Merger. Enter into any merger, consolidation, amalgamation, reorganization, reconstruction or arrangement (collectively, a “Reorganization”) with any Person other than (a) Permitted Acquisitions and (b) provided that the Administrative Agent is

CREDIT AGREEMENT LEGAL_43503785.7 provided with 30 days prior notice, any Reorganization (i) that involves only (A) the Master LP Obligors under this Agreementand no other Person, or (B) the Lithia Canada Dealer Obligors and no other Person, and (ii) under which the Applicable Borrowers ensure that the Administrative Agent maintains a first ranking security interest on all the assets and property of all Applicable Borrowers and all documentation satisfactory to the Administrative Agent, acting reasonably, has been provided prior to such Reorganization (provided that such documentation may be provided to the Administrative Agent in escrow pending the completion of such Reorganization); provided that (c) in the case of a Reorganization involving the Master LP Obligors, no Default or Event Of Default is existing at the time of such Reorganization and no Default or Event Of Default will exist after giving effect to such Reorganization., and (d) in the case of a Reorganization involving the Lithia Canada Dealer Obligors, no Default (Lithia Canada Dealer) or Event Of Default (Lithia Canada Dealer) is existing at the time of such Reorganization and no Default (Lithia Canada Dealer) or Event Of Default (Lithia Canada Dealer) will exist after giving effect to such Reorganization. (6) Fundamental Change. Undertake or give effect to any of the following: (a) change its business objectives, purposes or operations in any way which would adversely affect the repayment of the Obligations (in the case of the Master LP Obligors) or the Obligations (Lithia Canada Dealer (in the case of the Lithia Canada Dealer Obligors) or result in a Material Adverse Effect; (b) materially change its capital structure (except as otherwise permitted pursuant to this Agreement, including permitted Dispositions); (c) amend its articles of incorporation or other constating documents if such amendment would reasonably be expected to have a Material Adverse Effect (provided prior written notice of such amendment is provided to the Administrative Agent); or (d) engage in any business other than Vehicle Sales and Related Business. (7) Change of Control. Permit any Change of Control to occur without the prior consent of the Administrative Agent. (8) Material Contracts. (a) Cancel or terminate any Material Contract; (b) waive any default or breach under any Material Contract; (c) amend or otherwise modify any Material Contract; or (d) take any other action in connection with any Material Contract, in each case in (a), (b), (c) and (d), if such action would reasonably be expected to have a Material Adverse Effect. (9) Leases. Enter into any lease agreement other than in the ordinary course of business and on terms that are not less than market. (10) Investments. Make any Investments other than Permitted Investments. (11) Expenditures. Make any capital expenditures not otherwise permitted under Section 10.2(10) unless Master Borrower has delivered to the Administrative Agent an Officer’s Certificate confirming that Master Borrower would be in compliance with the applicable Financial Covenants after giving effect to the capital expenditure. (12) Subordinated Debt. Make any prepayment, redemption or repurchase of any Subordinated Debt except any prepayments, redemptions or repurchases made in accordance with the terms of the subordination and postponement agreement applicable to such Subordinated Debt. CREDIT AGREEMENT LEGAL_43503785.7 (13) Fiscal Year End; Accounting Policies. Change its Fiscal Year or any material accounting policies or reporting practices, except as permitted by GAAP, without the prior written consent of the Administrative Agent and the Required Lenders. For greater certainty, and without limitation, any changes to accounting policies or reporting practices that will affect the calculation of the Financial Covenants shall be deemed to be “material” hereunder. (14) Business Outside Certain Jurisdictions. Have any material place of business or keep or store any tangible property (other than property or assets in transit) outside of those jurisdictions set forth in Schedule 9.1(11) unless prior to doing so (a) it provides prompt written notice to the Administrative Agent of the new jurisdiction; and (b) the Administrative Agent has obtained a perfected Lien in favour of the Administrative Agent on behalf of itself and the Lenders in such new jurisdiction with the same scope as the Liens held by, or granted to, the Administrative Agent on the Closing Date and, in this regard, it agrees to do all such acts and things and executes and delivers all such deeds, transfers, assignments and instruments as the Administrative Agent may reasonably require in order to facilitate the Administrative Agent obtaining such Lien. (15) No Export. Except as provided in paragraph (d) of definition of “Eligible Used Motor Vehicle”, export any New Motor Vehicles and Used Motor Vehicles being financed by any of the Credit Facilities outside of Canada unless, the financing related to such New Motor Vehicle or Used Motor Vehicle has been repaid prior to or concurrently with its export. (16) Hedge Contracts. Enter into any Hedge Contracts of a speculative nature or outside the scope of the Borrowers’ business or Hedge Contracts with a Lender or any other Person, other than (a) the Credit Facilities Hedge (which may be entered into by the Lenders and the Borrowers in their sole discretion), and (b) other non-speculative Hedge Contracts entered into with a Lender for the purpose of mitigating the risk to the Borrowers from interest rate and US Dollar exchange rate fluctuations. (17) Transactions with Affiliates. Enter into any transactions with any Affiliate or other Person with whom the Obligor does not deal with at “arm’s length” for the purposes of the ITA, except (a) transactions on commercially reasonable terms that are no less favourable to the Obligors than would be obtained in a comparable arm’s length transaction with unrelated third parties, and (b) transactions between or among the Obligors not involving any other Affiliate. (18) Canadian Pension Plans. It shall not contribute to or assume an obligation to contribute to any Canadian Pension Plan which has a “defined benefit provision” (as defined in ITA). Section 10.3 Financial Covenants (1) Master LP Obligors. While any amount owing under this Agreement or any of the other Loan Documents remains unpaid by the Master LP Obligors, or the Lenders have any obligations under this Agreement or any of the other Loan Documents relating to the Master LP Obligors, Master Borrower covenants with each Lender that it shall maintain, at all times, on a consolidated basis (excluding any Non-Designated Subsidiary and Lithia Canada Dealers), tested at the end of each Fiscal Quarter: (a) a Fixed Charge Coverage Ratio of not less than 1.20:1.00; and

CREDIT AGREEMENT LEGAL_43503785.7 (b) a Leverage Ratio of not more than 5.75:1.00. For the purposes of calculating the above Financial Covenants: (i) “Funded Debt” shall include Contingent Obligations, (ii) capitalized rent payments in connection with any Permitted Acquisition shall be calculated on a trailing twelve month basis, and (iii) Debt and Interest Expense incurred with respect to the Wholesale A Flooring Facility, the Used Vehicle Flooring Facility, the Wholesale Leasing Facility, the Rental Facility and any Manufacturer Flooring Facility shall excluded from the calculation. (2) Lithia Canada Dealers. While any amount owing under this Agreement or any of the other Loan Documents remains unpaid by the Lithia Canada Dealers, or the Lenders have any obligations under this Agreement or any of the other Loan Documents relating to the Lithia Canada Dealers, Lithia Canada Dealers covenant with each Lender that it shall maintain, at all times, tested at the end of each Fiscal Quarter: (a) with respect to L871, Inc., Working Capital (Lithia Canada Dealer) of not less than $500,000; and (b) with respect to any other Lithia Canada Dealer that becomes party to this Agreement from time to time, an amount to be determined by the Required Lenders and set out in the applicable Joinder Agreement. Section 10.4 Accounting, Financial Statements and Other Information While any amount owing under this Agreement or any of the other Loan Documents remains unpaid by the Applicable Borrowers, or the Administrative Agent or the Lenders have any obligations under this Agreement or any of the other Loan Documents to the Applicable Borrowers, the applicable Obligors covenant with each Lender and the Administrative Agent as follows: (1) General. TheSuch Obligors shall maintain a system of accounting established and administered in accordance with GAAP consistently applied and shall set aside on their respective books all proper reserves as GAAP shall require. (2) Monthly Reports. The applicableApplicable Borrowers shall provide the Administrative Agent with the following reports on a monthly basis, promptly upon availability, and in any event within 30 days of the end of each month in each Fiscal Year (except December) and within forty five (45) days of the month ending after December 31st: (a) a Revolving Facility Borrowing Base Certificate with accompanying calculation in a form satisfactory to the Administrative Agent; CREDIT AGREEMENT LEGAL_43503785.7 (b) a Used Vehicle Flooring Facility Borrowing Base Certificate with accompanying Used Vehicle Flooring Borrowing Base report in a form satisfactory to the Administrative Agent; (c) a monthly Wholesale Leasing Borrowing Base Certificate attaching a monthly Wholesale Lease Management Report in a form satisfactory to the Administrative Agent; and (d) a monthly Daily Rental Borrowing Base Certificate attaching a monthly Daily Rental Management Report in a form satisfactory to the Administrative Agent. (3) Quarterly Reports. The applicableApplicable Borrowers shall provide the Administrative Agent with the following reports on a quarterly basis (unless otherwise noted), promptly upon availability, and in any event within 45 days (unless otherwise noted) of the end of each Fiscal Quarter in each Fiscal Year: (a) quarterly internally prepared interim consolidated financial statements of Master Borrower (excluding any Non-Designated Subsidiary and Lithia Canada Dealer) together with accompanying cash flow statement, for the first three Fiscal Quarters in each Fiscal Year (including a breakdown of sales, cost of sales and inventory (new, used, parts/services), the outstanding Funded Debt under each of the applicable Credit Facilities and any other Funded Debt, breakdown of other current assets and providing unit sales for new and used vehicles, and inventory number of units, in each case, with respect to the Master LP Borrowers; (b) quarterly unaudited dealer financial statements of each applicable Lithia Canada Dealer, together with accompanying cash flow statement, for the first three Fiscal Quarters in each Fiscal Year (including a breakdown of sales, cost of sales and inventory (new, used, parts/services), the outstanding Funded Debt under each of the applicable Credit Facilities and any other Funded Debt, breakdown of other current assets and providing unit sales for new and used vehicles, and inventory number of units, in each case, with respect to such Lithia Canada Dealer; (c) (b) quarterly internally prepared interim unconsolidated financial statements of each Borrower for the first three Fiscal Quarters in each Fiscal Year; (d) (c) a quarterly wholesale lease loan loss and payment delinquency report within 30 days of the end of each Fiscal Quarter, which report shall include delinquency aging for leases included in the most recent Lease Management Report; and (e) (d) a Compliance Certificate for the first three Fiscal Quarters in each Fiscal Year. (4) Annual Reports. The Applicable Borrowers shall provide the Administrative Agent with the following reports, promptly upon availability, and in any event within 120 days of the end of each Fiscal Year: (a) annual internally prepared financial statements of Master Borrower, on a consolidated basis (but excluding any Non-Designated Subsidiary and Lithia Canada Dealer) together with accompanying cash flow statement (including a breakdown of sales, cost of sales and inventory (new, used, parts/services), the outstanding Funded Debt under each of the applicable Credit Facilities and any other Funded Debt, breakdown of other current assets and providing unit sales for new and used vehicles, and inventory number of units, in each case, with respect to the Master LP Borrowers;

(b) annual internally prepared financial statements of the Lithia Canada Dealers, on a consolidated basis together with accompanying cash flow statement (including a breakdown of sales, cost of sales and inventory (new, used, parts/services), the outstanding Funded Debt under each of the applicable Credit Facilities and any other Funded Debt, breakdown of other current assets and providing unit sales for new and used vehicles, and inventory number of units, in each case, with respect to the Lithia Canada Dealers;

(c) ~~(b)~~ quarterly internally prepared interim unconsolidated financial statements of each Borrower for the Fiscal Quarter ending December 31 in each Fiscal Year~~,~~;

(d) ~~(c)~~ a Compliance Certificate for the Fiscal Year~~,~~; and

(e) ~~(d)~~ an updated corporate organizational chart.

(5) **Notice of Material Events**. The Applicable Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) receipt of any notice of any investigation, litigation or proceeding by a Governmental Authority that (i) seeks damages in excess of the Threshold Amount, (ii) seeks injunctive relief and which would reasonably be expected to have a Material Adverse Effect, (iii) is asserted or instituted against any Canadian Benefit Plan, Canadian Pension Plan, its fiduciaries or its assets, and which would reasonably be expected to have a Material Adverse Effect, (iv) alleges criminal misconduct by any Obligor, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws and which would reasonably be expected to have a Material Adverse Effect, (vi) contests any Taxes, fee, assessment, or other charge of a Governmental Authority in excess of the Threshold Amount**,** or (vi) involves any product recall, the result of which would reasonably be expected to have a Material Adverse Effect;

(b) any registered Lien (other than Permitted Liens) of which it becomes aware and which would reasonably be expected to have a Material Adverse Effect; and

(c) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the ~~applicable~~Applicable Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(6) **Other Information.** The applicable Obligors shall provide the Administrative Agent with such other reports and information regarding the operations, business, assets and financial condition of ~~the~~such Obligors as the Administrative Agent may reasonably request.

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Each of the financial statements required by this Section 10.4 shall set forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal period (if any), all in reasonable detail.

ARTICLE 11 – DEFAULT, ENFORCEMENT & ACCELERATION

Section 11.1 Events of Default

The occurrence of one or more of the following events or circumstances constitutes an Event of Default under this Agreement:

(1) **Non-payment of Principal.** The Master LP Borrowers fails to:

(a) make when due, whether by, Demand, acceleration or otherwise, any payment of principal required to be made by the Master LP Borrowers under this Agreement or any other Loan Document except as described in paragraph (b) and (c) below,

(b) cure any Out of Balance Condition referenced in paragraph (a) or (~~b~~c) of the definition of Out of Balance Condition, which condition shall remain unremedied for a period of 4 days after notice from the Administrative Agent of such failure, and

(c) cure any Out of Balance Condition referenced in paragraph (~~c~~d) of the definition of Out of Balance Condition, which condition shall remain unremedied for a period of 1 Business Day after the earlier of a Responsible Officer of ~~an~~a Master LP Obligor having knowledge of the failure or ~~an~~a Master LP Obligor receiving written notice from the Administrative Agent of such failure~~,~~.

(2) **Non-payment of Interest, Fees or Other Amounts.** The Master LP Borrowers fails to make when due, whether by Demand, acceleration or otherwise, any payment of interest, fees, costs or any other payment under this Agreement or any other Loan Document and that failure is not remedied within 3 days of its occurrence.

(3) **Breach of Covenants, etc.** Any Master LP Obligor fails to perform or observe:

(a) any term, condition, covenant or undertaking contained in Section 10.1(13), Section 10.1(14), Section 10.2 (other than Section 10.2(17)) or Section 10.3;

(b) any term, condition, covenant or undertaking contained in Section 10.2(15), shall continue unremedied for more than 4 days after the earlier of a Responsible Officer of ~~an~~a Master LP Obligor having knowledge of the failure or ~~an~~a Master LP Obligor receiving written notice from the Administrative Agent of such failure; or

(c) any other term, condition, covenant or undertaking contained in any Loan Document to which it is a party which is not otherwise specifically addressed in this Section 11.1 and that failure, if reasonably capable of being remedied, shall continue unremedied for more than 30 days after the earlier of a Responsible Officer of ~~an~~a Master LP Obligor having knowledge of the failure or ~~an~~a Master LP Obligor receiving written notice from the Administrative Agent of such failure.

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CREDIT AGREEMENT LEGAL_43503785.7 (4) Cross-Default. With respect to any Material Contract of any Master LP Obligor (other than under any Loan Document): (a) default occurs in the payment of any amount when due thereunder, whether by acceleration or otherwise (after giving effect to any cure period thereunder); or (b) default occurs in the performance or observance of any other obligation or condition with respect thereto and that default remains unremedied after any remedial period with respect thereto, and in each case, such default would reasonably be expected to result in, a Material Adverse Effect. (5) Representations and Warranties. Any representation or warranty which is made by any Master LP Obligor in any Loan Document to which it is a party or which is deemed to have been made is untrue or incorrect when made or deemed to have been made in any material respect and the facts or circumstances which make such representation or warranty materially incorrect or untrue are not remedied and such representation or warranty remains materially incorrect or untrue for more than 20 days after the earlier of a Responsible Officer of ana Master LP Obligor having actual knowledge of the untrue or incorrect representation or warranty, or ana Master LP Obligor receiving written notice from the Administrative Agent of such untrue or incorrect representation or warranty. (6) Execution. Any writ, distress, execution, attachment, seizure, garnishment, sequestration, extent or any similar process is issued, levied or enforced against any Master LP Obligor or any of their respective properties or assets for an amount in excess of the Threshold Amount and such writ, distress, execution, attachment, seizure, garnishment, sequestration, extent or similar process shall continue in effect and not be released, discharged or stayed within the lesser of 30 days and the period of time prescribed under Applicable Laws for the completion of the sale of or realization against the properties or assets subject to such seizure or attachment (7) Invalidity and Contest. This Agreement or any of the other Loan Documents, or any material provision hereof or thereof, shall at any time after execution and delivery hereof or thereof, for any reason, cease to be a legal, valid and binding obligation of any Master LP Obligor or cease to be enforceable against any Master LP Obligor in accordance with its terms or shall be declared to be null and void (and the same is not promptly effectively rectified or replaced by the Master LP Obligors upon becoming aware thereof), or the legality, validity, binding nature or enforceability of this Agreement or any other Loan Document, or any provision hereof or thereof, shall be contested by any Master LP Obligor or any Master LP Obligor shall deny that it has any further liabilities or obligations hereunder or thereunder. (8) Judgment. One or more final judgments (subject to no further right of appeal) for the payment of money for an aggregate amount in excess of the Threshold Amount (excluding amounts covered by insurance to the extent the insurer has not denied coverage or a final determination denying such coverage has not been issued) is rendered against or in respect of one or more Master LP Obligors or any of their respective assets and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of 30 consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect. CREDIT AGREEMENT LEGAL_43503785.7 (9) Voluntary Proceedings. Any Master LP Obligor: (a) institutes proceedings for substantive relief in any bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation, winding-up or other similar proceedings (including proceedings under the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the incorporating statute of the relevant corporation or other similar legislation), including proceedings for the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to the relevant corporation or all or any material part of its property or assets; (b) makes an assignment for the benefit of creditors; (c) is unable or admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency or commits any other act of bankruptcy or is taken to be insolvent under any applicable legislation; (d) voluntarily suspends the conduct of its business or operations; or acquiesces to, or takes any action in furtherance of, any of the foregoing. (10) Involuntary Proceedings. If any third party in respect of any of any Master LP Obligor: (a) makes any application under the Companies’ Creditors Arrangement Act (Canada) or similar legislation; (b) files a proposal or notice of intention to file a proposal under the Bankruptcy and Insolvency Act (Canada) or similar legislation; (c) institutes a winding-up proceeding under the Winding-up and Restructuring Act (Canada), any relevant incorporating statute or any similar legislation; (d) presents a petition in bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any similar legislation; or (e) files, institutes or commences any other petition, proceeding or case under any other bankruptcy, insolvency, debt restructuring, reorganization, incorporation, readjustment of debt, dissolution, liquidation, winding-up or similar law now or hereafter in effect, seeking bankruptcy, liquidation, reorganization, dissolution, winding-up, composition or readjustment of debt of any of them, the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official for any of them, or any material part of any of their respective assets or any similar relief; and if the application, filing, proceeding, petition or case is not contested by bona fide action on the part of the applicable Master LP Obligor and is not dismissed, stayed or withdrawn within 30 days of commencement thereof.

CREDIT AGREEMENT LEGAL_43503785.7 (11) Creditor Action. Any secured creditor, encumbrancer or lien or, or any trustee, interim receiver, receiver, receiver and manager, administrative receiver, agent, bailiff or other similar official appointed by any secured creditor, encumbrancer or lien or, takes possession of, forecloses, seizes, retains, sells or otherwise disposes of, or otherwise proceeds to enforce security over any material assets of any Master LP Obligor or gives notice of its intention to do any of the foregoing and such notice is not revoked within 30 days after its issuance. Section 11.2 Events of Default (Lithia Canada Dealer) The occurrence of one or more of the following events or circumstances constitutes an Event of Default (Lithia Canada Dealer) under this Agreement: (1) Non-payment of Principal. A Lithia Canada Dealer fails to: (a) make when due, whether by, Demand, acceleration or otherwise, any payment of principal required to be made by a Lithia Canada Dealer under this Agreement or any other Loan Document except as described in paragraph (b) and (c) below, (b) cure any Out of Balance Condition referenced in paragraph (b) of the definition of Out of Balance Condition, which condition shall remain unremedied for a period of 4 days after notice from the Administrative Agent of such failure, and (c) cure any Out of Balance Condition referenced in paragraph (d) of the definition of Out of Balance Condition, which condition shall remain unremedied for a period of 1 Business Day after the earlier of a Responsible Officer of a Lithia Canada Dealer having knowledge of the failure or a Lithia Canada Dealer receiving written notice from the Administrative Agent of such failure. (2) Non-payment of Interest, Fees or Other Amounts. A Lithia Canada Dealer fails to make when due, whether by Demand, acceleration or otherwise, any payment of interest, fees, costs or any other payment under this Agreement or any other Loan Document and that failure is not remedied within 3 days of its occurrence. (3) Breach of Covenants, etc. Any Lithia Canada Dealer Obligor fails to perform or observe: (a) any term, condition, covenant or undertaking contained in Section 10.1(13), Section 10.1(14), Section 10.2 (other than Section 10.2(17)) or Section 10.3; (b) any term, condition, covenant or undertaking contained in Section 10.2(15), shall continue unremedied for more than 4 days after the earlier of a Responsible Officer of a Lithia Canada Dealer Obligor having knowledge of the failure or a Lithia Canada Dealer Obligor receiving written notice from the Administrative Agent of such failure; or (c) any other term, condition, covenant or undertaking contained in any Loan Document to which it is a party which is not otherwise specifically addressed in this Section 11.2 and that failure, if reasonably capable of being remedied, shall continue unremedied for more than 30 days after the earlier of a Responsible Officer of a Lithia Canada Dealer Obligor having knowledge of the failure or a CREDIT AGREEMENT LEGAL_43503785.7 Lithia Canada Dealer Obligor receiving written notice from the Administrative Agent of such failure. (4) Cross-Default. With respect to any Material Contract of any Lithia Canada Dealer Obligor (other than under any Loan Document): (a) default occurs in the payment of any amount when due thereunder, whether by acceleration or otherwise (after giving effect to any cure period thereunder); or (b) default occurs in the performance or observance of any other obligation or condition with respect thereto and that default remains unremedied after any remedial period with respect thereto, and in each case, such default would reasonably be expected to result in, a Material Adverse Effect. (5) Representations and Warranties. Any representation or warranty which is made by a Lithia Canada Dealer Obligor in any Loan Document to which it is a party or which is deemed to have been made is untrue or incorrect when made or deemed to have been made in any material respect and the facts or circumstances which make such representation or warranty materially incorrect or untrue are not remedied and such representation or warranty remains materially incorrect or untrue for more than 20 days after the earlier of a Responsible Officer of a Lithia Canada Dealer Obligor having actual knowledge of the untrue or incorrect representation or warranty, or a Lithia Canada Dealer Obligor receiving written notice from the Administrative Agent of such untrue or incorrect representation or warranty. (6) Execution. Any writ, distress, execution, attachment, seizure, garnishment, sequestration, extent or any similar process is issued, levied or enforced against any Lithia Canada Dealer Obligor or any of their respective properties or assets for an amount in excess of the Threshold Amount and such writ, distress, execution, attachment, seizure, garnishment, sequestration, extent or similar process shall continue in effect and not be released, discharged or stayed within the lesser of 30 days and the period of time prescribed under Applicable Laws for the completion of the sale of or realization against the properties or assets subject to such seizure or attachment. (7) Invalidity and Contest. This Agreement or any of the other Loan Documents, or any material provision hereof or thereof, shall at any time after execution and delivery hereof or thereof, for any reason, cease to be a legal, valid and binding obligation of any Lithia Canada Dealer Obligor or cease to be enforceable against any Lithia Canada Dealer Obligor in accordance with its terms or shall be declared to be null and void (and the same is not promptly effectively rectified or replaced by the Lithia Canada Dealer Obligor upon becoming aware thereof), or the legality, validity, binding nature or enforceability of this Agreement or any other Loan Document, or any provision hereof or thereof, shall be contested by any Lithia Canada Dealer Obligor or any Lithia Canada Dealer Obligor shall deny that it has any further liabilities or obligations hereunder or thereunder. (8) Judgment. One or more final judgments (subject to no further right of appeal) for the payment of money for an aggregate amount in excess of the Threshold Amount (excluding amounts covered by insurance to the extent the insurer has not denied coverage or a final determination denying such coverage has not been issued) is rendered against or in respect of

CREDIT AGREEMENT LEGAL_43503785.7 one or more of the Lithia Canada Dealer Obligors or any of their respective assets and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of 30 consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect. (9) Voluntary Proceedings. Any Lithia Canada Dealer Obligor: (a) institutes proceedings for substantive relief in any bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation, winding-up or other similar proceedings (including proceedings under the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the incorporating statute of the relevant corporation or other similar legislation), including proceedings for the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to the relevant corporation or all or any material part of its property or assets; (b) makes an assignment for the benefit of creditors; (c) is unable or admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency or commits any other act of bankruptcy or is taken to be insolvent under any applicable legislation; (d) voluntarily suspends the conduct of its business or operations; or acquiesces to, or takes any action in furtherance of, any of the foregoing. (10) Involuntary Proceedings. If any third party in respect of any of any Lithia Canada Dealer Obligor: (a) makes any application under the Companies’ Creditors Arrangement Act (Canada) or similar legislation; (b) files a proposal or notice of intention to file a proposal under the Bankruptcy and Insolvency Act (Canada) or similar legislation; (c) institutes a winding-up proceeding under the Winding-up and Restructuring Act (Canada), any relevant incorporating statute or any similar legislation; (d) presents a petition in bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any similar legislation; or (e) files, institutes or commences any other petition, proceeding or case under any other bankruptcy, insolvency, debt restructuring, reorganization, incorporation, readjustment of debt, dissolution, liquidation, winding-up or similar law now or hereafter in effect, seeking bankruptcy, liquidation, reorganization, dissolution, winding-up, composition or readjustment of debt of any of them, the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator CREDIT AGREEMENT LEGAL_43503785.7 or other like official for any of them, or any material part of any of their respective assets or any similar relief; and if the application, filing, proceeding, petition or case is not contested by bona fide action on the part of the applicable Lithia Canada Dealer Obligor and is not dismissed, stayed or withdrawn within 30 days of commencement thereof. (11) Creditor Action. Any secured creditor, encumbrancer or lien or, or any trustee, interim receiver, receiver, receiver and manager, administrative receiver, agent, bailiff or other similar official appointed by any secured creditor, encumbrancer or lien or, takes possession of, forecloses, seizes, retains, sells or otherwise disposes of, or otherwise proceeds to enforce security over any material assets of any Lithia Canada Dealer Obligor or gives notice of its intention to do any of the foregoing and such notice is not revoked within 30 days after its issuance. (12) Event of Default. The occurrence of an Event of Default. Section 11.3 Section 11.2 Rights upon Default and Event of Default Upon the occurrence of a Default, the Administrative Agent shall upon the instructions of the Required Lenders, on notice to the Borrowers, declare that the ability of the Borrowers to make any further Borrowing under any Credit Facility shall be suspended pending the remedying of the Default. Upon the occurrence of an Event of Default pursuant to Section 11.1(9) or Section 11.1(10), the Administrative Agent shall without notice to the Borrowers, and upon the occurrence of any other Event of Default and for so long as the other Event of Default shall continue, the Administrative Agent shall upon the instructions of the Required Lenders, do either or both of the following with notice to Master Borrower: (a) declare that the Commitments have expired and that the Lenders’ obligations to make Borrowings thereunder have terminated; and (b) declare the entire principal amount of all Borrowings outstanding, all unpaid accrued interest and all fees and other amounts required to be paid by the Borrowers hereunder to be immediately due and payable without the necessity of presentment for payment, notice of non-payment and of protest (all of which are hereby expressly waived) and proceed to exercise any and all rights and remedies hereunder and under any other Loan Document or otherwise permitted by law. From and after the issuance of any declaration referred to in this Section 11.211.3, no Lender shall be required to honour any cheque or other instrument presented to it by the Borrowers regardless of the date of issue or presentation. Immediately upon receipt of a declaration under Section 11.211.3(b), the Borrowers shall pay to the Administrative Agent on behalf of the Lenders all amounts outstanding hereunder including the maximum amount payable under all outstanding Letters of Credit which are unmatured or unexpired, which amounts shall be held by the Administrative Agent pursuant to the provisions of this Agreement. If the Borrowers does not pay any such amount so required to be paid, the applicable Lender shall have the option at any time without notice to the Borrowers to make a Prime Loan to the Borrowers equal to that amount, such Loan to bear interest at the rates specified in this Agreement. The proceeds of such Loan shall be held by the Administrative Agent in a non-interest bearing account as collateral security for the Borrowers’ obligations under such Letters of Credit. The

CREDIT AGREEMENT LEGAL_43503785.7 Borrowers shall execute such security documents with respect to such Letters of Credit and any amounts paid or held in respect thereof as the Administrative Agent shall reasonably require. Section 11.4 Rights upon Default (Lithia Canada Dealer) and Event of Default (Lithia Canada Dealer) Upon the occurrence of a Default (Lithia Canada Dealer), the Administrative Agent shall upon the instructions of the Required Lenders, on notice to the Lithia Canada Dealers, declare that the ability of the Lithia Canada Dealers to make any further Borrowing under any Credit Facility shall be suspended pending the remedying of the Default (Lithia Canada Dealer). Upon the occurrence of an Event of Default (Lithia Canada Dealer) pursuant to Section 11.2(9) or Section 11.2(10), the Administrative Agent shall without notice to the Lithia Canada Dealers, and upon the occurrence of any other Event of Default (Lithia Canada Dealer) and for so long as the other Event of Default (Lithia Canada Dealer) shall continue, the Administrative Agent shall upon the instructions of the Required Lenders, do either or both of the following with notice to the Lithia Canada Dealers: (a) declare that the Commitments relating to the Wholesale Flooring B Facility have expired and that the Lenders’ obligations to make Borrowings to Lithia Canada Dealers under the Wholesale Flooring B Facility have terminated; and (b) declare the entire principal amount of all Borrowings to the Lithia Canada Dealers outstanding, all unpaid accrued interest and all fees and other amounts required to be paid by the Lithia Canada Dealers hereunder to be immediately due and payable without the necessity of presentment for payment, notice of non-payment and of protest (all of which are hereby expressly waived) and proceed to exercise any and all rights and remedies hereunder and under any other Loan Document or otherwise permitted by law. From and after the issuance of any declaration referred to in this Section 11.4, no Lender shall be required to honour any cheque or other instrument presented to it by the Lithia Canada Dealers regardless of the date of issue or presentation. Immediately upon receipt of a declaration under Section 11.4(b), the Lithia Canada Dealers shall pay to the Administrative Agent on behalf of the Lenders all amounts outstanding hereunder. Section 11.5 Section 11.3 Demand (1) Demand Nature. Notwithstanding any other provision of this Agreement, all Obligations of the Applicable Borrowers to the Lenders under the Wholesale Flooring A Facility and all the Obligations (Lithia Canada Dealers) under the Wholesale Flooring B Facility are repayable by the Applicable Borrowers to the Administrative Agent for and on behalf of the Lenders upon demand (“Demand”). (2) Lender Exit (Wholesale Flooring A Facility). At any time, a Lender (“under the Wholesale Flooring A Facility (“Wholesale Flooring A Exit Lender”) may instruct the Administrative Agent to issue an Exit Notice to the Wholesale Flooring A Borrowers regarding the payment of the entire principal amount of all Borrowings then outstanding under the Wholesale Flooring A Facility to such Wholesale Flooring A Exit Lender and all accrued and unpaid interest thereon and all other Obligations outstanding hereunder in respect of the Wholesale Flooring A Facility owing to such Wholesale Flooring A Exit Lender (the CREDIT AGREEMENT LEGAL_43503785.7 “Wholesale Flooring A Exit Amount”), which shall become due and payable within 120 days from the date of such Exit Notice, all without any other notice and without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by Wholesale Flooring A Borrowers). Upon repayment of the Wholesale Flooring A Exit Amount, the Wholesale Flooring A Facility Limit shall be reduce by an amount equal to the Applicable Percentage of Wholesale Flooring A Facility Limit of the Wholesale Flooring A Exit Lender. For greater certainty, nothing in this Agreement, including any references to a Default or Event of Default, are intended to alter the demand nature of the Wholesale Flooring A Facility. (3) Lender Exit (Wholesale Flooring B Facility). At any time, a Lender under the Wholesale Flooring B Facility (“Wholesale Flooring B Exit Lender”) may instruct the Administrative Agent to issue an Exit Notice to the Wholesale Flooring B Borrowers regarding the payment of the entire principal amount of all Borrowings then outstanding under the Wholesale Flooring B Facility to such Wholesale Flooring B Exit Lender and all accrued and unpaid interest thereon and all other Obligations (Lithia Canada Dealers) outstanding hereunder in respect of the Wholesale Flooring B Facility owing to such Wholesale Flooring B Exit Lender (the “Wholesale Flooring B Exit Amount”), which shall become due and payable within 120 days from the date of such Exit Notice, all without any other notice and without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by Wholesale Flooring B Borrowers). Upon repayment of the Wholesale Flooring B Exit Amount, the Wholesale Flooring B Facility Limit shall be reduce by an amount equal to the Applicable Percentage of Wholesale Flooring B Facility Limit of the Wholesale Flooring B Exit Lender. For greater certainty, nothing in this Agreement, including any references to a Default (Lithia Canada Dealers) or Event of Default (Lithia Canada Dealers), are intended to alter the demand nature of the Wholesale Flooring B Facility. Section 11.6 Section 11.4 Waiver of Default No express or implied waiver by the Administrative Agent and the Lenders or any of them of any Default or Event of Default shall in any way be or be construed to be a waiver of any future or subsequent Default or Event of Default. No express or implied waiver by the Administrative Agent and the Lenders or any of them of any Default (Lithia Canada Dealers) or Event of Default (Lithia Canada Dealers) shall in any way be or be construed to be a waiver of any future or subsequent Default (Lithia Canada Dealers) or Event of Default (Lithia Canada Dealers). To the extent permitted by Applicable Law, each of the Borrowers hereby waives any rights now or thereafter conferred by statute or otherwise which may limit or modify any of the Administrative Agent’s or the Lenders’ rights or remedies under any Loan Document. Each of the Borrowers acknowledges and agrees that the exercise by the Administrative Agent or any Lender of any rights or remedies under any Loan Document without having declared an acceleration shall not in any way alter, affect or prejudice the right of the Administrative Agent and the Lenders to make a declaration pursuant to Section 11.211.3 and Section 11.4 at any time upon the occurrence and during the continuance of an Event of Default or Event of Default (Lithia Canada Dealers), as the case may be, and, without limiting the foregoing, shall not be construed as or deemed to constitute a waiver of any rights under Section 11.211.3 and Section 11.4.

CREDIT AGREEMENT LEGAL_43503785.7 ARTICLE 12 – REMEDIES Section 12.1 Remedies Cumulative Subject to Section 11.311.5, for greater certainty, the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity. Any single or partial exercise by the Administrative Agent or any Lender of any right or remedy upon the occurrence of a Default or Event of Default shall not be deemed to be a waiver of, or to alter, affect or prejudice any other right or remedy to which the Administrative Agent or the LenderLenders may be lawfully entitled as a result of the Default or Event of Default, and any waiver by the Administrative Agent or any Lender of the strict observance of, performance of or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted thereby, either expressly or by conduct, shall be effective only in the specific instance and for the purpose for which it is given and shall be deemed not to be a waiver of any subsequent Default or Event of Default. Any single or partial exercise by the Administrative Agent or any Lender of any right or remedy upon the occurrence of a Default (Lithia Canada Dealers) or Event of Default (Lithia Canada Dealers) shall not be deemed to be a waiver of, or to alter, affect or prejudice any other right or remedy to which the Administrative Agent or the Lenders may be lawfully entitled as a result of the Default (Lithia Canada Dealers) or Event of Default (Lithia Canada Dealers), and any waiver by the Administrative Agent or any Lender of the strict observance of, performance of or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted thereby, either expressly or by conduct, shall be effective only in the specific instance and for the purpose for which it is given and shall be deemed not to be a waiver of any subsequent Default (Lithia Canada Dealers) or Event of Default (Lithia Canada Dealers). Section 12.2 Remedies Not Limited The Administrative Agent on behalf of itself and the Lenders may, to the extent permitted by Applicable Law, bring suit at law, in equity or otherwise, for any available relief or purpose including: (a) the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document; (b) an injunction against a violation of any of the terms of this Agreement or any other Loan Document; (c) in aid of the exercise of any power granted by this Agreement or any other Loan Document or by law; or (d) the recovery of any judgment for any and all amounts due in respect of the Obligations or the Obligations (Lithia Canada Dealer). Section 12.3 Sharing of Payments by Lenders If any Lender, whether by voluntary payment or by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall notify the Administrative Agent of such fact, and purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal and accrued interest on their respective Loans and other amounts owing them, provided that CREDIT AGREEMENT LEGAL_43503785.7 (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (b) the provisions of this Section shall not be construed to apply to (i) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in disbursements under Letters of Credit to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and (c) the provisions of this Section shall not be construed to apply to (i) any payment made while no Event of Default or Event of Default (Lithia Canada Dealers), as the case may be, has occurred and is continuing in respect of obligations of the Borrowers to such Lender that do not arise under or in connection with the Loan Documents (subject to the terms of any intercreditor agreement entered into between such Lender and the Administrative Agent in respect of a Manufacturing Flooring Facility), (ii) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrowers’ obligations under or in connection with the Loan Documents, (iii) any reduction arising from an amount owing to an Obligor upon the termination of derivatives entered into between the Obligor and such Lender, or (iv) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender. The Obligors or the Borrowers on behalf of itself and the other Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation. Section 12.4 Right of Setoff If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Master LP Obligor against any and all of the obligations of the Master LP Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Master LP Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. If an Event of Default (Lithia Canada Dealers) has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or

CREDIT AGREEMENT LEGAL_43503785.7 final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Lithia Canada Dealer against any and all of the obligations of the Lithia Canada Dealers now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Lithia Canada Dealers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders or their respective Affiliates may have. Each Lender agrees to promptly notify the Applicable Borrowers and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. If any Affiliate of a Lender exercises any rights under this Section 12.4, it shall share the benefit received in accordance with Section 12.3 as if the benefit had been received by the Lender of which it is an Affiliate. Section 12.5 Administrative Agent or Lender May Perform Covenants If any of the Borrowers fails to perform any of its obligations under any covenant contained in this Agreement or any other Loan Document, the Administrative Agent or any Lender may (but has no obligation to), upon notice to the applicableApplicable Borrower, perform any covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, it may make a Loan to fund that requirement, which Loan shall be repaid by the Applicable Borrowers on demand. That Loan shall bear interest at a rate calculated and paid in accordance with Article 4. Section 12.6 Decision to Enforce Security Documents Upon the Security Documents becoming enforceable in accordance with their terms, the Administrative Agent shall promptly so notify each of the Lenders. Any Lender may thereafter provide the Administrative Agent with a written request to enforce the Security Documents. Forthwith after the receipt of such a request, the Administrative Agent shall seek the instruction of the Required Lenders as to whether the Security Documents should be enforced and the manner in which the Security Documents should be enforced. In seeking such instructions, the Administrative Agent shall submit a specific proposal to the Lenders. The Administrative Agent shall promptly notify the Lenders of all instructions and approvals of the Required Lenders. If the Required Lenders instruct the Administrative Agent to enforce the Security Documents, each of the Lenders agree to accelerate the Obligations owed to it, including with respect to any Hedge Contracts made between a Lender and a Master LP Borrower, in accordance with and to the extent permitted under such Hedge Contracts. Section 12.7 Decision to Enforce Security Documents (Lithia Canada Dealer) Upon the Security Documents (Lithia Canada Dealer) becoming enforceable in accordance with their terms, the Administrative Agent shall promptly so notify each of the Lenders. Any Lender may thereafter provide the Administrative Agent with a written request to enforce the Security Documents (Lithia Canada Dealer). Forthwith after the receipt of such a request, the Administrative Agent shall seek the instruction of the Required Lenders as to CREDIT AGREEMENT LEGAL_43503785.7 whether the Security Documents (Lithia Canada Dealer) should be enforced and the manner in which the Security Documents (Lithia Canada Dealer) should be enforced. In seeking such instructions, the Administrative Agent shall submit a specific proposal to the Lenders. The Administrative Agent shall promptly notify the Lenders of all instructions and approvals of the Required Lenders. If the Required Lenders instruct the Administrative Agent to enforce the Security Documents (Lithia Canada Dealer), each of the Lenders agree to accelerate the Obligations (Lithia Canada Dealer) owed to it, including with respect to any Hedge Contracts made between a Lender and a Lithia Canada Dealer, in accordance with and to the extent permitted under such Hedge Contracts. ARTICLE 13 – THE ADMINISTRATIVE AGENT AND THE LENDERS Section 13.1 Appointment and Authority Each of the Lenders and the L/C Issuer hereby irrevocably appoints the Administrative Agent to act on its behalf as the administrative agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 13 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Obligor shall have rights as a third party beneficiary of any of such provisions (other than under Section 13.7(1), Section 13.1613.6 and any rights of an Obligor to receive notice as specified in this Article 13). Section 13.2 Rights as a Lender The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Administrative Agent and without any duty to account to the Lenders. All communication between the Borrowers and any Lender in connection with this Agreement and the other Loan Documents shall be directed through the Administrative Agent. All notices by a Lender to the Administrative Agent shall be through the Administrative Agent’s Branch of Account and all notices by the Administrative Agent to the Lender shall be through the Lender’s Branch of Account. Section 13.3 Exculpatory Provisions (1) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or a Default (Lithia Canada Dealers) has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly

CREDIT AGREEMENT LEGAL_43503785.7 contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained as the Administrative Agent or any of its Affiliates in any capacity; and (d) although the Administrative Agent shall promptly deliver to each of the Lenders, at their respective Branches of Account, all documents, papers, materials and other information as are furnished by the Borrowers to the Agent on behalf of the Lenders under this Agreement, it shall have no other obligation to provide any Lender with any credit or other information whatsoever with respect to the Borrowers and shall be under no obligation to inquire as to the performance by the Borrowers of its obligations under this Agreement or any other Loan Document. (2) The Administrative Agent shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (b) in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or any Default (Lithia Canada Dealers) unless and until notice describing the Default or the Default (Lithia Canada Dealers), as the case may be, is given to the Administrative Agent by any of the Borrowers or a Lender. (3) Except as otherwise expressly specified in this Agreement, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the financial condition of any Borrower, (d) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or any Default (Lithia Canada Dealers), as the case may be, (e) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (f) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 13.4 Reliance by Administrative Agent The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the CREDIT AGREEMENT LEGAL_43503785.7 proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 13.5 Indemnification of Administrative Agent Each Lender agrees to indemnify the Administrative Agent and hold it harmless (to the extent not reimbursed by the Borrowers), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Administrative Agent’s gross negligence or wilful misconduct. Section 13.6 Delegation of Duties The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub- agents appointed by the Administrative Agent from among the Lenders (including the Person serving as Administrative Agent) and their respective Affiliates. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Administrative Agent shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Section 13.7 Replacement of Administrative Agent (1) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the Master Borrower (but only if no Event of Default or Event of Default (Lithia Canada Dealer) has occurred and is continuing), to appoint a successor, which shall be a Lender and having an office in Toronto, Ontario, or an Affiliate of any such Lender with an office in Toronto. The Administrative Agent may also be removed at any time by the Required Lenders upon 30 days’ notice to the Administrative Agent and the Borrowers as long as the Required Lenders, with the prior written consent of the Master Borrower (but only if no Event of Default or Event of Default (Lithia Canada Dealer) has occurred and is continuing), appoint and obtain the acceptance of a successor within such 30 days, which shall be a Lender having a Commitment and having an office in Toronto, or an Affiliate of any such Lender with an office in Toronto.

CREDIT AGREEMENT LEGAL_43503785.7 (2) If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified in Section 13.7(1), provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for in Section 13.7(1). (3) Upon a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in Section 13.7(1)). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the termination of the service of the former Administrative Agent, the provisions of this Article 13 and of Section 15.8 shall continue in effect for the benefit of such former Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent was acting as Administrative Agent. Section 13.8 Non-Reliance on Administrative Agent and Other Lenders Each of the Lenders and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 13.9 Collective Action of the Lenders (1) Each of the Lenders and the L/C Issuer hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders and the L/C Issuer collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Administrative Agent upon the decision of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders and the L/C Issuer hereby covenants and agrees that it shall not be entitled to take any action hereunder or CREDIT AGREEMENT LEGAL_43503785.7 thereunder including any declaration of default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders and the L/C Issuer hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders and the L/C Issuer as it deems appropriate or desirable in the interest of the Lenders. (2) Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for the Lenders and the L/C Issuer with respect to all payments and collections arising in connection herewith and with the Security Documents and the Security Documents (Lithia Canada Dealer); (b) execute and deliver each Loan Document and accept delivery of each such agreement delivered by the Obligors; (c) act as collateral agent for the Lenders and the L/C Issuer for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (d) manage, supervise and otherwise deal with the Collateral and Collateral (Lithia Canada Dealer); (e) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Security Documents and the Security Documents (Lithia Canada Dealer); and (f) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent and the Lenders and the L/C Issuer with respect to the Collateral and the Collateral (Lithia Canada Dealer) under the Loan Documents relating thereto, Applicable Law or otherwise. Section 13.10 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. Section 13.11 Administrative Agent’s Clawback (1) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Administrative Agent such Lender’s share of such advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Administrative Agent, then

CREDIT AGREEMENT LEGAL_43503785.7 such amount shall constitute such Lender’s Loan included in such advance. If the Lender does not do so forthwith, the Borrowers shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that has failed to make such payment to the Administrative Agent. (2) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation. Section 13.12 Erroneous Payments (a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 13.12(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this Section 13.12(a) with respect to an Erroneous Payment unless such demand is made within two (2) days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to CREDIT AGREEMENT LEGAL_43503785.7 any Payment Recipient under this Section 13.12(a) shall be conclusive, absent manifest error. (b) Without limiting Section 13.12(a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of Section 13.12(b) (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of Section 13.12(b)(z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 13.12(b)(ii). (c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Agent under Section 13.12(a), Section 13.12(b) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 13.12(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Credit Facility with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Facility”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Facility, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent

CREDIT AGREEMENT LEGAL_43503785.7 in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment (with such modifications as are necessary, in the Administrative Agent’s sole discretion, to ensure that only Loans, and not Commitments, are assigned thereunder), (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Borrowings subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, but subject to Section 14.2 (as if it were a Lender), sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations or Obligations (Lithia Canada Dealers) owed by the Borrowers or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Obligor for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counter-claim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine (g) Each party’s obligations, agreements and waivers under this Section 13.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the CREDIT AGREEMENT LEGAL_43503785.7 Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) or Obligations (Lithia Canada Dealers) (or any portion thereof) under any Loan Document. Section 13.13 Arrangements for Borrowings The Administrative Agent shall give notice to each Lender promptly in writing upon receipt by the Administrative Agent of any notice given under this Agreement that affects a Lender. The Administrative Agent shall advise each Lender of the amount, date and details of each Borrowing and of each Lender’s participation in each Borrowing. At or before 1:00 p.m. on the Drawdown Date, each Lender will make its participation available to the Borrowers at the Administrative Agent’s Account for Payments and, for greater certainty, Bankers’ Acceptances shall be accepted by the Lenders at their respective Branches of Account. Section 13.14 Arrangements for Repayment of Borrowings All payments made by or on behalf of the Borrowers and received by the Administrative Agent, whether before or after the exercise of any rights arising under Section 11.211.3 and/or Section 11.4, shall be paid to each Lender in accordance with its entitlement under this Agreement. Payment by the Administrative Agent shall be made promptly following receipt and, in any event, the Administrative Agent shall use its reasonable efforts to pay to each Lender at the applicable Lender’s Branch of Account the applicable amount on the same Business Day as the amount is received by the Administrative Agent. Section 13.15 No Partnership Nothing contained in this Agreement and no action taken pursuant to it shall be deemed to constitute the Lenders a partnership, association, joint venture or other similar entity. Section 13.16 Administrative Agent May Deal With Collateral Each of the Lenders hereby directs, in accordance with the terms hereof, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lenders and the L/C Issuer against: (a) all of the Collateral, upon termination of the Commitments (other than the Commitments relating to the Wholesale Flooring B Facility) and payment and satisfaction in full of all Loans (other than the Wholesale Flooring B Loans) and Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations owing by any Master LP Borrower), with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms reasonably satisfactory to the Administrative Agent); and (b) all of the Collateral (Lithia Canada Dealer), upon termination of the Commitments relating to the Wholesale Flooring B Facility and payment and satisfaction in full of all Wholesale Flooring B Loans and Obligations (Lithia Canada Dealer) that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations owing by any Lithia Canada Dealer), with respect to which cash collateral has

CREDIT AGREEMENT LEGAL_43503785.7 been deposited or a back-up letter of credit has been issued, in either case on terms reasonably satisfactory to the Administrative Agent); and (c) (b) any part of the Collateral or Collateral (Lithia Canada Dealer) sold or disposed of by the Borrowersa Borrower if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement if such waiver or consent is consented to by the Required Lenders in accordance with the terms of this Agreement). Each of the Lenders hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 13.16 promptly upon the effectiveness of any such release. Section 13.17 Indemnity of Administrative Agent The Administrative Agent may refrain from exercising any right, power or discretion or taking any action to protect or enforce the rights of any Lender under this Agreement and the Loan Documents until it has been indemnified or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result of the action or exercise. ARTICLE 14- SUCCESSORS AND ASSIGNS Section 14.1 Successors and Assigns Generally The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with Section 14.2, (b) by way of participation in accordance with the provisions of Section 14.4, or (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Section 14.2 Assignments by Lenders Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that: (a) except if (i) an Event of Default or Event of Default (Lithia Canada Dealer) has occurred and is continuing or (ii) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or (iii) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of CREDIT AGREEMENT LEGAL_43503785.7 the Commitment or Loan being assigned (which for this purpose includes Loans outstanding thereunder) shall not be less than $10,000,000, unless the Administrative Agent otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed); (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (c) any assignment must be approved by the Administrative Agent and Master Borrower (such approval not to be unreasonably withheld or delayed), after consultation with the Borrowers, unless: (i) the proposed assignee is itself already a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender; (ii) the proposed assignee is the Administrative Agent or the Issuing Bank; or (iii) an Event of Default or Event of Default (Lithia Canada Dealer) has occurred and is continuing; and (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 14.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.10 and Section 15.8, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance Section 14.4. Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrowers or a new Loan to the Borrowers. Section 14.3 Register The Administrative Agent shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the

CREDIT AGREEMENT LEGAL_43503785.7 Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Section 14.4 Participations Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, an Obligor or any Affiliate of an Obligor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (a) such Lender’s obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrowers or a new Loan to the Borrowers. Subject to Section 14.5, the Borrowers agrees that each Participant shall be entitled to the benefits of Section 4.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender, provided such Participant agrees to be subject to Section 12.3 as though it were a Lender. Section 14.5 Limitations Upon Participant Rights A Participant shall not be entitled to receive any greater payment under Sections 4.10 and 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.11 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.11(5) as though it were a Lender. Section 14.6 Certain Pledges Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. ARTICLE 15– MISCELLANEOUS Section 15.1 Amendments, Waivers, etc. (1) Binding Effect. Except as otherwise provided in this Section 15.1, no amendment, waiver, discharge or termination of any provision of this Agreement or any other Loan Document and no waiver of any breach of any provision of this Agreement or any other Loan Document and no consent to any departure by a party from any provision of this Agreement: CREDIT AGREEMENT LEGAL_43503785.7 (a) shall be binding upon the Borrowers unless it is evidenced by an instrument in writing signed by the Borrowers; nor (b) be binding upon the Administrative Agent and the Lenders unless it is approved in writing by the Administrative Agent and all the Lenders or the Required Lenders, as applicable. Notwithstanding the foregoing, any amendment, waiver, discharge or termination may be validly effected by execution by the Administrative Agent and all the Lenders or the Required Lenders, as applicable, of an instrument in writing without requiring the execution of that instrument by the Borrowers, so long as the amendment, waiver, discharge or termination does not adversely affect the rights or obligations of the Borrowers. The Administrative Agent shall forward a copy of the written instrument to the Borrowers as soon as practicable following the execution thereof. The amendment, waiver or consent will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given. (2) Errors. The Administrative Agent may correct any typographical error or other error of a clerical nature in this Agreement and the other Loan Documents and substitute the corrected text in the counterparts of this Agreement and the other Loan Documents if the corrections do not modify in any manner the meaning or the interpretation of this Agreement or any other Loan Document and if the Administrative Agent gives the Borrowers not less than 5 Business Days prior notice of any correction and the Borrowers does not object in writing to such correction within a period of 5 Business Days after receipt of such notice. (3) Approval of All Lenders. Where any amendment, waiver, discharge or termination relates to the following matters, the amendment, waiver, discharge or termination requires the approval of all Lenders (or with respect to matters that affect only one Credit Facility, all the Lenders under that Credit Facility): (a) a decrease in the rate or amount of any principal, interest or fees or any other amount payable by the Borrowers or any alteration in the currency or mode of calculation or computation thereof; (b) any extension or reduction of the time for any payments required to be made by the Borrowers; (c) other than under Section 5.2 with respect to the Agreeing Lenders, any change in any Final Maturity Date; (d) the types of Borrowings available; (e) other than amendments to Commitments permitted pursuant to and in accordance with Section 2.6 and Section 2.7, an increase in the Commitments of any Lender or change in the severability obligations of the Lenders; (f) an extension or reduction of the notice period required in connection with any Borrowing; (g) the definition of Required Lenders;

CREDIT AGREEMENT LEGAL_43503785.7 (h) amend any of the Security Documents or Security Documents (Lithia Canada Dealer), or release thea Borrower from any Security Document or Security Documents (Lithia Canada Dealer), in each case, except as other permitted hereunder or in the Security Document or Security Documents (Lithia Canada Dealer), as the case may be, or release all or a substantial portion of the Collateral or Collateral (Lithia Canada Dealer); (i) an assignment or transfer by the Borrowers of any of its rights and obligations under this Agreement; or (j) any provision of this Section 15.1, or of Sections 2.6, 12.3 and 12.4. Any other amendment, waiver, discharge or termination requires the approval of only the Required Lenders, which approval, if obtained, shall be binding upon all the Lenders. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (a), (b) or (e) above and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification. (4) Request for Approval. If the approval of a Lender is required under this Section 15.1, the Administrative Agent shall advise the Lender in writing of the issue to be decided and, if the Administrative Agent determines in its sole discretion that it is appropriate to do so, request the Lender’s approval of a course of action proposed by the Administrative Agent. In requesting a Lender’s approval, the Administrative Agent may establish, in its discretion acting reasonably, a deadline by which the Lender shall respond to the Administrative Agent’s request. If the Lender fails to respond by that deadline, that Lender’s failure to respond shall be conclusive evidence of the disapproval by the Lender of the course of action proposed by the Administrative Agent. The Administrative Agent may, in its sole discretion and acting reasonably, extend the deadline set by the Administrative Agent by which the Lender shall respond to the Administrative Agent’s request. (5) Amendment re Rights of Administrative Agent or L/C Issuer. Any amendment or waiver of any provision of any Loan Document that relates to the rights or obligations of the Administrative Agent or the L/C Issuer shall require the written agreement of the Administrative Agent or the L/C Issuer in such capacities, as the case may be, thereto. Section 15.2 Waivers Effective in Specific Instance Any waiver of any provision of this Agreement or consent to any departure by a party from any provision of this Agreement will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given. Section 15.3 No Deemed Subordination Notwithstanding anything to the contrary contained herein (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Lien), nothing herein and no approval by the Administrative Agent or Lenders of any Lien or Permitted Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Administrative Agent or the Lenders of any security interest or other right or interest in or to CREDIT AGREEMENT LEGAL_43503785.7 the Collateral, the Collateral (Lithia Canada Dealer) or any part thereof in favour of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien. Section 15.4 Notices: Effectiveness; Electronic Communication (1) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as-provided in Section 15.4(2)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or e-mail to the addresses or telecopier numbers specified elsewhere in this Agreement or, if to a Lender, to it at its address, e-mail address or telecopier number specified in the Register or, if to the Borrowers or an Obligor other than the Borrowers, in care of the Borrowers at: Lithia Master LP Company, LP 8885 Jane Street, Unit 2 Vaughan, Ontario L4K 2M6 Attention: Paul Mirretta-Barone Director, Corporate Finance E-mail: PaulBaronepbarone@lithia.com Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a business day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 15.4(2), shall be effective as provided therein. (2) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e- mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender of Loans to be made or Letters of Credit to be issued if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefore.

CREDIT AGREEMENT LEGAL_43503785.7 (3) Change of Address, etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. Section 15.5 Further Assurances The Borrowers shall from time to time promptly, upon the request of the Administrative Agent, take such action, and execute and deliver such further documents as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement. Section 15.6 Judgment Currency If for the purpose of obtaining judgment in any court it is necessary to convert any amount owing or payable to the Administrative Agent or the Lenders under this Agreement from the currency in which it is due (the “Agreed Currency”) into a particular currency (the “Judgment Currency”), the rate of exchange applied in that conversion shall be that at which the Administrative Agent, in accordance with its normal procedures, could purchase the Agreed Currency with the Judgment Currency at or about noon on the Business Day immediately preceding the date on which judgment is given. The obligation of the Applicable Borrowers in respect of any amount owing or payable under this Agreement to the Administrative Agent or Lenders in the Agreed Currency shall, notwithstanding any judgment and payment in the Judgment Currency, be satisfied only to the extent that the Administrative Agent, in accordance with its normal procedures, could purchase the Agreed Currency with the amount of the Judgment Currency so paid at or about noon on the next Business Day following that payment; and if the amount of the Agreed Currency which the Administrative Agent could so purchase is less than the amount originally due in the Agreed Currency, the Applicable Borrowers shall, as a separate obligation and notwithstanding the judgment or payment, indemnify the Administrative Agent and the Lenders against any loss. Section 15.7 Exercise of Rights, etc. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the exercise of any other right, remedy, power or privilege. Section 15.8 Expenses: Indemnity: Damage Waiver (1) Costs and Expenses. The Applicable Borrowers shall pay (a) all reasonable out-of- pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable out-of- pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (c) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan CREDIT AGREEMENT LEGAL_43503785.7 Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (2) Indemnification by the Applicable Borrowers. The Applicable Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any applicable Obligor arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non- consummation of the transactions contemplated hereby or thereby, (b) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any applicable Obligor, or any Environmental Liability related in any way to any applicable Obligor, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by an applicable Obligor and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Applicable Borrowers or any other applicable Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the applicable Obligor has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Sections 4.10, 4.11 and 15.8(1). (3) Reimbursement by Lenders. To the extent that the Applicable Borrowers for any reason fails to indefeasibly pay any amount required under Sections 15.8(1) or (2) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 15.8(3) are subject to the other provisions of this Agreement concerning several liability of the Lenders. (4) Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, the applicable Obligors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or

CREDIT AGREEMENT LEGAL_43503785.7 exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (5) Payments. All amounts due under this Section shall be payable promptly by the Applicable Borrowers after demand therefor. A certificate of the Administrative Agent or a Lender setting forth the amount or amounts owing to the Administrative Agent, Lender or a sub- agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Applicable Borrowers shall be conclusive absent manifest error. Section 15.9 Submission to Jurisdiction Each Obligor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction. Section 15.10 WAIVER OF JURY TRIAL EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. CREDIT AGREEMENT LEGAL_43503785.7 Section 15.11 Counterparts (1) Counterparts: Integration: Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 15.4, this Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. (2) Electronic Execution of Assignments. The words “execution”, “signed”, “signature”, and words of like import in any Loan Document or in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be. Section 15.12 Treatment of Certain Information: Confidentiality (1) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrowers and its obligations, (g) with the consent of the Borrowers, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than an Obligor. (2) For purposes of this Section, “Information” means all information received in connection with this Agreement from any Obligor relating to any Obligor or any of its

CREDIT AGREEMENT LEGAL_43503785.7 Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers. (3) In addition, and notwithstanding anything herein to the contrary, Administrative Agent may provide to the Loan Pricing Corporation and/or other recognized trade publishers information concerning Borrowers and the Credit Facilities of the nature customarily provided to the Loan Pricing Corporation and/or other recognized trade publishers of such information for general circulation in the loan market. (4) With the prior written consent of Master Borrower, Administrative Agent and the Lenders may reproduce, disclose and use customary information about Borrowers (including, without limitation, Borrowers’ name and any identifying logos) and the transactions herein contemplated to enable Administrative Agent and/or the Lenders to publish promotional “tombstones” and other forms of notices of the transactions contemplated herein in a manner and in media (including, without limitation, brochures and posting by Administrative Agent and the Lenders on their websites) as consented to by Master Borrower. [SIGNATURE PAGES FOLLOW] CREDIT AGREEMENT LEGAL_43503785.7 The parties have executed this Agreement. THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT By: Name: Title:

CREDIT AGREEMENT LEGAL_43503785.7 THE BANK OF NOVA SCOTIA, as a Lender and an L/C Issuer By: Name: Title: BANK OF MONTREAL, as a Lender By: Name: Title: ROYAL BANK OF CANADA, as a Lender By: Name: Title: THE TORONTO-DOMINION BANK, as a Lender By: Name: Title: BMW GROUP FINANCIAL SERVICES, a division of BMW CANADA INC. By: Name: Title: VW CREDIT CANADA, INC. Name: Title: CREDIT AGREEMENT LEGAL_43503785.7 LITHIA MASTER GP COMPANY, INC., in its own capacity and as general partner for LITHIA MASTER LP COMPANY, LP, AUTOWORKS MARKHAM GP, INC., in its own capacity and as general partner for AUTOWORKS MARKHAM, LP By: By: Name: Name: Title: Title: AUTOWORKS WOODBRIDGE GP, INC., in its own capacity and as general partner for AUTOWORKS WOODBRIDGE, LP CANADA-MC GP, INC. in its own capacity and as general partner for CANADA-MC, LP By: By: Name: Name: Title: Title: LITHIA CANADA LEASING GP, INC., in its own capacity and as general partner for LITHIA CANADA LEASING, LP GUELPH-S GP, INC. in its own capacity and as general partner for GUELPH-S, LP By: By: Name: Name: Title: Title: MARKHAM-B GP, INC., in its own capacity and as general partner for MARKHAM-B, LP MARKHAM-P GP, INC., in its own capacity and as general partner for MARKHAM-P, LP By: By: Name: Name: Title: Title: MISSISSAUGA-B GP, INC., in its own capacity and as general partner for MISSISSAUGA-B, LP MOTUS CAR RENTAL GP, INC., in its own capacity and as general partner for MOTUS CAR RENTAL, LP By: By: Name: Name: Title: Title:

CREDIT AGREEMENT LEGAL_43503785.7 NEWMARKET-A GP, INC., in its own capacity and as general partner for NEWMARKET-A, LP NEWMARKET-V GP, INC., in its own capacity and as general partner for NEWMARKET-V, LP By: By: Name: Name: Title: Title: VANCOUVER-MP GP, INC., in its own capacity and as general partner for VANCOUVER-MP, LP VAUGHAN-A GP, INC., in its own capacity and as general partner for VAUGHAN-A, LP By: By: Name: Name: Title: Title: VAUGHAN-P GP, INC., in its own capacity and as general partner for VAUGHAN-P, LP VAUGHAN-S GP, INC., in its own capacity and as general partner for VAUGHAN-S, LP By: By: Name: Name: Title: Title: WOODBRIDGE-MC GP, INC., in its own capacity and as general partner for WOODBRIDGE-MC, LP WOODBRIDGE-PA GP, INC., in its own capacity and as general partner for WOODBRIDGE-PA, LP By: By: Name: Name: Title: Title: RICHMOND HILL-H GP, INC., in its own capacity and as general partner for RICHMOND HILL-H, LP THORNHILL-H GP, INC., in its own capacity and as general partner for THORNHILL-H, LP By: By: Name: Name: Title: Title: CREDIT AGREEMENT LEGAL_43503785.7 THORNHILL-A GP, INC., in its own capacity and as general partner for THORNHILL-A, LP VAUGHAN-D GP, INC., in its own capacity and as general partner for VAUGHAN-D, LP By: By: Name: Name: Title: Title:

1.1(1) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(1) – Accordion Agreement Reference is made to the credit agreement made as of June 3rd, 2022 between, inter alios, Lithia Master LP Company, LP together with certain of its subsidiaries and affilates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned in the Credit Agreement. RECITALS: Pursuant to Section 2.6 of the Credit Agreement, the Master LP Borrowers wish to designate the Accordion Lender defined below as a Lender under the Credit Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Master LP Borrowers, the Lenders, the Administrative Agent and [] (the “Accordion Lender”), hereby agree as follows: 1. The Credit Agreement shall, henceforth from the date of the execution and delivery of this Accordion Agreement, be read and construed as if the Accordion Lender were party to the Credit Agreement having all the rights and obligations of a Lender under the Credit Agreement having the [Commitment/Applicable Percentage of the [Revolving /Wholesale Flooring A/Used Vehicle Flooring/Wholesale Leasing/Daily Rental] Facility Limit] set out in paragraph 2 below. Accordingly all references in any Credit Documents to (a) any “Lender” shall be treated as including a reference to the Accordion Lender and (b) the Credit Agreement shall be treated as a reference to the Credit Agreement as supplemented by this Accordion Agreement to the intent that this Accordion Agreement and the Credit Agreement shall be read and construed together as one single agreement. 2. [The Commitment with respect to of the Accordion Lender shall be $[] and Schedule 1.1(43) of the Credit Agreement shall be deemed to be amended accordingly. OR The Applicable Percentage of the [Commitment/Applicable Percentage of the [Revolving /Wholesale Flooring/Used Vehicle Flooring A/Wholesale Leasing/Daily Rental] Facility Limit] with respect to the Accordion Lender shall be []% and the related principal amount of the [Commitment/Applicable Percentage of the [Revolving /Wholesale Flooring/Used Vehicle Flooring A/Wholesale Leasing/Daily Rental] Facility Limit] of the Accordion Lender shall be $[], and Schedule 1.1(43) of the Credit Agreement shall be deemed to be amended accordingly.] 3. The Accordion Lender represents and warrants to each of the other parties to the Credit Agreement that it has been provided with a copy of the Credit Agreement. 4. The Accordion Lender irrevocably authorizes and directs the Administrative Agent, as its attorney and agent, with full power of substitution and delegation, to complete, execute and deliver on behalf of the Accordion Lender each Loan Document to be executed by it or on its behalf and each agreement, document and instrument to be executed by it or on 1.1(1) - 2 CREDIT AGREEMENT LEGAL_43503785.7 its behalf pursuant to each Loan Document, and to take such action on its behalf as may be authorized or directed pursuant to any such Loan Document. 5. This Accordion Agreement may be executed or executed electronically in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Transmission of an executed signature page of this Accordion Agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof. 6. This Accordion Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein. IN WITNESS WHEREOF, the parties hereto have caused this Accordion Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the _____________ day of _______________________, ________. LITHIA MASTER GP COMPANY, INC., IN ITS OWN CAPACITY AND AS GENERAL PARTNER OF LITHIA MASTER LP COMPANY, LP By: Name: Title: [INSERT NAMES OF OTHER BORROWERS] By: Name: Title: THE BANK OF NOVA SCOTIA, as Administrative Agent By: Name: Title:

[LENDERS]

By: ________________________________
Name:
Title:

[ACCORDION LENDER]

By: ________________________________
Name:
Title:

1.1(1) - 3 CREDIT AGREEMENT
LEGAL_43503785.7

Schedule 1.1(~~16~~17) – Applicable Percentage

Facility	The Bank of Nova Scotia	Bank of Montreal	Royal Bank of Canada	The Toronto-Dominion Bank	BMW Group Financial Services, a division of BMW Canada Inc.	VW Credit Canada, Inc.
Revolving Facility	[***]% $[***] of Revolving Facility Limit	[***]% $[***] of Revolving Facility Limit	[***]% $[***] of Revolving Facility Limit	[***]% $[***] of Revolving Facility Limit	[***]% $[***] of Revolving Facility Limit	[***]% $[***] of Revolving Facility Limit
Wholesale Flooring A and B Facility	[***]% $[***] of Wholesale Flooring A Facility Limit (together with $[***] Wholesale Flooring B Facility Limit carveout)	[***]% $[***] of Wholesale Flooring Facility Limit (together with $[***] Wholesale Flooring B Facility Limit carveout)	[***]% $[***] of Wholesale Flooring Facility Limit (together with $[***] Wholesale Flooring B Facility Limit carveout)	[***]% $[***] of Wholesale Flooring Facility Limit (together with $[***] Wholesale Flooring B Facility Limit carveout)	[***]% $[***] of Wholesale Flooring Facility Limit (together with $[***] Wholesale Flooring B Facility Limit carveout)	[***]% $[***] of Wholesale Flooring Facility Limit (together with $[***] Wholesale Flooring B Facility Limit carveout)
Used Vehicle Flooring Facility	[***]% $[***] of Used Vehicle Flooring Facility Limit	[***]% $[***] of Used Vehicle Flooring Facility Limit	[***]% $[***] of Used Vehicle Flooring Facility Limit	[***]% $[***] of Used Vehicle Flooring Facility Limit	[***]% $[***] of Used Vehicle Flooring Facility Limit	[***]% $[***] of Used Vehicle Flooring Facility Limit

1.1(~~14~~17) - 1 CREDIT AGREEMENT
LEGAL_43503785.7

. 1.1(1417) - 2 CREDIT AGREEMENT LEGAL_43503785.7 Wholesale Leasing Facility % $ of Wholesale Leasing Facility Limit % $ of Wholesale Leasing Facility Limit % $ of Wholesale Leasing Facility Limit % $ of Wholesale Leasing Facility Limit % $ of Wholesale Leasing Facility Limit % $ of Wholesale Leasing Facility Limit Daily Rental Facility % $ of Daily Rental Facility Limit % $ of Daily Rental Facility Limit % $ of Daily Rental Facility Limit % $ of Daily Rental Facility Limit % $ of Daily Rental Facility Limit % $ of Daily Rental Facility Limit 1.1(1619) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(1819) – Assignment and Assumption This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and among [Insert name of Assignor] (the “Assignor”), [Insert name of Assignee] (the “Assignee”) and Lithia Master LP Company, LP (the “Master Borrower”)2. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (b) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: 2. Assignee: [and is an Affiliate/Approved Fund of [identify Lender]3] 3. Borrowers(s): 4. Administrative Agent: The Bank of Nova Scotia, as the administrative agent under the Credit Agreement 5. Credit Agreement: Credit agreement dated as of June 3, 2022 among, inter alios, Lithia Master LP Company, LP and the other entities party thereto, as borrowers, The Bank of Nova Scotia, as 2 Master Borrower to be included as party if consent required 3 Select as applicable.

1.1(1619) - 2 CREDIT AGREEMENT LEGAL_43503785.7 Administrative Agent, and the other financial institutions parties thereto, as Lenders (as further amended from time to time, the “Credit Agreement”) 6. Assigned Interest: Facilities Assigned Aggregate Amount of Commitment/Loans for all Lenders4 Amount of Commitment/Loans Assigned3 Percentage Assigned of Commitment/Loans5 CUSIP Number (if appl $ $ % $ $ % $ $ % 7. Trade Date: ]6 [INTENTIONALLY LEFT BLANK] 4 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 6 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date. 1.1(1619) - 3 CREDIT AGREEMENT LEGAL_43503785.7 Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Name: Title: ASSIGNEE [NAME OF ASSIGNEE] By: Name: Title: [Consented to and] Accepted: THE BANK OF NOVA SCOTIA, as Administrative Agent By: Name: Title: LITHIA MASTER GP COMPANY, INC., in its capacity and as general partner of LITHIA MASTER LP COMPANY, LP as Master Borrower By: Name: Title:

1.1(1619) - 4 CREDIT AGREEMENT LEGAL_43503785.7 ANNEX 1 to Assignment and Assumption [ ]7 STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. (a) Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. (b) Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.4(2), Section 10.4(3) and Section 10.4(4) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the 7 Describe Credit Agreement at option of Administrative Agent. 1.1(1619) - 5 CREDIT AGREEMENT LEGAL_43503785.7 Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

Schedule 1.1(~~26~~27) – Branch of Account

Lender	**Branch of Account**
The Bank of Nova Scotia	120 King St. W, Suite 500 Hamilton, ON L8P 4V2 Attention: Jeff Cattrysse, Sabina Palka, Elaina Filice E-mail Address: jeffrey.cattrysse@scotiabank.com, sabina.palka@scotiabank.com, elaina.filice@scotiabank.com Facsimile Number: 800-520-0950
Bank of Montreal	525 8th Avenue SW, 12th Floor, Calgary AB, T2P 1G1 Attention: Mikael Sears E-mail Address: mikael.sears@bmo.com Facsimile Number: 403-234-163]
Royal Bank of Canada	RBC Automotive Finance 20 Bay Street, 4th floor Toronto, Ontario, M5J2N8 Attention: Paul Murphy E-mail Address: paul.murphy@rbc.com Facsimile Number: (416) 937 3119
The Toronto-Dominion Bank	TD West Tower 100 Wellington St. W, 29th Floor Toronto, Ontario M5K 1A2 Attention: Matt Van Beveren Director, Strategic Accounts – TD Auto Finance E-mail Address: matthew.vanbeveren@td.com

1.1(~~24~~27) - 1
CREDIT AGREEMENT
LEGAL_43503785.7

BMW Group Financial Services, a division of BMW Canada Inc.	BMW Canada Inc. 50 Ultimate Drive Richmond Hill, Ontario L4S 0C8 Attention: Commercial Finance Department cc. Legal Department E-mail: Jorge.rubio@bmwfs.com E-mail: Erin.baxendale@bmwfs.com
VW Credit Canada, Inc.	777 Bayly Street West Ajax, ON L1S 7G7 Attention: Karl-Étienne Piché E-mail Address: karl.piche@vwcredit.com E-mail Address: vcciwholesale@vwcredit.com Facsimile Number: (877) 549-8601 With a copy to: Attention: Kimberley Champagne E-mail Address: Kimberley.champagne@vwcredit.com Facsimile Number: (877) 549-8601

1.1(~~24~~27) - 2
CREDIT AGREEMENT
LEGAL_43503785.7

1.1(4354) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(5254) – Commitments Facility The Bank of Nova Scotia Bank of Montreal Royal Bank of Canada The Toronto- Dominion Bank BMW Group Financial Services, a division of BMW Canada Inc. VW Credit Canada, Inc. Total Revolving Facility $ $ $ $ $ $ $100,000,000 .00100,000,0 00 Wholesale Flooring A / B Facility $ (includes $ carveout for Wholesale Flooring B Facility) $ (includes $ carveout for Wholesale Flooring B Facility) $ (includes $ carveout for Wholesale Flooring B Facility) $ (includes $ carveout for Wholesale Flooring B Facility) $ (includes $ carveout for Wholesale Flooring B Facility) $ (includes $ carveout for Wholesale Flooring B Facility) $500,000,000 .00500,000,0 00 Used Vehicle Flooring Facility $ $ $ $ $ $ $100,000,000 .00100,000,0 00 Wholesale Leasing Facility $ $ $ $ $ $ $400,000,000 .00400,000,0 00 Daily Rental Facility $ $ $ $ $ $ $25,000,000. 0025,000,000 1.1(4354) - 2 CREDIT AGREEMENT LEGAL_43503785.7 Total $1,125,000,0 00.001,125,0 00,000

1.1(57) - 1 LEGAL_43503785.7 Schedule 1.1(5557) – Compliance Certificate Date: The Bank of Nova Scotia, as Administrative Agent Global Loan Syndications – Agency Services 40 Temperance Street, 6th Floor Toronto, Ontario M5H 0B4 Attn: Agency Services Email: agency.services@scotiabank.com Dear Sirs/Mesdames: Re: Lithia Master LP Company, LP [Fiscal Quarter/Fiscal Year] ended _________________. I, ________________________, in my capacity as ____________________________ of Lithia Master GP Company, Inc., the General Partner of Lithia Master LP Company, LP (“Master Borrower”), hereby certify on behalf of the Obligors and without personal liability that: 1. I am familiar with and have examined the provisions of the credit agreement made as of as of June 3rd, 2022 between, inter alios, Master Borrower. together with certain of its subsidiaries and affiliates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”) and have made such reasonable investigations of corporate records and reasonable inquiries of other officers and senior personnel of the Obligors as are sufficient to enable me to make an informed statement herein. Capitalized terms used and not defined in this certificate shall have the meanings given to them in the Credit Agreement and all section references, unless stated otherwise, shall be references to sections of the Credit Agreement. 2. Based on the foregoing: (a) the representations and warranties of the Obligors set forth in the Credit Agreement, other than those expressly stated to be made as of a specific date, are true and correct as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof (except to the extent of any breach of representation and warranty that constitutes a Default or Event of Default, a description of which is attached hereto);8 (b) no Default or Event of Default has occurred and is continuing on the date hereof [NTD: if there exists a Default or Event of Default, the officer shall set forth with reasonable detail the circumstances 8 Please attach replacement schedules hereto to the extent the representations and warranties are no longer true and correct. 1.1(57) - 2 LEGAL_43503785.7 and the steps taken or proposed to be taken to cure or remedy the Default or Event of Default]; and (c) no Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer) has occurred and is continuing on the date hereof [NTD: if there exists a Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer), the officer shall set forth with reasonable detail the circumstances and the steps taken or proposed to be taken to cure or remedy the Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer)];and (d) (c) the covenants contained in the Credit Agreement have not been breached and I am not aware of any financial or other information which leads me to believe that any of such covenants will be breached during the next Fiscal Quarter of the Borrowers. FINANCIAL COVENANTS (Section 10.3) 3. As of the end of the Fiscal Quarter ended (last day of most recently ended Fiscal Quarter) the Fixed Charge Coverage Ratio is __ : _ . 4. For the Fiscal Quarter period ended _________________(last day of most recently ended Fiscal Quarter): (a) Lease Adjusted Funded Debt is $_______________________ (b) EBITDAR is $_______________________ The Leverage Ratio (i.e., (a) to (b)), was _______:_______. 5. As of the end of the Fiscal Quarter ended (last day of most recently ended Fiscal Quarter) the Working Capital of each of the Lithia Canada Dealers is _______________. 56. Schedule “A” attached hereto sets forth financial data and computations evidencing the Obligor’s compliance with the covenants set out in paragraphs 3 and, 4 and 5 of this certificate, all of which data and computations are true, correct and complete. LITHIA MASTER GP COMPANY, INC., in its capacity and as general partner of LITHIA MASTER LP COMPANY, LP as Master Borrower By: Name: Title:

1.1(5978) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(7478) – Daily Rental Borrowing Base Certificate Date: The Bank of Nova Scotia, as Administrative Agent Global Loan Syndications – Agency Services 40 Temperance Street, 6th Floor Toronto, Ontario M5H 0B4 Attn: Agency Services Email: agency.services@scotiabank.com Dear Sirs/Mesdames: Re: Lithia Master LP Company, LP [Month] ended _________________. I, ________________________, in my capacity as ____________________________ of Lithia Master GP Company, Inc., the General Partner of Lithia Master LP Company, LP (“Master Borrower”), hereby certify on behalf of Daily Rental Borrower and without personal liability that: 1. I am familiar with and have examined the provisions of the credit agreement made as of June 3rd, 2022 between, inter alios, Master Borrower. together with certain of its subsidiaries and affiliates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”) and have made such reasonable investigations of corporate records and reasonable inquiries of other officers and senior personnel of the Obligors as are sufficient to enable me to make an informed statement herein. Capitalized terms used and not defined in this certificate shall have the meanings given to them in the Credit Agreement and all section references, unless stated otherwise, shall be references to sections of the Credit Agreement. 2. The Daily Rental Borrowing Base is:$____________________. 3. The Master Borrower hereby represents and warrants that this Certificate presents fairly the Daily Rental Borrowing Base and the amounts set forth herein are in compliance with the provisions of the Credit Agreement. 4. As of the date of hereof the Master Borrower confirms that: (i) no Default or Event of Default has occurred that is continuing and (ii) the representations and warranties set out in Article 9 of the Credit Agreement are true and correct. 5. Schedule “A” attached hereto is the Daily Rental Lease Management Report. All of the data and computations contained in the Daily Rental Lease Management Report are true, correct and complete. 1.1(5978) - 2 CREDIT AGREEMENT LEGAL_43503785.7 LITHIA MASTER GP COMPANY, INC., in its capacity and as general partner of LITHIA MASTER LP COMPANY, LP as Master Borrower By: Name: Title:

1.1(126149) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(142149) – Joinder Agreement BORROWER JOINDER AGREEMENT (To be used for Designated Subsidiaries) This Borrower Joinder Agreement (“Agreement”) dated as of _______________, 202___, is entered into by and among (a) Lithia Master LP Company, LP (the “Master Borrower” and together with certain of its subsidiaries and affiliates party to the Credit Agreement (as defined below) as borrowers, collectively, the “Borrowers” and each a “Borrower”), by its general partner Lithia Master GP Company, Inc. (together with the other parties to the Credit Agreementgeneral partners of Master LP Borrowers) in their capacity as general partners of the applicable Borrowersuch Master LP Borrowers, collectively, the “General Partners”) for the Master Borrower and on behalf of the other Master LP Borrowers) and applicable General Partners, (b) [NEW MASTER LP BORROWER], a [TYPE OF ENTITY] with its [chief executive office] located in the Province of [JURISDICTION OF ORGANIZATION] (“New Master LP Borrower”), (c) [NEW GENERAL PARTNER], the general partner of New Master LP Borrower, a [TYPE OF ENTITY] with its [chief executive office] located in the Province of [JURISDICTION OF ORGANIZATION] (“New General Partner”) and (d) The Bank of Nova Scotia, as agent (in such capacity, the “Agent”) for the Lenders (as defined below), who are parties to the Credit Agreement. RECITALS A. The Borrowers, by their respectivethe General Partners, the financial institutions which are from time to time parties thereto (collectively, the “Lenders” and each a “Lender”) and the Agent, have entered into a credit agreement made as of June 3rd, 2022 (as same may be amended, modified, supplemented or extended from time to time and any number of substitutions, renewals, restatements and replacements thereof or therefor, the “Credit Agreement”), pursuant to which the Lenders may extend credit to the Revolving Borrowers, the Wholesale Flooring A Borrowers, the Wholesale Flooring B Borrowers, the Used Vehicle Flooring Borrower, Wholesale Leasing BorrowerBorrowers and the Daily Rental BorrowerBorrowers from time to time. B. The Master LP Borrowers have executed (i) an omnibus general security agreement (the “Security Agreement”) creating a security interest in all of the personal property, assets and undertaking of each of the Master LP Borrowers in favour of the Agent for and on behalf of the Lenders, subject only to Permitted Liens, (ii) an omnibus assignment of insurance (the “Assignment”) transferring and assigning to the Agent for and on behalf of the Lenders each of the Assignors’ (as defined therein) interests as insureds in any and all policies of insurance with respect to the Collateral, and (iii) an omnibus unlimited guarantee and postponement of claim (the “Guarantee”) guaranteeing the due payment and performance to the Agent for and on behalf of the Lenders of all Obligations of the other Master LP Borrowers, each dated as of June 3, 2022. C. It is a condition of the Credit Agreement that New Master LP Borrower grant a first priority Lien (subject to Permitted Liens) in all of the personal property, assets and undertaking of such New Master LP Borrower, assign and transfer its interests as insured in any and all policies of insurance, and guarantee the Obligations of each other Master LP Borrower to the Agent and the Lenders. 1.1(126149) - 2 CREDIT AGREEMENT LEGAL_43503785.7 D. New Master LP Borrower also wishes to become a Borrower under the Credit Agreement under the [Revolving Facility, the Wholesale A Flooring Facility, the Used Vehicle Flooring Facility, Wholesale Leasing Facility and the Daily Rental Facility]. E. It is a condition of the Credit Agreement that New General Partner become a Borrower under the Credit Agreement. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Master LP Borrower and New General Partner agree as follows: 1. Joinder. New Master LP Borrower agrees that (a) it shall be a “Designated Subsidiary”, [“Daily Rental Borrower”,] [“Used Vehicle Flooring Borrower”,] [“Wholesale Flooring A Borrower”,] [“Wholesale Leasing Borrower”,] [“Revolving Borrower”,] “Borrower” and “Obligor”, (each as defined in the Credit Agreement and the other Loan Documents), shall be a “Debtor” (as defined in the Security Agreement), shall be an “Assignor” (as defined in the Assignment), and shall be a “Guarantor” (as defined in the Guarantee); and (b) all references to “Designated Subsidiary”, [“Daily Rental Borrower”,] [“Used Vehicle Flooring Borrower”,] [“Wholesale Flooring A Borrower”,] [“Wholesale Leasing Borrower”,] [“Revolving Borrower”,] “Borrower”, “ (as applicable), “Master LP Borrower”, “Guarantor”, “Debtor”, “Assignor”, Master LP Obligor” and “Obligor” (as applicable) in the Credit Agreement, Security Documents, Assignment, Guarantee and other Loan Documents shall be deemed to, and are hereby amended to, include and refer to New Master LP Borrower (as well as the other Persons to which the applicable term refers) from and after the date hereof. New Master LP Borrower hereby consents and agrees to all of the terms of the Credit Agreement and the other Loan Documents to which it is a party, and by execution of this Agreement hereby agrees that from and after the date hereof it shall be a party to and shall be bound by and liable for, each and all of the terms, restrictions, obligations, covenants and conditions of the Credit Agreement, Guarantee, Security Agreement, Assignment and the other Loan Documents which are applicable to a Designated Subsidiary, [“Daily Rental Borrower”,] [“Used Vehicle Flooring Borrower”,] [“Wholesale Flooring A Borrower”,] [“Wholesale Leasing Borrower”,] [“Revolving Borrower”,] “Master LP Borrower”, “Guarantor”, “Debtor”, “Assignor” and “Master LP Obligor”. New General Partner acknowledges and agrees that it is a “General Partner” under the Credit Agreement and agrees to be bound by the Credit Agreement as if it had been an original signatory thereto, effective as of the date hereof. All references in the Credit Agreement and the other Loan Documents to the term “General Partner” or “General Partners” shall be deemed to include New General Partner. Without limiting the generality of the foregoing, New General Partner hereby repeats and reaffirms all covenants, agreements, representations and warranties of the General Partners applicable to the Master LP Obligors contained in the Credit Agreement and the Loan Documents to which it is a party, in its own capacity. 2. Other Agreements. Without limiting the foregoing, New Master LP Borrower hereby: (a) assigns, pledges, and grants to Agent for its own benefit and the benefit of the Lenders, a security interest in all of its right, title, and interest in and to the Collateral (as defined in and in accordance with the Credit Agreement and Security Agreement) as security for all Obligations (as such term is defined in the Security Agreement); (b) guarantees and promises (jointly and severally with the other Guarantors) the prompt payment and performance to Agent and the Lenders, all Obligations of the other Master LP Borrowers to Agent and the Lenders in accordance with the Guarantee, (c) assigns, transfers to the Agent for its own benefit and the benefit of the Lenders, all

1.1(126149) - 3 CREDIT AGREEMENT LEGAL_43503785.7 of its interests as insured under any and all policies of insurance with respect to the Collateral), and (d) agrees that it shall be jointly and severally liable with the other Master LP Borrowers for payment and performance of all obligations of a Master LP Borrower under the Credit Agreement and the other Loan Documents to which it is a party. 3. Representations and Warranties. Each of New Master LP Borrower and New General Partner represents and warrants to Agent and the Lenders that the execution, delivery and performance by it of this Agreement, the Security Documents and the other Loan Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary or proper corporate, shareholder or other action, (c) do not conflict with, result in a breach or violation of, or constitute a default under, its constating documents, any unanimous shareholders’ agreement applicable to it or any Applicable Law, (d) do not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by any Material Contract, in each case, to the extent that such conflict, breach, termination, default or termination would reasonably be expected to have a Material Adverse Effect, and (e) do not and will not result in the creation of any Lien, except as set out in the Security Documents, upon any of its assets or properties under any Material Contract. 4. Counterparts. This Agreement may be executed in any number of counterparts and by electronic delivery and by different parties and separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic symbol or process attached to this Agreement and adopted by a party with the intent to sign this Agreement, including facsimile or email electronic signatures. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. 5. Definitions and Other Interpretive Provisions. Except as otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given to such terms therein. [NEW MASTER LP BORROWER] a [JURISDICTION] [TYPE OF ENTITY] [NEW GENERAL PARTNER] a [JURISDICTION] [TYPE OF ENTITY] By: By: Name: Tina Miller Name: Tina Miller Title: Authorized Agent Title: Chief Financial Officer 1.1(126149) - 4 CREDIT AGREEMENT LEGAL_43503785.7 THE BANK OF NOVA SCOTIA, as Administrative Agent LITHIA MASTER GP COMPANY, INC., an Alberta Corporation, as general partner of LITHIA MASTER LP COMPANY, LP By: By: Name: Name: Title: Title:

1.1(126149) - 5 CREDIT AGREEMENT LEGAL_43503785.7 BORROWER JOINDER AGREEMENT (To be used for Designated Subsidiaries (Lithia Canada Dealer)) This Borrower Joinder Agreement (“Agreement”) dated as of _______________, 202___, is entered into by and among (a) Lithia Master LP Company, LP (the “Master Borrower” and together with certain of its subsidiaries and affiliates party to the Credit Agreement (as defined below) as borrowers, collectively, the “Borrowers” and each a “Borrower”), by its general partner Lithia Master GP Company, Inc. (together with the general partners of Master LP Borrowers) in their capacity as general partners of the such Master LP Borrowers, collectively, the “General Partners”) for the Master Borrower and on behalf of the other Master LP Borrowers) and applicable General Partners, (b) [NEW BORROWER], a [TYPE OF ENTITY] with its [chief executive office] located in the Province of [JURISDICTION OF ORGANIZATION] (“New Borrower”), and (c) The Bank of Nova Scotia, as agent (in such capacity, the “Agent”) for the Lenders (as defined below), who are parties to the Credit Agreement. RECITALS A. The Borrowers, the General Partners, the financial institutions which are from time to time parties thereto (collectively, the “Lenders” and each a “Lender”) and the Agent, have entered into a credit agreement made as of June 3rd, 2022 (as same may be amended, modified, supplemented or extended from time to time and any number of substitutions, renewals, restatements and replacements thereof or therefor, the “Credit Agreement”), pursuant to which the Lenders may extend credit to the Revolving Borrowers, the Wholesale Flooring A Borrowers, the Wholesale Flooring B Borrowers, the Used Vehicle Flooring Borrower, Wholesale Leasing Borrowers and the Daily Rental Borrowers from time to time. B. The Lithia Canada Dealers have executed (i) an omnibus general security agreement (the “Security Agreement”) creating a security interest in all of the personal property, assets and undertaking of each of the Lithia Canada Dealers in favour of the Agent for and on behalf of the Lenders, subject only to Permitted Liens, (ii) an omnibus assignment of insurance (the “Assignment”) transferring and assigning to the Agent for and on behalf of the Lenders each of the Assignors’ (as defined therein) interests as insureds in any and all policies of insurance with respect to the Collateral (Lithia Canada Dealer), and (iii) an omnibus unlimited guarantee and postponement of claim (the “Guarantee”) guaranteeing the due payment and performance to the Agent for and on behalf of the Lenders of all Obligations (Lithia Canada Dealer) of the other Lithia Canada Dealers. C. It is a condition of the Credit Agreement that New Borrower grant a first priority Lien (subject to Permitted Liens) in all of the personal property, assets and undertaking of such New Borrower, assign and transfer its interests as insured in any and all policies of insurance, and guarantee the Obligations (Lithia Canada Dealer) of each other Lithia Canada Dealer to the Agent and the Lenders. D. New Borrower also wishes to become a Borrower under the Credit Agreement under the Wholesale Flooring B Facility. 1.1(126149) - 6 CREDIT AGREEMENT LEGAL_43503785.7 For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Borrower agrees as follows: 1. Joinder. New Borrower agrees that (a) it shall be a “Designated Subsidiary (Lithia Canada Dealer)”, “Wholesale Flooring B Borrower”, “Borrower” (as applicable), “Lithia Canada Dealer”, “Lithia Canada Obligor” and “Obligor” (as applicable), (each as defined in the Credit Agreement and the other Loan Documents), shall be a “Debtor” (as defined in the Security Agreement), shall be an “Assignor” (as defined in the Assignment), and shall be a “Guarantor” (as defined in the Guarantee);; and (b) all references to “Designated Subsidiary (Lithia Canada Dealer)”, “Borrower” (as applicable), “Guarantor”, “Debtor”, “Assignor”, “Lithia Canada Dealer”, “Lithia Canada Obligor” and “Obligor” (as applicable) in the Credit Agreement, Security Documents (Lithia Canada Dealer), Assignment, Guarantee and other Loan Documents applicable to Lithia Canada Dealers shall be deemed to, and are hereby amended to, include and refer to New Borrower (as well as the other Persons to which the applicable term refers) from and after the date hereof. New Borrower hereby consents and agrees to all of the terms of the Credit Agreement and the other Loan Documents to which it is a party, and by execution of this Agreement hereby agrees that from and after the date hereof it shall be a party to and shall be bound by and liable for, each and all of the terms, restrictions, obligations, covenants and conditions of the Credit Agreement, Guarantee, Security Agreement, Assignment and the other Loan Documents which are applicable to a Designated Subsidiary (Lithia Canada Dealer), “Wholesale Flooring B Borrower”, “Borrower” (but only as applicable to a Lithia Canada Dealer), “Guarantor”, “Debtor”, “Assignor”, “Lithia Canada Dealer”, “Lithia Canada Obligor” and “Obligor” (but only as applicable to a Lithia Canada Obligor). 2. Other Agreements. Without limiting the foregoing, New Borrower hereby: (a) assigns, pledges, and grants to Agent for its own benefit and the benefit of the Lenders, a security interest in all of its right, title, and interest in and to the Collateral (Lithia Canada Dealer) (as defined in and in accordance with the Credit Agreement and Security Agreement) as security for all Obligations (Lithia Canada Dealer) (as such term is defined in the Security Agreement); (b) guarantees and promises (jointly and severally with the other Guarantors) the prompt payment and performance to Agent and the Lenders, all Obligations (Lithia Canada Dealer) of the other Lithia Canada Dealers to Agent and the Lenders in accordance with the Guarantee, (c) assigns, transfers to the Agent for its own benefit and the benefit of the Lenders, all of its interests as insured under any and all policies of insurance with respect to the Collateral (Lithia Canada Dealer)), and (d) agrees that it shall be jointly and severally liable with the other Lithia Canada Dealers for payment and performance of all obligations of a Lithia Canada Dealer under the Credit Agreement and the other Loan Documents to which it is a party. 3. Financial Covenant. [Working Capital Financial Covenant to Be Added] 4. Representations and Warranties. Each of New Borrower represents and warrants to Agent and the Lenders that the execution, delivery and performance by it of this Agreement, the Security Documents (Lithia Canada Dealer) and the other Loan Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary or proper corporate, shareholder or other action, (c) do not conflict with, result in a breach or violation of, or constitute a default under, its constating documents, any unanimous shareholders’ agreement applicable to it or any Applicable Law, (d) do not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by any Material Contract, in each case, to the extent that such conflict, breach, termination, default or termination would reasonably be

1.1(126149) - 7 CREDIT AGREEMENT LEGAL_43503785.7 expected to have a Material Adverse Effect, and (e) do not and will not result in the creation of any Lien, except as set out in the Security Documents (Lithia Canada Dealer), upon any of its assets or properties under any Material Contract. 5. Counterparts. This Agreement may be executed in any number of counterparts and by electronic delivery and by different parties and separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic symbol or process attached to this Agreement and adopted by a party with the intent to sign this Agreement, including facsimile or email electronic signatures. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. 6. Definitions and Other Interpretive Provisions. Except as otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given to such terms therein. [NEW BORROWER] By: _____________________________ Name: Title: THE BANK OF NOVA SCOTIA, as Administrative Agent LITHIA MASTER GP COMPANY, INC., an Alberta Corporation, as general partner of LITHIA MASTER LP COMPANY, LP By: By: Name: Name: Title: Title: 1.1(126194) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(179195) – Officer’s Certificate OFFICER'S CERTIFICATE (Permitted Debt - Section 10.2(3)/Permitted Distributions - Section 10.2(4)/ Permitted Investments – Section 10.2(10)/Mandatory Prepayment (Insurance Proceeds) – Section 5.5/Permitted Dispositions – Section 10.2(1)/Permitted Expenditures – Section 10.2(11) / Permitted Reorganization – Section 10.2(2)) [DATE] I, ______________ , hereby certify that I am the duly appointed ________________________ of LITHIA MASTER GP COMPANY, INC., an Alberta corporation and the General Partner of LITHIA MASTER LP COMPANY, LP, an Alberta limited partnership (“Master Borrower”). Capitalized terms used herein but not defined herein shall have the meanings given to them in the credit agreement made as of June 3rd, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among, inter alios, Master Borrower, certain Subsidiaries and Affiliates of Master Borrower, The Bank of Nova Scotia, as Administrative Agent for the Lenders, and the other parties thereto. of the Credit Agreement, I further certify on behalf of Master Borrower to Administrative Agent as follows: 1. [Insert description of Event]. 2. Each of the following conditions have been or will be satisfied as of the date of the [Event] (the “Event”): a. [Master Borrower] [Lithia New Dealers] will be in compliance with the applicable Financial Covenants in the Credit Agreement both before and after giving effect to the Event. b. The Board of Directors (or other Persons exercising similar functions) of each of the sellers has not disapproved the transaction or recommended that such transaction be disapproved. [NTD: Permitted Acquisition Only] c. All applicable representations and warranties in the Credit Agreement will be true and correct as of the date of the Event and [no Default or Event of Default] [, Default (Lithia Canada Dealer) or Event of Default (Lithia Canada Dealer)] will have occurred and be continuing or will exist after giving effect to the Event. [Remainder of this page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the date first set forth above.

LITHIA MASTER GP COMPANY, INC., in its capacity and as general partner of LITHIA MASTER LP COMPANY, LP as Master Borrower

By: ________________________________
Name:
Title:

1.1(~~163~~194) - 1 CREDIT AGREEMENT
LEGAL_43503785.7

Schedule 1.1(~~203~~220) – Revolving Borrowers

1. Lithia Master LP Company, LP.
2. Autoworks Markham, LP
3. Autoworks Woodbridge, LP
4. Canada-MC, LP
5. Guelph-S, LP
6. Lithia Canada Leasing, LP
7. Markham-B, LP
8. Markham-P, LP
9. Mississauga-B, LP
10. Motus Car Rental, LP
11. Newmarket-A, LP
12. Newmarket-V, LP
13. Richmond Hill-H, LP
14. Thornhill-A, LP
15. Thornhill-H, LP
16. Vancouver-MP, LP
17. Vaughan-A, LP
18. Vaughan-B, LP
19. Vaughan-D, LP
19. Vaughan-P, LP
20. Vaughan-S, LP
21. Woodbridge-MC, LP
22. Woodbridge-PA, LP

1.1(219) - 1 CREDIT AGREEMENT
LEGAL_43503785.7

1.1(188221) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(205222) – Revolving Borrowing Base Certificate Date: The Bank of Nova Scotia, as Administrative Agent Global Loan Syndications – Agency Services 40 Temperance Street, 6th Floor Toronto, Ontario M5H 0B4 Attn: Agency Services Email: agency.services@scotiabank.com Dear Sirs/Mesdames: Re: Lithia Master LP Company, LP [Month] ended _________________. I, ________________________, in my capacity as ____________________________ of Lithia Master GP Company, Inc., the General Partner of Lithia Master LP Company, LP (“Master Borrower”), hereby certify on behalf of the Revolving Borrowers and without personal liability that: 1. I am familiar with and have examined the provisions of the credit agreement made as of June 3rd, 2022 between, inter alios, Master Borrower, together with certain of its subsidiaries and affilates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”) and have made such reasonable investigations of corporate records and reasonable inquiries of other officers and senior personnel of the Obligors as are sufficient to enable me to make an informed statement herein. Capitalized terms used and not defined in this certificate shall have the meanings given to them in the Credit Agreement and all section references, unless stated otherwise, shall be references to sections of the Credit Agreement. 2. The following calculations as presented in the attached Exhibit “A” determine the Revolving Borrowing Base in accordance with the relevant definitions as set forth in the Credit Agreement and the other Loan Documents. 3. The Master Borrower hereby represents and warrants that this Certificate presents fairly the Revolving Borrowing Base and the amounts set forth herein are in compliance with the provisions of the Credit Agreement. 4. As of the date of hereof the Master Borrower confirms that: (i) no Default or Event of Default has occurred that is continuing and (ii) the representations and warranties set out in Article 9 of the Credit Agreement are true and correct. 1.1(188221) - 2 CREDIT AGREEMENT LEGAL_43503785.7 LITHIA MASTER GP COMPANY, INC., in its capacity and as general partner of LITHIA MASTER LP COMPANY, LP as Master Borrower By: Name: Title:

1.1(188221) - 3 CREDIT AGREEMENT LEGAL_43503785.7 Exhibit A See Attached 1.1(215255) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(238256) – Used Vehicle Flooring Borrowing Base Certificate Date: The Bank of Nova Scotia, as Administrative Agent Global Loan Syndications – Agency Services 40 Temperance Street, 6th Floor Toronto, Ontario M5H 0B4 Attn: Agency Services Email: agency.services@scotiabank.com Dear Sirs/Mesdames: Re: Lithia Master LP Company, LP [Month] ended _________________. I, ________________________, in my capacity as ____________________________ of Lithia Master GP Company, Inc., the General Partner of Lithia Master LP Company, LP (“Master Borrower”), hereby certify on behalf of the Used Vehicle Flooring Borrower and without personal liability that:: 1. I am familiar with and have examined the provisions of the credit agreement made as of June 3rd, 2022 between, inter alios, Master Borrower. together with certain of its subsidiaries and affilates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”) and have made such reasonable investigations of corporate records and reasonable inquiries of other officers and senior personnel of the Obligors as are sufficient to enable me to make an informed statement herein. Capitalized terms used and not defined in this certificate shall have the meanings given to them in the Credit Agreement and all section references, unless stated otherwise, shall be references to sections of the Credit Agreement. 2. The Used Vehicle Flooring Borrowing Base is:$____________________. 3. The Master Borrower hereby represents and warrants that this Certificate presents fairly the Used Vehicle Flooring Borrowing Base and the amounts set forth herein are in compliance with the provisions of the Credit Agreement. 4. As of the date of hereof the Master Borrower confirms that: (i) no Default or Event of Default has occurred that is continuing and (ii) the representations and warranties set out in Article 9 of the Credit Agreement are true and correct. 5. Schedule “A” attached hereto sets forth financial data and computations evidencing the Obligor’s compliance with the covenants set out in paragraph 2 of this certificate, all of which data and computations are true, correct and complete.

LITHIA MASTER GP COMPANY, INC., in its capacity and as general partner of LITHIA MASTER LP COMPANY, LP as Master Borrower

By: ______________________________
Name:
Title:

1.1(~~215~~255) - 2
CREDIT AGREEMENT
LEGAL_43503785.7

Schedule 1.1(~~246~~265) – Wholesale Flooring A Borrowers and Wholesale Flooring B Borrowers

Wholesale Flooring A Borrowers

Guelph-S, LP

Markham-B, LP

Markham-P, LP

Mississauga-B, LP

Newmarket-A, LP

Newmarket-V, LP

Thornhill-A, LP

Thornhill-H, LP

Vancouver-MP, LP

Vaughan-A, LP

Vaughan-P, LP

Woodbridge-MC, LP

Woodbridge-PA, LP

Wholesale Flooring B Borrowers

L871, Inc.

1.1(~~222~~264) - 1
CREDIT AGREEMENT
LEGAL_43503785.7

1.1(232277) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 1.1(256278) – Wholesale Leasing Borrowing Base Certificate Date: The Bank of Nova Scotia, as Administrative Agent Global Loan Syndications – Agency Services 40 Temperance Street, 6th Floor Toronto, Ontario M5H 0B4 Attn: Agency Services Email: agency.services@scotiabank.com Dear Sirs/Mesdames: Re: Lithia Master LP Company, LP [Month] ended _________________. I, ________________________, in my capacity as ____________________________ of Lithia Master GP Company, Inc., the General Partner of Lithia Master LP Company, LP (“Master Borrower”), hereby certify on behalf of Wholesale Leasing Borrower and without personal liability that:: 1. I am familiar with and have examined the provisions of the credit agreement made as of June 3rd, 2022 between, inter alios, Master Borrower. together with certain of its subsidiaries and affilates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”) and have made such reasonable investigations of corporate records and reasonable inquiries of other officers and senior personnel of the Obligors as are sufficient to enable me to make an informed statement herein. Capitalized terms used and not defined in this certificate shall have the meanings given to them in the Credit Agreement and all section references, unless stated otherwise, shall be references to sections of the Credit Agreement.. 2. The Wholesale Leasing Borrowing Base is:$____________________. 3. The Master Borrower hereby represents and warrants that this Certificate presents fairly the Wholesale Leasing Borrowing Base Base and the amounts set forth herein are in compliance with the provisions of the Credit Agreement. 4. As of the date of hereof the Master Borrower confirms that: (i) no Default or Event of Default has occurred that is continuing and (ii) the representations and warranties set out in Article 9 of the Credit Agreement are true and correct. 5. Schedule “A” attached hereto is the Wholesale Lease Management Report. All of the data and computations contained in the Wholesale Lease Management Report are true, correct and complete. LITHIA MASTER GP COMPANY, INC., in its capacity and as general 1.1(232277) - 2 CREDIT AGREEMENT LEGAL_43503785.7 partner of LITHIA MASTER LP COMPANY, LP as Master Borrower By: Name: Title

3.1(1)(a) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 3.1(1)(a) – Notice of Requested Borrowing Date: The Bank of Nova Scotia, as Administrative Agent Global Wholesale Operations – Loan Administration 150 King Street West, 6th Floor Toronto, ON, M5H 1J9 Attn: Manager Email: CorporateLending.AgencyOps@scotiabank.com Dear Sirs/Mesdames: We refer to Section 3.1(1)(a) of the credit agreement made as of June 3rd, 2022 between, inter alios, Lithia Master LP Company, LP together with certain of its subsidiaries and affiliates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement. We hereby confirm our request for a Borrowing under [Revolving /Wholesale Flooring A/Used Vehicle Flooring/Wholesale Leasing/Daily Rental] Facility as follows: (a) Prime Loan for drawdown on ____________ in the amount of Cdn$______________. (b) Term CORRA Loan for drawdown on ____________ in the amount of Cdn$____________ for a Canadian Available Tenor of [1 month / 3 months]. (c) Daily Compounded CORRA Loan for drawdown on ____________ in the amount of Cdn$__________________ for a Canadian Available Tenor of [1 month / 3 months] [We hereby confirm our request for an issue of Letters of Credit. See attached applications] [Insert payment instructions if payment to be made other than to applicable Borrowers’ Account] The Borrowers hereby represent and warrant that the conditions contained in Section 8.2 of the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to the Borrowing requested herein on the applicable Drawdown Date. 3.1(1)(a) - 2 CREDIT AGREEMENT LEGAL_43503785.7 Yours truly, [BORROWER(S)] By: _______________________________ Name: Title:

3.3(3)(b) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 3.3(3)(b) – Letter of Credit Extension Request Date: The Bank of Nova Scotia, as Administrative Agent Global Wholesale Operations – Loan Administration 150 King Street West, 6th Floor Toronto, ON, M5H 1J9 Attn: Manager Email: CorporateLending.AgencyOps@scotiabank.com Dear Sirs/Mesdames: We refer to Section 3.3(3)(b) of the credit agreement made as of June 3rd, 2022 between, inter alios, Lithia Master LP Company, LP together with certain of its subsidiaries and affiliates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement. We hereby confirm that: (a) [we wish extension(s) of the maturity date(s) of the following Letter(s) of Credit (i) Letter of Credit No. _____________. (ii) Beneficiary ____________________________________. (iii) Amount Cdn$____________________. (iv) Expiry Date __________________________] [Repeat for each instrument to be replaced.] (b) each such Letter of Credit will continue to be subject to the terms and conditions of any agreements applicable to that Letter of Credit.] [or] [(a) we wish to amend Letter(s) of Credit No. _________ as follows: [NTD: insert description of requested amendment(s)]] The Borrowers hereby represent and warrant that the conditions contained in Section 8.2 of the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such Letter of Credit Extension Request. 3.3(3)(b) - 2 CREDIT AGREEMENT LEGAL_43503785.7 Yours truly, [BORROWER (S)] By: _______________________________ Name: Title:

Schedule 3.3(11) – Existing L/Cs

Borrower	Current Limit	Beneficiary
Vancouver-MP, LP	$20,000.00	Registrar of Motor Vehicle Sales Authority of BC
Lithia Canada Leasing, LP	$10,000.00	Registrar of Motor Vehicle Sales Authority of BC
Lithia Master LP Company, LP	$50,000.00	City of Markham
Lithia Master LP Company, LP	$107,426.00	Regional Municipality of York
Lithia Master LP Company, LP	$7,000.00	Town of Newmarket
Lithia Master LP Company, LP	$211,080.00	Town of Newmarket

3.3(11) - 1
CREDIT AGREEMENT
LEGAL_43503785.7

Schedule 3.4 – Conversion Option Notice

Date:

The Bank of Nova Scotia, as Administrative Agent
Global Wholesale Operations – Loan Administration
150 King Street West, 6th Floor
Toronto, ON, M5H 1J9

Attn: Manager
Email: CorporateLending.AgencyOps@scotiabank.com

Dear Sirs/Mesdames:

We refer to Section 3.4 of the credit agreement made as of June 3rd, 2022 between, *inter alios*, Lithia Master LP Company, LP together with certain of its subsidiaries and affilates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the "**Credit Agreement**"). Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement.

We hereby give notice of our irrevocable request for a conversion of Borrowings under [**Revolving /Wholesale Flooring A/Wholesale Flooring B/Used Vehicle Flooring/Wholesale Leasing/Daily Rental]** Facility in the amount of Cdn$__________ outstanding by way of **[Prime Loans/CORRA Loans]** into corresponding Borrowings by way of **[Prime Loans/CORRA Loans]** on the __________ day of ______________, 20____. **[The last day of the relevant Contract Period for the CORRA Loans is the _____ day of ______, 20 __.]**

We wish to convert the following Borrowings on: ___/_____/_____.
Day Month Year

Type of Borrowing Outstanding	Amount to be Converted	Type of Borrowing Requested by Conversion
Prime Loans	Cdn$	Term CORRA Loans
Prime Loans	Cdn$	Daily Compounded CORRA Loans
Term CORRA Loans	Cdn$	Prime Loans
Term CORRA Loans	Cdn$	Daily Compounded CORRA Loans
Daily Compounded CORRA Loans	Cdn$	Prime Loans

3.4 - 1
CREDIT AGREEMENT
LEGAL_43503785.7

3.4 - 2 CREDIT AGREEMENT LEGAL_43503785.7 Daily Compounded CORRA Loans Cdn$ Term CORRA Loans The new Canadian Available Tenor if converting to Term CORRA Loans shall be [1 month / 3 months] The new Canadian Available Tenor if converting to Daily Compounded CORRA Loans shall be [1 month / 3 months] The Borrowers hereby represent and warrant that the conditions contained in Section 8.2 of the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such Conversion on the applicable Conversion Date. Yours truly, [BORROWER(S)] By: Name: Title: 5.6 - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 5.6 – Notice of Repayment Date: The Bank of Nova Scotia, as Administrative Agent Global Wholesale Operations – Loan Administration 150 King Street West, 6th Floor Toronto, ON, M5H 1J9 Attn: Manager Email: CorporateLending.AgencyOps@scotiabank.com Dear Sirs/Mesdames: We refer to Section 5.6 of the credit agreement made as of June 3rd, 2022 between, inter alios, Lithia Master LP Company, LP together with certain of its subsidiaries and affiliates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement. We hereby give you irrevocable notice that we shall repay certain of the Borrowings under [Revolving /Wholesale Flooring A/Wholesale Flooring B/Used Vehicle Flooring/Wholesale Leasing/Daily Rental] Facility as follows (repeat for each Borrowing to be repaid): 4. 1. Date of repayment ________/________/________ (not less than one (1) Business Day) Day Month Year 5. 2. Aggregate amount of repayment of $____________________ in accordance with the following: Prime Loans of Cdn$ ______________________________ Term CORRA Loans of Cdn$ ______________________________ Daily Adjusted CORRA Loans of Cdn$ ______________________________ Yours truly, [BORROWER(S)] By: _______________________________ Name: Title:

5.8 - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 5.8 – Notice of Cancellation of Credit Facility Date: The Bank of Nova Scotia, as Administrative Agent Global Wholesale Operations – Loan Administration 150 King Street West, 6th Floor Toronto, ON, M5H 1J9 Attn: Manager Email: CorporateLending.AgencyOps@scotiabank.com Dear Sirs/Mesdames: We refer to Section 5.8 of the credit agreement made as of June 3rd, 2022 between, inter alios, Lithia Master LP Company, LP together with certain of its subsidiaries and affiliates, as borrowers, The Bank of Nova Scotia, as Administrative Agent, and the Lenders party thereto from time to time, (as amended, restated, supplemented, replaced and otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement. We hereby give you notice of cancellation and reduction in the amount of Cdn$____________ of the [Revolving /Wholesale Flooring A/Wholesale Flooring B/Used Vehicle Flooring/Wholesale Leasing/Daily Rental] Facility [Limit/Commitment] effective as at ___________________________ [insert date, which shall be no earlier than 5 Business Days after the date on which this Notice of Cancellation is received by the Administrative Agent]. Following such cancellation, the [Revolving /Wholesale Flooring A/Wholesale Flooring B/Used Vehicle Flooring/Wholesale Leasing/Daily Rental] Facility [Limit/Commitment] shall be Cdn$____________. Yours truly, [BORROWER(S)] By:___________________________ Name: Title: 9.1(8) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 9.1(8) – Owned Property / Owned Property (Lithia Canada Dealer) Nil.

Schedule 9.1(9) – Real Property Leases / Real Property Leases (Lithia Canada Dealer)

	Municipal Address	Lessee	Lessor
1.	33 Auto Park Circle, Woodbridge, Ontario	Woodbridge-MC, LP	Lithia Canada Real Estate, Inc.
2.	4505 Dixie Road, Mississauga, Ontario	Mississauga-B, LP	Lithia Canada Real Estate, Inc.
3.	101 Auto Park Cir, Woodbridge, ON	Woodbridge-PA, LP Autoworks Woodbridge, LP Lithia Canada Leasing, LP Woodbridge-MC, LP	Lithia Canada Real Estate, Inc.
4.	12 Wilbert Street, Guelph, Ontario	Guelph-S, LP	Lithia Canada Real Estate, Inc.
5.	115 Auto Park Circle, Woodbridge ON	Vaughan-A, LP and Vaughan-D, LP	Lithia Canada Real Estate, Inc.
6.	16775 Leslie St, Newmarket, ON	Newmarket-A, LP	Lithia Canada Real Estate, Inc.
7.	16885 Leslie St, Newmarket, ON	Newmarket-V, LP	Lithia Canada Real Estate, Inc.
8.	16821/16831 Leslie St, Newmarket, ON	Newmarket-A, LP Newmarket-V, LP	Lithia Canada Real Estate 2 Inc.
9.	1711 West 2nd Avenue, Vancouver, BC	Lithia Canada Real Estate, Inc. Sublease or other agreement with Vancouver-MP, LP and Woodbridge-PA, LP to use space	David Ratner
10.	1725 West 2nd Avenue, Vancouver, BC	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Vancouver-MP, LP and Woodbridge-PA, LP to use space	David Ratner
11.	214 Courtland Avenue, Vaughan, Ontario	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Autoworks	N.H.D. Developments Limited

9.1(9) - 1
CREDIT AGREEMENT
LEGAL_43503785.7

		Woodbridge, LP to use space	
12.	105 & 131 Four Valley Dr., Concord, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Vaughan-P, LP to use space	Playacor Holdings Ltd.
13.	9088 Jane St, Concord, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Vaughan-A, LP and Vaughan-S, LP to use space	Automotive Properties Limited Partnership
14.	5539-6 St SE, Calgary, AB	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Vancouver-MP, LP and Lithia Canada Leasing, LP to use space	J.K. Molnar (International) Inc.
15.	8111 Kennedy Road, Markham, Ontario	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Markham-B, LP to use space	8111 Kennedy Markham Inc.
16.	Unit 1, 78 Trowers Road, Woodbridge, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Woodbridge-MC, LP to use space	DASS Investments Holdings Inc.
17.	9001 Jane Street, Vaughan, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Vaughan-A, LP to use space	Lorwood Holdings Inc.
18.	8590 McCowan Rd., Unionville, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with	The Cadillac Fairview Corporation Ltd.

9.1(9) - 2
CREDIT AGREEMENT
LEGAL_43503785.7

		Markham-P, LP to use space	
19.	7997 Kennedy Rd, Unionville, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Markham-B, LP to use space	Sub-Landlord: 2122192 Ontario Inc. Property Owner: 1788289 Ontario Inc.
20.	800 Rodick Rd, Markham, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Markham-B, LP to use space	Zoom Parking Markham
21.	71 Four Valley Dr., Concord, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Vaughan-P, LP to use space	Danaher Canada Partnerships Inc.
22.	189 Bullock Dr, Markham, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Autoworks Markham, LP to use space	PS Canada Company Two ULC
23.	8240 Woodbine Ave, Markham, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Markham-B, LP to use space	Tallman Truck Centre
24.	535 Hornby St, Vancouver, BC	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Vancouver-MP, LP to use space	Easy Park
25.	1-89 Connie Crescent, Concord, ON	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Markham-P, LP, Vaughan-P, LP, and	Condor Properties Ltd.

9.1(9) - 3
CREDIT AGREEMENT
LEGAL_43503785.7

		Vaughan-A, LP to use space	
26.	8885 Jane Street, Concord, ON L4K 2M6	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Richmond Hill-H, LP	Jane-Locke Properties Inc.
27.	88 Steeles Avenue West, Thornhill, ON L4J 1A1	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with Thornhill-H, LP	1306497 Ontario Inc.
28.	2655 Fourteenth Ave., Markham, ON L4J 1A1	Thornhill-A, LP	Lithia Canada Real Estate, Inc.
29.	3790 Highway No. 7, Vaughan, ON L4L 1A6	Lithia Canada Real Estate, Inc. Sub-lease or other agreement with L817 Inc. to use space	PEM (Weston) Limited Partnership

9.1(9) - 4
CREDIT AGREEMENT
LEGAL_43503785.7

9.1(11) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 9.1(11) – Location of Assets, Places of Business Chief Executive Office for all Obligors, except Vaughan-D, LP and Vaughan D- GP, Inc.: 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Chief Executive Office for Vaughan-D, LP and Vaughan D-GP, Inc. 115 Auto Park Circle, Woodbridge, Ontario, L4L 8R1 Registered Office for all Obligors, except Thornhill-H, LP and, Thornhill H-GP, Inc. and L817, Inc. 4200 Bankers Hall West 888 - 3rd Street S.W. Suite 4000, 421 – 7th Ave SW, Calgary, Alberta T2P 4K95C5 Registered Office of Thornhill-H, LP and Thornhill H-GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Registered Office of L817, Inc. 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1B9 Jurisdiction of formation of all Obligors except Thornhill-H, LP and, Thornhill H- GP, Inc. and L817, Inc. Alberta Jurisdiction of formation of Thornhill-H, LP and, Thornhill H-GP, Inc. and L817, Inc. Ontario Name of Obligor(s) Principal place of business and other places of business or Asset locations L817, Inc. 3790 Highway No. 7, Vaughan, ON L4L 1A6 Autoworks Markham, LP 189 Bullock Dr, Markham, Ontario Autoworks Markham GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Autoworks Woodbridge, LP 101 Auto Park Circle, Woodbridge, Ontario 214 Courtland Avenue, Vaughan, Ontario Autoworks Woodbridge GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Canada-MC, LP 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Canada-MC GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Guelph-S, LP 12 Wilbert Street, Guelph, Ontario Guelph-S GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Lithia Canada Leasing, LP 101 Auto Park Circle, Woodbridge, Ontario 5539-6 St SE, Calgary, AB Lithia Canada Leasing GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Lithia Master LP Company, LP 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 9.1(11) - 2 CREDIT AGREEMENT LEGAL_43503785.7 Lithia Master GP Company, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Markham-B, LP 8111 Kennedy Road, Markham, Ontario 7997 Kennedy Rd, Unionville, Otario 800 Rodick Rd, Markham, Ontario 8240 Woodbine Ave, Markham, Ontario Markham-B GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Markham-P, LP 8590 McCowan Rd., Unionville, Ontario 1-89 Connie Crescent, Concord, Ontario Markham-P GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Mississauga-B, LP 4505 Dixie Road, Mississauga, Ontario Mississauga-B GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Motus Car Rental, LP 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Motus Car Rental GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Newmarket-A, LP 16775 Leslie St, Newmarket, Ontario 16885 Leslie St, Newmarket, Ontario 16821/16831 Leslie St, Newmarket, Ontario Newmarket-A GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Newmarket-V, LP 16885 Leslie St, Newmarket, Ontario 16821/16831 Leslie St, Newmarket, Ontario Newmarket-V GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Richmond Hill-H, LP Unit 1, 8885 Jane Street, Concord, Ontario L4K 2M6 Richmond Hill-H GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Thornhill-A, LP 88 Steeles Avenue West, Thornhill, Ontario L4J 1A1 2655 Fourteenth Ave, Markham, ON L3R 0H4 Thornhill A-GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Thornhill-H, LP 88 Steeles Avenue West, Thornhill, Ontario L4J 1A1 Thornhill-H GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Vancouver-MP, LP 1711 West 2nd Avenue, Vancouver, British Columbia 1725 West 2nd Avenue, Vancouver, British Columbia

9.1(11) - 3 CREDIT AGREEMENT LEGAL_43503785.7 5539-6 St SE, Calgary, Alberta 535 Hornby St, Vancouver, British Columbia Vancouver-MP GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Vaughan-A, LP 115 Auto Park Circle, Woodbridge Ontario L4K 2M6 9088 Jane St, Concord, Ontario 9001 Jane Street, Vaughan, Ontario 1-89 Connie Crescent, Concord, Ontario Vaughan-A GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Vaughan-D, LP 115 Auto Park Circle, Woodbridge, Ontario L4L 8R1 Vaughan D-GP, Inc. 115 Auto Park Circle, Woodbridge, Ontario L4L 8R1 Vaughan-P, LP 105 & 131 Four Valley Dr., Concord, Ontario 71 Four Valley Dr., Concord, Ontario 1-89 Connie Crescent, Concord, Ontario Vaughan-P GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Vaughan-S, LP 9088 Jane St, Concord, Ontario Vaughan-S GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Woodbridge-MC, LP 33 Auto Park Circle, Woodbridge, Ontario 101 Auto Park Cir, Woodbridge, ON Unit 1, 78 Trowers Road, Woodbridge, ON Woodbridge-MC GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 Woodbridge-PA, LP 101 Auto Park Circle, Woodbridge, Ontario 1711 West 2nd Avenue, Vancouver, British Columbia 1725 West 2nd Avenue, Vancouver, British Columbia Woodbridge-PA GP, Inc. 8885 Jane St, Suite 200, Vaughan, Ontario L4K 2M6 9.1(17) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 9.1(17) – Canadian Benefit and Pension Plans Nil.

9.1(18) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 9.1(18) – Labour Matters Nil. 9.1(20) - 1 CREDIT AGREEMENT LEGAL_43503785.7 Schedule 9.1(20) – Corporate Organization See Attached.